PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-217309

21,000,000 Shares

HEALTHLYNKED CORP.

Common Stock

This prospectus relates to shares of common stock of HealthLynked Corp. that may be sold by the selling stockholder identified in this prospectus. The shares of common stock offered under this prospectus by the selling stockholder are issuable to Iconic Holdings LLC, or Iconic, pursuant to an investment agreement between Iconic and ourselves entered into in July 2016 and amended in March 2017 and May 2020. We are registering the offer and sale of the shares to satisfy registration rights we have granted. We will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock, including through its broker, Wilson-Davis & Co., Inc, a FINRA member and registered broker dealer, in the section titled “Plan of Distribution.” Iconic is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with sales of shares offered pursuant to this prospectus. We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock has been traded on the OTCQB under the symbol “HLYK” since May 10, 2017. The last reported sale price of our common stock on the OTCQB on May 27, 2020 was $0.088.

In addition, we qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933 and, as such, are allowed to provide in this prospectus more limited disclosures than an issuer that would not so qualify. Furthermore, for so long as we remain an emerging growth company, we will qualify for certain limited exceptions from investor protection laws such as the Sarbanes Oxley Act of 2002 and the Investor Protection and Securities Reform Act of 2010. Please read “Risk Factors” and “Prospectus Summary—Emerging Growth Company Status.”

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2020

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless the context provides otherwise, the terms “HealthLynked,” “HLKD,” “HLYK,” the” Company,” “we,” “us,” and “our” refer to HealthLynked Corp.

Overview

HealthLynked Corp. is a growth stage company incorporated in the state of Nevada on August 6, 2014. We currently operate in two distinct divisions: Health Services and Digital Healthcare. Our Health Services division is comprised of the operations of (i) Naples Women’s Center (“NWC”), a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology) and General Practice, (ii) Naples Center for Functional Medicine (“NCFM”), a Functional Medical Practice acquired in April 2019 that is engaged in improving the health of its patients through individualized and integrative health care, and (iii) Bridging the Gap Physical Therapy (“BTG”), a physical therapy practice in Bonita Springs, FL opened in January 2020 that provides hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery. The Digital Healthcare division develops and plans to operate an online personal medical information and record archive system, the “HealthLynked Network,” which will enable patients and doctors to keep track of medical information via the Internet in a cloud-based system.

As described below, on May 18, 2020 we acquired Cura Health Management LLC (“CHM”) and its subsidiary ACO Health Partners, LLC (“AHP”). CHM is a healthcare enablement company that empowers local providers to own and operate in a franchise-like model that extends their reach and capabilities to maximize revenue, deliver quality care and improve patient outcomes. AHP is an ACO with providers around the U.S. participating in the Medicare Shared Savings Program. CHM and AHP will operate as a separate business division.

Health Services Division

In August 2014, we acquired NWC, an OB/GYN practice in Naples, Florida that was established in 1996. NWC provides Obstetrical and Gynecological medical services to patients in the Southwest Florida region. NWC currently employs three OB/GYN physicians and two ARNP nurse practitioners. The services offered include obstetrical services for high and low risk patients, in office ultrasonography, and prenatal testing. Gynecological services include general physical exams, surgical procedures such as hysterectomy, bladder incontinence procedures, pelvic reconstruction, sterilization, endometrial ablation, advanced robotic surgery, contraceptive management and infertility testing and treatment.

On April 12, 2019 we acquired a 100% interest in Hughes Center for Functional Medicine (“HCFM”), a medical practice engaged in improving the health of its patients through individualized and integrative health care. HCFM, which was rebranded as NCFM upon acquisition, is a leader in functional medicine focusing on neurodegenerative diseases such as Alzheimer’s, Parkinson’s and Multiple Sclerosis. HCFM provides cutting-edge treatments to improve health and slow aging, including hormones, thyroid, weight loss, wellness and prevention. HCFM’s income streams are derived from patient office visits, a dedicated IV room, hyperbaric oxygen chambers, ozone, UVlrx, DNA sequence testing and the sale of supplements.

In January 2020, we launched a new physical therapy practice in Bonita Springs, Florida called Bridging the Gap Physical Therapy (“BTG”). BTG employs two doctors who provide hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery.

Digital HealthCare Division

We operate a cloud-based Patient Information Network (PIN) and record archiving system, referred to as the “HealthLynked Network”, which enables patients and doctors to keep track of medical information via the Internet in a cloud-based system. Through our website, www.HealthLynked.com and our mobile apps, patients can complete a detailed online personal medical history including past surgical history, medications, allergies, and family medical history. Once this information is entered, patients and their treating physicians are able to update the information as needed, to provide a comprehensive and up to date medical history.

We believe that the HealthLynked Network offers several advantages to patients and physicians not available in the market today. We provide a comprehensive marketing solution allowing physicians to market to both active and inactive patients, and an easy to use connection at the point of care through our patient access HUB. Patient members can access medical newsfeeds and groups. Our real-time appointment scheduling application allows for patients to book appointments online with participating healthcare providers. Our database and record archives allow for seamless sharing of medical records between healthcare providers and keeps patients in control of shared access. In the HealthLynked Network, parents can create accounts for their children that are linked to their family account, allowing them to provide access to healthcare providers, track vaccination records, allow hospitals and schools access to important medical information in case of emergencies. The HealthLynked Network is accessible 24 hours a day, 7 days a week, via the internet and on mobile applications for both Android and iOS devices. We believe this type of accessibility is important for schools and during office visits, but more important, in times of a medical emergency.

We anticipate that our system will also provide for 24-hour access to medical specialist healthcare providers who can answer medical questions and direct appropriate care to paying members. In addition to 24-hour access, patients may also schedule telemedicine consultations at set times with participating healthcare providers who have expertise in various specialized areas of medicine. Participating physicians can elect to allow patients to request online appointments either via our real-time app or by setting, in their administrator dashboard panel, times and days of the week that patients may request appointments. Appointment requests are then sent by our system to an email address specified by the physician’s office, who are then requested to follow up to confirm these appointment requests or automatically accept the appointment request.

HealthLynked has created 880,000 physician base profiles for most physicians in the United States, which are searchable on the Internet. Physicians can claim their profiles confirming the accuracy of the information free of charge.

There are three type of providers in the HealthLynked Network: in-network, out of network and participating providers. All physicians can claim their profile and update basic information online and add videos and images of their profile. Once a provider has claimed their profile they are considered in-network. Providers that opt pay a monthly fee for access to the full range of HealthLynked Network services, which include online scheduling, marketing services and analytics about their practice performance.

HealthLynked provider profiles enable participating providers to market directly to patients through our patient access HUB and online marketing services to recruit new patients and reengage with former patients. Physician practices generate more income the more patients they treat, so maximizing efficiency and patient turnover is critical to increasing total revenues and profitability. As such, we believe that our system will enable physicians to reduce the amount of time required to process patient intake forms, as patients will no longer be required to spend ten to thirty minutes filling out forms at each visit, and the practices’ staffs will not need to input this information multiple times into their electronic medical records systems. Patients complete their online profiles once, and thereafter, they and their physicians are able to update their profiles as needed. Physicians’ participating in the HealthLynked Network are required to update the patient records within 24 hours of seeing the patient. The information is organized in an easy to read format in order that a physician be able to review the necessary information quickly during, and prior to, patient visits, which in turn facilitates a more comprehensive and effective patient encounter.

Patient data is stored in conformity with the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act, and the regulations promulgated under each by the U.S. Department of Health and Human Services, Office of Civil Rights (collectively, “HIPAA”). The network utilizes Amazon AWS infrastructure which uses Amazon HIPPA complaint servers along with Amazon RDS with LAMP, HTML5 and several JavaScript frameworks, including Angular and React. Recommendations for end users are 512 kbps+ internet connection speed and a web browser such as Google Chrome, Internet Explorer, Mozilla Firefox, Safari or handheld devices such as iOS devices, android phones or tablets. Our developers utilize third party controls for functionality and user interface where the use of those controls adds value to the system beyond custom creation of new tools. We intend to adjust forward compatibility for major browser version updates, new browsers, operating system updates or new operating system as needed. The HealthLynked Network is EMR agnostic, and is compatible with all electronic medical records systems, allowing for minimal barriers to participation and broader penetration of the market.

In addition, on February 27, 2020, we released our COVID-19 tracker application for IOS mobile devices. We released our Android version on March 5, 2020. The application allows users to report how they are feeling and if they are having any symptoms consistent with the COVID-19 infection. In addition, the application includes a detailed global map tracking the virus, the latest twitter feeds, and a real-time chat for users to engage with people from around the world to share information. As of March 24, 2020, the application was the number one downloaded medical app in the Apple Store.

Recent Developments

In January 2020, we launched a new physical therapy practice in Bonita Springs, Florida called Bridging the Gap Physical Therapy, or BTG. BTG employs two doctors who provide hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery.

On February 5, 2020, we entered into an Agreement and Plan of Merger to acquire Cura Health Management LLC (“CHM”) and its subsidiary ACO Health Partners, LLC (“AHP”). CHM is a healthcare enablement company that empowers local providers to own and operate in a franchise-like model that extends their reach and capabilities to maximize revenue, deliver quality care and improve patient outcomes. CHM’s resources and solutions are administered as an extension of providers’ current in-practice resources, expanding care coordination, care management services and value-based analytics. These solutions support financial success within both traditional payment models and expansion to new services, allowing partners to succeed within current and ever emerging value-based payment models. AHP is an ACO with providers around the U.S. participating in the Medicare Shared Savings Program. AHP was formed to benefit the patients (Medicare Fee-for-Service Beneficiaries), providers and the communities it serves. AHP is built on a model of coordinated care to ensure that patients, especially the chronically ill and the elderly, receive the right care at the right time, avoiding unnecessary duplication of services and prevention of medical errors.

On May 18, 2020, the Parties entered into a First Amendment to Agreement and Plan of Merger, which amended certain sections of the Merger Agreement (the “Merger Agreement Amendment,” and together with the Merger Agreement, the “Transaction Documents”). The Merger Agreement Amendment revises the Merger Consideration (as that term is defined in the Merger Agreement) payable to the Seller at Closing (the “Closing”) to the following: (i) $214,000 in cash; and (ii) 2,240,838 shares of the Corporation’s common stock. Also on May 18, 2020, the Closing of the transactions contemplated by the Transaction Documents took place, upon which the Target merged with and into HLYK FL, with HLYK FL as the surviving entity.

At the Effective Time set forth in the Transaction Documents: (i) the Seller received the Merger Consideration due at the Closing; (ii) articles of merger were filed with the Florida Department of State, Division of Corporations; (iii) all of the equity of the Target issued and outstanding immediately prior to the Effective Time was cancelled; (iv) HLYK FL continued as the surviving entity; and (v) HLYK FL remains a wholly-owned subsidiary of the Corporation.

Additionally, as a part of the Merger Consideration, the Seller is entitled to: (i) up to $223,500 additional cash consideration payable at the time the Target receives the final assessment from the Centers for Medicare and Medicaid Services (“CMS”) on the calculation of its current year Medicare Shares Savings Program (“MSSP”) payment (estimated to be by September 2020), with the cash consideration payment to be prorated up to but not more than a target MSSP payment of $1,725,000; (ii) up to $660,000 additional stock consideration payable at the time Target receives the final assessment of CMS on the calculation of MSSP Shared Savings, with the cash payment to be prorated up to but not more than a target MSSP payment of $1,725,000; and (iii) earn-out payments of up to $437,500 in cash based on revenue and profit targets in years 1 through 4 following the Closing.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission, or SEC, determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved.

We will cease to be an “emerging growth company” upon the earliest of:

●	when we have $1.0 billion or more in annual revenues;

●	when we have at least $700 million in market value of our common stock held by non-affiliates;

●	when we issue more than $1.0 billion of non-convertible debt over a three-year period; or

●	the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which will allow us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Corporate Information

We were incorporated as a Nevada corporation on August 4, 2014. Our principal executive offices are located at 1726 Medical Blvd Suite 101, Naples, Florida 34110, and our telephone number is (800) 938-7144. Our website address is www.healthlynked.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to invest in our securities.

THE OFFERING

Common stock offered by selling security holder	21,000,000 shares of our common stock issuable to Iconic under the Investment Agreement.

Offering price	The prices at which Iconic may sell shares will be determined by the prevailing market price for the shares or in privately negotiated transactions.

Common stock outstanding before the offering	128,788,236 shares (1)

Common stock outstanding after the offering	138,752,268 shares (2)

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholder. However, we expect to receive up to $3,000,000 upon the exercise of the Put Right granted to us under the Investment Agreement, which we expect we would use primarily for working capital purposes such as sales, marketing and product development costs related to the commercialization of the HealthLynked Network, to supplement the operations of NWC, and for overhead costs. In order to access cash available under the Investment Agreement, our common stock must be listed on a recognized stock exchange or market and the shares underlying the arrangement must be subject to an effective registration statement and we must meet other requirements as described herein. If we are unable to meet these requirements, we will not have access to funds under this arrangement. There can be no assurances that we will be able to meet these requirements.

Trading Symbol	HLYK

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section of this prospectus before deciding whether or not to invest in our common stock.

(1)	Represents the number of shares of our common stock outstanding as of May 27, 2020. Excludes (i) all shares issuable under the Investment Agreement, (ii) 12,952,953 shares of common stock issuable upon conversion of convertible notes held by the Selling Shareholder (the “Convertible Notes”), (iii) 15,114,148 shares of common stock issuable upon conversion of other convertible notes issued by us, (iv) 3,209,250 shares of common stock issuable upon exercise of outstanding options, and (v) 48,333,767 shares of common stock issuable upon exercise of outstanding warrants.

(2)	Includes (i) 128,788,236 shares of common stock and (ii) 9,964,032 shares of common stock issuable under the Investment Agreement. Excludes (i) 12,952,953shares of common stock issuable upon conversion of the Convertible Notes, (ii) 15,114,148shares of common stock issuable upon conversion of other convertible notes issued by us, (iii) 3,209,250 shares of common stock issuable upon exercise of outstanding options, and (iv) 48,333,767 shares of common stock issuable upon exercise of outstanding warrants.

RISK FACTORS

Financial And General Business Risks

Our business may be materially and adversely affected by the spread of the novel coronavirus COVID-19.

A novel strain of coronavirus, COVID-19, that was first identified in China in December 2019, has surfaced in several regions across the world and resulted in travel restrictions and business slowdowns or shutdowns in affected areas. The further spread of COVID-19, and the requirement to take action to limit the spread of the illness, may impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business and financial condition, including our potential to conduct financings on terms acceptable to us, if at all.

In addition, the outbreak of COVID-19 could disrupt our operations due to absenteeism by infected or ill members of management or other employees, or absenteeism by members of management and other employees who elect not to come to work due to the illness affecting others in our offices. COVID-19 could also impact members of our board of directors resulting in absenteeism from meetings of the directors or committees of directors and making it more difficult to convene the quorum of the full board of directors needed to conduct meetings for the management of our affairs. The extent to which COVID-19 may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

Our subsidiary the Naples Women’s Center has incurred losses in the past and may not be able to achieve profitability in the future.

Our subsidiary, NWC, was established in 1996, and is subject to many of the risks inherent in the practice of medicine. We cannot give any assurance that NWC’s operations will continue as currently intended and no assurance can be given that we can continue to receive reimbursement from third party payers. Further, changes in Healthcare regulations in the coming years may negatively impact our operations. NWC realized segment loss from operations for the years ended December 31, 2019 and 2018. During the second half of 2018, we had one physician who did not renew her contract, one leave due to an unexpected disability, and a third leave due to early retirement. In 2019, we replaced all three physicians and had one of the new physicians depart.

We may never be able to implement our proposed online personal medical information and archiving system and as such, an investment in us at this stage of our business is extremely risky.

The HealthLynked Network was launched in 2018 with positive early results. We have over 200 physicians “in network” and over 475,000 patients. We continually develop additional functionality of the Network. However, we cannot predict the scale of how many physicians and patients will adopt our technology, or even when they do, the timing of such large-scale adoption. Further, it is possible that other competitors with greater resources could enter the market and make it more difficult for us to attract or keep customers. Consequently, at this phase of our development, our future is speculative and depends on the proper execution of our business model, including our deployment of the Patient Access Hub.

No assurance can be given that we will be able to timely repay the amounts due on convertible notes outstanding.

At the present time, no assurance can be given that we will earn sufficient revenues or secure the necessary financing, if needed, to timely pay the amounts owed under convertible notes outstanding. Certain of our convertible notes issued in 2016 and 2017 with an aggregate face value of $711,000 are secured by substantially all of our assets, including, but not limited to, receivables of NWC, machinery, equipment, contracts rights, and letters of credits. If we fail to timely repay the amounts owed under the these convertible notes, which mature on December 31, 2020, a default may allow the lender under the relevant instruments to accelerate the related debt and to exercise their remedies under these agreements, which will typically include the right to declare the principal amount of that debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, to exercise any remedies the lender may have to foreclose on assets that are subject to liens securing that debt. As of March 31, 2020, we had convertible notes payable with an aggregate face value of $2,133,895 with maturities between August 15, 2020 and March 10, 2021. We expect to repay these obligations from outside funding sources, including but not limited to amounts available upon the exercise of the Put Right granted to us under the Investment Agreement, sales of our equity, loans from related parties and others, or to satisfy convertible notes payable through the issuance of shares upon conversion pursuant to the terms of the respective convertible notes payable. No assurances can be given that we will be able to access sufficient outside capital in a timely fashion in order to repay the convertible notes payable before they mature. In order to access cash available under the Investment Agreement or satisfy the convertible notes payable through the issuance of shares upon conversion, our common stock must be listed on a recognized stock exchange or market and the shares underlying the arrangement must be subject to an effective registration statement. If we are unable to meet these requirements, we will not have access to funds under this arrangement.

We have substantial future capital needs and our ability to continue as a going concern depends upon our ability to raise additional capital and achieve profitable operations.

We currently anticipate that our available cash resources will be sufficient to meet our presently anticipated working capital requirements through the third quarter of 2020. As of March 31, 2020 and December 31, 2019, we had a working capital deficit of $3,749,487 and $4,906,041, respectively, and accumulated deficit of $16,609,870 and $16,029,654, respectively. For the three months ended March 31, 2020 and the year ended December 31, 2019, we had a net loss of $580,216 and $5,528,599, receptively, and net cash used by operating activities of $384,187 and $2,362,851, respectively. We anticipate that we will need an additional $5,300,000 in the next 12 months to properly execute our business and acquisition plan and service debt maturing in 2020, of which most matures December 31, 2020. We may also need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, make acquisitions, hire employees, respond to competitive pressures, acquire technologies or respond to unanticipated requirements. Management’s plans include attempting to improve our profitability and our ability to generate sufficient cash flow from operations to meet our operating needs on a timely basis, obtaining additional working capital funds through equity and debt financing arrangements, and restructuring on-going operations to eliminate inefficiencies to increase our cash balances. However, there can be no assurance that these plans and arrangements will be sufficient to fund our ongoing capital expenditures, working capital, and other requirements. Management intends to make every effort to identify and develop sources of funds. The outcome of these matters cannot be predicted at this time. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services and products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could have a material adverse effect on our business, financial condition and operating results. Further, we may seek to raise additional funds through the issuance of equity securities, in which case, the percentage ownership of our shareholders will be reduced and holders may experience additional dilution in net book value per share.

Our future success depends on our ability to execute our business plan by fully developing our online medical records platform and recruiting physicians and patients to adopt and use the system. However, there is no guarantee that we will be able to successfully implement our business plan.

Our operations to date have been limited to the medical services provided by NWC. We have not yet demonstrated our ability to successfully develop or market the online medical records platform we seek to provide through the HealthLynked Network. We have not entered into any agreements with third party doctors or patients to use our system for their medical records and there is no assurance that we will be able to enter into such agreements in the future.

We may not be able to effectively control and manage our growth.

Our strategy envisions a period of potentially rapid growth in our physician network over the next five years based on aggressively increasing our marketing efforts. We currently maintain a small in-house programming, IT, administrative and sales personnel. The capacity to service the online medical records platform and our expected growth, including growth via acquisition, may impose a significant burden on our future planned administrative and operational resources. The growth of our business may require significant investments of capital and increased demands on our management, workforce and facilities. We will be required to substantially expand our administrative and operational resources and attract, train, manage and retain qualified employees, management and other personnel. Failure to do so, or to satisfy such increased demands would interrupt or have a material adverse effect on our business and results of operations.

The departure or loss of Dr. Michael Dent could disrupt our business.

During 2018 and 2019, we depended heavily on the continued efforts of Dr. Michael Dent, our Chief Executive Officer and Chairman of the Board. Dr. Dent is essential to our strategic vision and day-to-day operations and would be difficult to replace. While we have entered into a four-year written employment contract with Dr. Dent effective July 1, 2016, we cannot be certain that Dr. Dent will continue with us for any particular period of time. Dr. Dent also provided us with a total of $-0- and $101,450 in working capital during the years ended December 31, 2019 and 2018, respectively. The departure or loss of Dr. Dent, or the inability to hire and retain a qualified replacement, could negatively impact our ability to manage our business.

In 2018 eliminated our direct sales force and moved to a telesales model, which may not be successful.

We eliminated our entire sales force in the fourth quarter of 2018 and adopted a telesales model. Although this change reduced our annual burn rate by an estimated $650,000 annually, there is no assurance that our more cost-efficient telesales model will be effective, and this could have a negative effect on the business and its growth.

The healthcare industry is highly regulated, and government authorities may determine that we have failed to comply with applicable laws, rules, or regulations.

The healthcare industry, healthcare information technology, the online medical records platform services that we provide, and the physicians’ medical practices we engage in through NWC are subject to extensive and complex federal, state, and local laws, rules and regulations, compliance with which imposes substantial costs on us. Of particular importance are the provisions summarized as follows:

●	federal laws (including the federal False Claims Act) that prohibit entities and individuals from knowingly or recklessly making claims to Medicaid, Medicare and other government-funded programs that contain false or fraudulent information or from improperly retaining known overpayments;

●	a provision of the Social Security Act, commonly referred to as the “anti-kickback” statute, that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration, in cash or in kind, in return for the referral or recommendation of patients for items and services covered, in whole or in part, by federal healthcare programs, such as Medicaid and Medicare;

●	a provision of the Social Security Act, commonly referred to as the Stark Law, that, subject to limited exceptions, applies when physicians refer Medicare patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including a compensation arrangement) with the entity;

●	similar state law provisions pertaining to anti-kickback, fee splitting, self-referral and false claims issues, which typically are not limited to relationships involving government-funded programs;

●	provisions of the federal Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”) that prohibit knowingly and willfully executing a scheme or artifice to defraud a healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

●	state laws that prohibit general business corporations from practicing medicine, controlling physicians’ medical decisions or engaging in certain practices, such as splitting fees with physicians;

●	federal and state healthcare programs may deny our application to become a participating provider that could in turn cause us to not be able to treat those patients or prohibit us from billing for the treatment services provided to such patients;

●	federal and state laws that prohibit providers from billing and receiving payment from Medicaid or Medicare for services unless the services are medically necessary, adequately and accurately documented and billed using codes that accurately reflect the type and level of services rendered;

●	federal and state laws pertaining to the provision of services by non-physician practitioners, such as advanced nurse practitioners, physician assistants and other clinical professionals, physician supervision of such services and reimbursement requirements that may be dependent on the manner in which the services are provided and documented; and

●	federal laws that impose civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs, inappropriately reducing hospital care lengths of stay for such patients, or employing individuals who are excluded from participation in federally funded healthcare programs.

In addition, we believe that our business, including the business conducted through our Health Services segment, will continue to be subject to increasing regulation, the scope and effect of which we cannot predict.

We may in the future become the subject of regulatory or other investigations or proceedings, and our interpretations of applicable laws, rules and regulations may be challenged. For example, regulatory authorities or other parties may assert that our arrangements with the physicians using the HealthLynked Network constitute fee splitting and seek to invalidate these arrangements, which could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock. Regulatory authorities or other parties also could assert that our relationships violate the anti-kickback, fee splitting or self-referral laws and regulations. Such investigations, proceedings and challenges could result in substantial defense costs to us and a diversion of management’s time and attention. In addition, violations of these laws are punishable by monetary fines, civil and criminal penalties, exclusion from participation in government-sponsored healthcare programs, and forfeiture of amounts collected in violation of such laws and regulations, any of which could have a material adverse effect on our overall business, financial condition, results of operations, cash flows and the trading price of our common stock.

Furthermore, changes in these laws and regulations, or administrative and judicial interpretations thereof, may require us to change our business practices which could have a material adverse effect on our business, financial condition and results of operations. Because of the complex and far-reaching nature of these laws, there can be no assurance that we would not be required to alter one or more of our practices to be in compliance with these

Federal and state laws that protect the privacy and security of protected health information may increase our costs and limit our ability to collect and use that information and subject us to penalties if we are unable to fully comply with such laws.

Numerous federal and state laws and regulations govern the collection, dissemination, use, security and confidentiality of individually identifiable health information. These laws include:

●	Provisions of HIPAA that limit how healthcare providers may use and disclose individually identifiable health information, provide certain rights to individuals with respect to that information and impose certain security requirements;

●	The Health Information Technology for Economic and Clinical Health Act (“HITECH”), which strengthens and expands the HIPAA Privacy Standards and Security Standards and imposes data breach notification obligations;

●	Other federal and state laws restricting the use and protecting the privacy and security of protected health information, many of which are not preempted by HIPAA;

●	Federal and state consumer protection laws; and

●	Federal and state laws regulating the conduct of research with human subjects.

Through the HealthLynked Network, we collect and maintain protected health information in paper and electronic format. New protected health information standards, whether implemented pursuant to HIPAA, HITECH, congressional action or otherwise, could have a significant effect on the manner in which we handle healthcare-related data and communicate with third parties, and compliance with these standards could impose significant costs on us, or limit our ability to offer certain services, thereby negatively impacting the business opportunities available to us.

In addition, if we do not comply with existing or new laws and regulations related to protected health information, we could be subject to remedies that include monetary fines, civil or administrative penalties, civil damage awards or criminal sanctions.

Risks Related To The HealthLynked Network

The market for Internet-based personal medical information and record archiving systems may not develop substantially further or develop more slowly than we expect, harming the growth of our business.

It is uncertain whether personal medical information and record archiving systems will achieve and sustain the high levels of demand and market acceptance we anticipate. Further, even though we expect NWC patients and physicians to use the HealthLynked Network, our success will depend, to a substantial extent, on the willingness of unaffiliated patients, physicians and hospitals to use our services. Some patients, physicians and hospitals may be reluctant or unwilling to use our services, because they may have concerns regarding the risks associated with the security and reliability, among other things, of the technology model associated with these services. If our target users do not believe our systems are secure and reliable, then the market for these services may not expand as much or develop as quickly as we expect, either of which would significantly adversely affect our business, financial condition, or operating results.

If we do not continue to innovate and provide services that are useful to our target users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on our ability to keep pace with technological developments, satisfy increasingly sophisticated client requirements, and obtain market acceptance. Our competitors are constantly developing products and services that may become more efficient or appealing to our clients and users. As a result, we will be required to invest significant resources in research and development in order to enhance our existing services and introduce new high-quality services that clients and users will want, while offering these services at competitive prices.

If we are unable to predict user preferences or industry changes, or if we are unable to modify our services on a timely or cost-effective basis, we may lose clients and target users. Our operating results would also suffer if our innovations are not responsive to the needs of our clients and users, are not appropriately timed with market opportunity, or are not effectively brought to market. As technology continues to develop, our competitors may be able to offer results that are, or that are perceived to be, substantially similar to or better than those generated by our services. This may force us to compete on additional service attributes and to expend significant resources in order to remain competitive.

Failure to manage our rapid growth effectively could increase our expenses, decrease our revenue, and prevent us from implementing our business strategy.

To manage our anticipated future growth effectively, we will need to enhance our information technology infrastructure and financial and accounting systems and controls, as well as manage expanded operations in geographically distributed locations. We also must engage and retain a significant number of qualified professional services personnel, software engineers, technical personnel, and management personnel. Failure to manage our rapid growth effectively could lead us to over-invest or under-invest in technology and operations; result in weaknesses in our infrastructure, systems, or controls; give rise to operational mistakes, losses, or loss of productivity or business opportunities; reduce client or user satisfaction; limit our ability to respond to competitive pressures; and could also result in loss of employees and reduced productivity of remaining employees. Our growth could require significant capital expenditures and may divert financial resources and management attention from other projects, such as the development of new or enhanced services. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our revenue could decline or may grow more slowly than expected, and we may be unable to implement our business strategy.

We may be unable to adequately protect, and we may incur significant costs in enforcing, our intellectual property and other proprietary rights.

Our success depends in part on our ability to enforce our intellectual property and other proprietary rights. We expect to rely upon a combination of copyright, trademark, trade secret, and unfair competition laws, as well as license and access agreements and other contractual provisions, to protect these rights.

Our attempts to protect our intellectual property through copyright, patent, and trademark registration may be challenged by others or invalidated through administrative process or litigation. While we have submitted the application for our first provisional patent for our Patient Access Hub and intend to submit other patent applications covering our integrated technology, the scope of issued patents, if any, may be insufficient to prevent competitors from providing products and services similar to ours, our patents may be successfully challenged, and we may not be able to obtain additional meaningful patent protection in the future. There can be no assurance that our patent registration efforts will be successful.

Our expected agreements with clients, users, vendors and strategic partners will limit their use of, and allow us to retain our rights in, our intellectual property and proprietary information. Further, we anticipate that these agreements will grant us ownership of intellectual property created in the performance of those agreements to the extent that it relates to the provision of our services. In addition, we require certain of our employees and consultants to enter into confidentiality, non-competition, and assignment of inventions agreements. We also require certain of our vendors and strategic partners to agree to contract provisions regarding confidentiality and non-competition. However, no assurance can be given that these agreements will not be breached, and we may not have adequate remedies for any such breach. Further, no assurance can be given that these agreements will be effective in preventing the unauthorized access to, or use of, our proprietary information or the reverse engineering of our technology. Agreement terms that address non-competition are difficult to enforce in many jurisdictions and may not be enforceable in any particular case. In any event, these agreements do not prevent our competitors from independently developing technology or authoring clinical information that is substantially equivalent or superior to our technology or the information we distribute.

To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties might gain access to our proprietary information, develop and market products or services similar to ours, or use trademarks similar to ours, each of which could materially harm our business. Existing U.S. federal and state intellectual property laws offer only limited protection. In addition, if we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail. Any litigation that may be necessary in the future could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results, or financial condition.

In addition, our platforms incorporate “open source” software components that are licensed to us under various public domain licenses. While we believe that we have complied with our obligations under the various applicable licenses for open source software that we use, open source license terms are often ambiguous, and there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses. Therefore, the potential impact of such terms on our business is somewhat unknown. For example, some open source licenses require that those using the associated code disclose modifications made to that code and such modifications be licensed to third parties at no cost. We monitor our use of open source software in an effort to avoid uses in a manner that would require us to disclose or grant licenses under our proprietary source code. However, there can be no assurance that such efforts will be successful, and such use could inadvertently occur.

We may be sued by third parties for alleged infringement of their proprietary rights.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks, and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive in the future communications from third parties claiming that we, our technology, or components thereof, infringe on the intellectual property rights of others. We may not be able to withstand such third-party claims against our technology, and we could lose the right to use third-party technologies that are the subject of such claims. Any intellectual property claims, whether with or without merit, could be time-consuming and expensive to resolve, divert management attention from executing our business plan, and require us to pay monetary damages or enter into royalty or licensing agreements. Although we intend that many of our third-party service providers will be obligated to indemnify us if their products infringe the rights of others, such indemnification may not be effective or adequate to protect us or the indemnifying party may be unable to uphold its contractual obligations.

Moreover, any settlement or adverse judgment resulting from such a claim could require us to pay substantial amounts of money or obtain a license to continue to use the technology or information that is the subject of the claim, or otherwise restrict or prohibit our use of the technology or information. There can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all, from third parties asserting an infringement claim; that we would be able to develop alternative technology on a timely basis, if at all; that we would be able to obtain a license to use a suitable alternative technology or information to permit us to continue offering, and our clients to continue using, our affected services; or that we would not need to change our product and design plans, which could require us to redesign affected products or services or delay new offerings. Accordingly, an adverse determination could prevent us from implementing our strategy or offering our services and products, as currently contemplated.

We may not be able to properly safeguard the information on the HealthLynked Network.

Information security risks have generally increased in recent years because of new technologies and the increased activities of perpetrators of cyber-attacks resulting in the theft of protected health, business or financial information. A failure in, or a breach of our information systems as a result of cyber-attacks could disrupt our business, result in the release or misuse of confidential or proprietary information, damage our reputation, and increase our administrative expenses. Further, any such breaches could result in exposure to liability under U.S. federal and state laws and could adversely impact our business. Although we have robust information security procedures and other safeguards in place, as cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures or to investigate and remediate any information security vulnerabilities. Any of these disruptions or breaches of security could have a material adverse effect on our business, financial condition, and results of operations.

Our employees may not take all appropriate measures to secure and protect confidential information in their possession.

Each of our employees is advised that they are responsible for the security of the information in our systems and to ensure that private information is kept confidential. Should an employee not follow appropriate security measures, including those that have been put in place to prevent cyber threats or attacks, the improper release of protected health information could result. The release of such information could have a material adverse effect our reputation and our business, financial condition, results of operations, and cash flows.

Risks Related To The Provision Of Medical Services By NWC

Any state budgetary constraints could have an adverse effect on our reimbursement from Medicaid programs.

As a result of slow economic growth and volatile economic conditions, many states are continuing to collect less revenue than they did in prior years and as a consequence are facing budget shortfalls and underfunded pension and other obligations. Although the shortfalls for the more recent budgetary years have declined, they are still significant by historical standards. The financial condition in Florida or other states in which we may in the future could lead to reduced or delayed funding for Medicaid programs and, in turn, reduced or delayed reimbursement for physician services, which could adversely affect our results of operations, cash flows and financial condition.

Healthcare reform may have a significant effect on our business.

The ACA contains a number of provisions that could affect us over the next several years. These provisions include the establishment of health insurance exchanges to facilitate the purchase of qualified health plans, and expansion of healthcare fraud and abuse laws. Further, under the ACA, payment modifiers are being developed that will differentiate payments to physicians under federal healthcare programs based on quality and cost of care. In addition, other provisions authorize voluntary demonstration projects relating to the bundling of payments for episodes of hospital care and the sharing of cost savings achieved under the Medicare program.

The Centers for Medicare and Medicaid Services (“CMS”) issued a final rule under the ACA that is intended to allow physicians, hospitals and other health care providers to coordinate care for Medicare beneficiaries through Accountable Care Organizations (“ACOs”). ACOs are entities consisting of healthcare providers and suppliers organized to deliver services to Medicare beneficiaries and eligible to receive a share of any cost savings the entity can achieve by delivering services to those beneficiaries at a cost below a set baseline and based upon established quality of care standards. We will continue to evaluate the impact of the ACO regulations on our business and operations.

The ACA also allows states to expand their Medicaid programs through an increase in the Medicaid eligibility income limit from a state’s current eligibility levels to 133% of the federal poverty level. It remains unclear to what extent states will expand their Medicaid programs by raising the income limit to 133% of the federal poverty level.

The ACA also remains subject to continuing legislative scrutiny, including efforts by Congress to further amend or repeal a number of its provisions as well as administrative actions delaying the effectiveness of key provisions. As a result, we cannot predict with any assurance the ultimate effect of the ACA on our Company, nor can we provide any assurance that its provisions will not have a material adverse effect on our business, financial condition, results of operations or cash flows.

Government-funded programs or private insurers may limit, reduce or make retroactive adjustments to reimbursement amounts or rates.

A portion of the net patient service revenue derived from services rendered through NWC is from payments made by Medicare and Medicaid and other government-sponsored or funded healthcare programs (the “GHC Programs”). These government-funded programs, as well as private insurers, have taken and may continue to take steps, including a movement toward increased use of managed care organizations, value-based purchasing, and new patient care models to control the cost, eligibility for, use and delivery of healthcare services as a result of budgetary constraints and cost containment pressures due to unfavorable economic conditions, rising healthcare costs and for other reasons. These government-funded programs and private insurers may attempt other measures to control costs, including bundling of services and denial of, or reduction in, reimbursement for certain services and treatments. As a result, payments from government programs or private payors may decrease significantly. Also, any adjustment in Medicare reimbursement rates may have a detrimental impact on our reimbursement rates not only for Medicare patients, but also because Medicaid and other third-party payors often base their reimbursement rates on a percentage of Medicare rates. Our business may also be materially affected by limitations on, or reductions in, reimbursement amounts or rates or elimination of coverage for certain individuals or treatments. Moreover, because government-funded programs generally provide for reimbursements on a fee-schedule basis rather than on a charge-related basis, we generally cannot increase our revenues from these programs by increasing the amount we charge for services rendered by NWC’s physicians. To the extent our costs increase, we may not be able to recover our increased costs from these programs, and cost containment measures and market changes in non-government-funded insurance plans have generally restricted our ability to recover, or shift to non-governmental payors, these increased costs. In addition, funds we receive from third-party payors are subject to audit with respect to the proper billing for physician and ancillary services and, accordingly, our revenue from these programs may be adjusted retroactively. Any retroactive adjustments to our reimbursement amounts could have a material effect on our financial condition, results of operations, cash flows and the trading price of our common stock.

We may become subject to billing investigations by federal and state government authorities.

Federal and state laws, rules and regulations impose substantial penalties, including criminal and civil fines, exclusion from participation in government healthcare programs and imprisonment, on entities or individuals (including any individual corporate officers or physicians deemed responsible) that fraudulently or wrongfully bill government-funded programs or other third-party payors for healthcare services. CMS issued a final rule requiring states to implement a Medicaid Recovery Audit Contractor (“RAC”) program effective January 1, 2012. States are required to contract with one or more eligible Medicaid RACs to review Medicaid claims for any overpayments or underpayments, and to recoup overpayments from providers on behalf of the state. In addition, federal laws, along with a growing number of state laws, allow a private person to bring a civil action in the name of the government for false billing violations. We believe that audits, inquiries and investigations from government agencies will occur from time to time in the ordinary course of NWC’s operations, which could result in substantial defense costs to us and a diversion of management’s time and attention. We cannot predict whether any future audits, inquiries or investigations, or the public disclosure of such matters, would have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock.

We may not appropriately record or document the services provided by our physicians.

We must appropriately record and document the services our doctors provide to seek reimbursement for their services from third-party payors. If our physicians do not appropriately document, or where applicable, code for their services, we could be subjected to administrative, regulatory, civil, or criminal investigations or sanctions and our business, financial condition, results of operations and cash flows could be adversely affected.

We may not be able to successfully recruit and retain qualified physicians, who are key to NWC’s revenues and billing.

During the second half of 2018, we had one physician who did not renew her contract, one leave due to an unexpected disability, and a third leave due to early retirement. In 2019, we replaced all three physicians and had one of the new physicians depart. As part of our business plan, we may acquire other medical practices as we see fit to further develop, test and deploy the HealthLynked Network into new strategic regional areas throughout the country. We compete with many types of healthcare providers, including teaching, research and government institutions, hospitals and health systems and other practice groups, for the services of qualified doctors. We may not be able to continue to recruit new physicians or renew contracts with existing physicians on acceptable terms. If we do not do so, our ability to service execute our business plan may be adversely affected.

A significant number of NWC physicians could leave our practice and we may be unable to enforce the non-competition covenants of departed employees.

We have entered into employment agreements with the current NWC physicians. Certain of our employment agreements can be terminated without cause by any party upon prior written notice. In addition, substantially all of our physicians have agreed not to compete with us within a specified geographic area for a certain period after termination of employment. The law governing non-compete agreements and other forms of restrictive covenants varies from state to state. Although we believe that the non-competition and other restrictive covenants applicable to our affiliated physicians are reasonable in scope and duration and therefore enforceable under applicable state law, courts and arbitrators in some states are reluctant to strictly enforce non-compete agreements and restrictive covenants against physicians. Our physicians may leave our practices for a variety of reasons, including providing services for other types of healthcare providers, such as teaching, research and government institutions, hospitals and health systems and other practice groups. If a substantial number of our physicians leave our practices or we are unable to enforce the non-competition covenants in the employment agreements, our business, financial condition, results of operations and cash flows could be materially, and adversely affected. We cannot predict whether a court or arbitration panel would enforce these covenants in any particular case.

We may be subject to medical malpractice and other lawsuits not covered by insurance.

Our business entails an inherent risk of claims of medical malpractice against our affiliated physicians and us. We may also be subject to other lawsuits which may involve large claims and significant defense costs. Although we currently maintain liability insurance coverage intended to cover professional liability and other claims, there can be no assurance that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us. Liabilities in excess of our insurance coverage, including coverage for professional liability and other claims, could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock. See “Professional and General Liability Coverage.”

We may not be able to collect reimbursements for our services from third-party payors in a timely manner.

A significant portion of our net patient service revenue is derived from reimbursements from various third-party payors, including GHC Programs, private insurance plans and managed care plans, for services provided by NWC physicians. We are responsible for submitting reimbursement requests to these payors and collecting the reimbursements, and we assume the financial risks relating to uncollectible and delayed reimbursements. In the current healthcare environment, payors continue their efforts to control expenditures for healthcare, including revisions to coverage and reimbursement policies. Due to the nature of our business and our participation in government-funded and private reimbursement programs, we are involved from time to time in inquiries, reviews, audits and investigations by governmental agencies and private payors of our business practices, including assessments of our compliance with coding, billing and documentation requirements. We may be required to repay these agencies or private payors if a finding is made that we were incorrectly reimbursed, or we may be subjected to pre-payment reviews, which can be time-consuming and result in non-payment or delayed payment for the services we provide. We may also experience difficulties in collecting reimbursements because third-party payors may seek to reduce or delay reimbursements to which we are entitled for services that our affiliated physicians have provided. In addition, GHC Programs may deny our application to become a participating provider that could prevent us from providing services to patients or prohibit us from billing for such services. If we are not reimbursed fully and in a timely manner for such services or there is a finding that we were incorrectly reimbursed, our revenue, cash flows and financial condition could be materially, adversely affected.

Certain federal and state laws may limit our effectiveness at collecting monies owed to us from patients.

We utilize third parties to collect from patients any co-payments and other payments for services that are provided by NWC physicians. The federal Fair Debt Collection Practices Act restricts the methods that third-party collection companies may use to contact and seek payment from consumer debtors regarding past due accounts. State laws vary with respect to debt collection practices, although most state requirements are similar to those under the Fair Debt Collection Practices Act. The Florida Consumer Collection Practices Act, is broader than the federal legislation, applying the regulations to “creditors” as well as “collectors,” whereas the Fair Debt Collection Practices Act is applicable only to collectors. This prohibits creditors who are attempting to collect their own debts from engaging in behavior prohibited by the Fair Debt Collection Practices Act and Florida Consumer Collection Practices Act. The Act has very specific guidelines regarding which actions debt collectors and creditors may engage in to collect unpaid debt. If our collection practices or those of our collection agencies are inconsistent with these standards, we may be subject to actual damages and penalties. These factors and events could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to maintain effective and efficient information systems.

The profitability of our business, including the services provided by NWC, is dependent on uninterrupted performance of our information systems. Failure to maintain reliable information systems, disruptions in our existing information systems or the implementation of new systems could cause disruptions in our business operations, including errors and delays in billings and collections, disputes with patients and payors, violations of patient privacy and confidentiality requirements and other regulatory requirements, increased administrative expenses and other adverse consequences.

Risks Relating To Our Organization and Our Securities

Our articles of incorporation authorize our board to create a new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Stockholders’ ability to influence corporate decisions may be limited because Michael Dent, our Chief Executive Officer and Chairman of the Board, currently owns a controlling percentage of our common stock.

Currently, our officer and directors as a group beneficially own approximately 46.40% of our outstanding common stock, including 43.36% beneficially owned by our Chairman and CEO, Dr. Dent. As a result of this stock ownership, our officer and directors can control all matters submitted to our stockholders for approval, including the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire. In addition, as the interests of our officer and directors and our minority stockholders may not always be the same, this large concentration of voting power may lead to stockholder votes that are inconsistent with the best interests of our minority stockholders or the best interest of the Company as a whole.

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If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

We are required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. However, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules subsequently implemented by the SEC have various requirements with regard to the corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

The public market for our common stock is limited.  Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

Our common stock has traded on the OTCQB under the symbol “HLYK” since May 10, 2017.  There is a limited public market for our common stock and a more active public market for our common stock may not develop.  Failure to develop or maintain an active trading market could make it difficult to sell shares or recover any part of an investment in our common shares.  Even if a market for our common stock does develop, the market price of our common stock may be highly volatile.  In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Drawdowns under the Investment Agreement may cause dilution to existing shareholders.

Iconic Holdings, LLC (“Iconic”), an investor, has committed to purchase up to $3,000,000 worth of shares of our common stock pursuant to the terms of an Investment Agreement entered into by and between the Company and Iconic, dated July 11 2016 (the “Investment Agreement”). From time to time during the term of the Investment Agreement, and at our sole discretion, we may present Iconic with a put notice requiring Iconic to purchase shares of our common stock. The purchase price to be paid by Iconic will be 80% of the lowest volume weighted average price of our common stock during the five consecutive trading days prior to the date on which written notice is sent by us to the investor stating the number of shares that the Company is selling to the investor, subject to certain adjustments. As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Iconic. The issue and sale of the shares under the Investment Agreement may also have an adverse effect on the market price of the common shares. Iconic may resell some, if not all, of the shares that we issue to it under the Investment Agreement and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Iconic in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Iconic, and because our existing stockholders may disagree with a decision to sell shares to Iconic at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the Investment Agreement when our share price is decreasing, we will need to issue more shares to raise the same amount of funding. During the three months ended March 31, 2020 and 2019 and the years ended December 31, 2019 and 2018, we received proceeds from the sale of shares pursuant to the Investment Agreement totaling $122,423 (1,331,432 shares), $493,226 (2,128,644 shares), $929,986 (5,074,068 shares) and $440,523 (2,440,337 shares), respectively.

There is no guarantee that we will be able to fully utilize the Investment Agreement, if at all.

The purchase price and number of shares we can sell to Iconic under the Investment Agreement shall depend on our stock price and stock volume, and we cannot guarantee that our stock price and trading volume will be adequate to allow us to raise sufficient funds under the agreement. The purchase price for shares sold to Iconic shall be 80% of the lowest volume weighted average price of our common stock during the five consecutive trading days prior to the date on which written notice is sent by us to the investor, subject to certain discounts and adjustments. The maximum Put Amount that the Company shall be entitled to put to Iconic per any applicable put notice is an amount of shares of common stock up to or equal to 100% of the average of the daily trading volume for the ten consecutive trading days immediately prior to the applicable put notice date, so long as such amount is at least $5,000 and does not exceed $150,000, as calculated by multiplying the Put Amount by the average daily weighted average price of our common stock for the ten consecutive trading days immediately prior to the applicable put notice date. In order to access cash available under the Investment Agreement, our common stock must be listed on a recognized stock exchange or market and the shares underlying the arrangement must be subject to an effective registration statement. We must also have complied with our obligations and otherwise not be in material breach or default of the Convertible Notes and warrants issued to Iconic. If we are unable to meet these requirements, we will not have access to funds under this arrangement. There can be no assurances that we will be able to meet these requirements.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Investment Agreement and as such, Iconic may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Iconic has agreed, subject to certain exceptions listed in the investment agreement with Iconic, to refrain from holding a number of shares which would result in Iconic or its affiliates owning more than 9.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Iconic from selling shares of our common stock received in connection with a put, and then receiving additional shares of our common stock in connection with a subsequent put. In this way, Iconic could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

We may not be able to refinance, extend or repay our substantial indebtedness, which would have a material adverse effect on our financial condition and ability to continue as a going concern.

We anticipate that we will need to raise a significant amount of debt or equity capital in the near future in order to repay our outstanding debt obligations when they mature. As of March 31, 2020, we had convertible notes payable with aggregate face value of $2,133,895 maturing between August 15, 2020 and March 10, 2021. If we are unable to raise sufficient capital to repay these obligations at maturity and we are otherwise unable to extend the maturity dates or refinance these obligations, we would be in default. We cannot provide any assurances that we will be able to raise the necessary amount of capital to repay these obligations or that we will be able to extend the maturity dates or otherwise refinance these obligations. Upon a default, the holder of certain convertible notes payable with aggregate face value of $681,000 would have the right to exercise its rights and remedies to collect, which would include foreclosing on our assets. Accordingly, a default would have a material adverse effect on our business and, if our senior secured lender exercises its rights and remedies, we would likely be forced to seek bankruptcy protection.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our shareholders without information or rights available to shareholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to provide only two years of audited financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	taking advantage of an extension of time to comply with new or revised financial accounting standards;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. While we are not currently delaying the implementation of any relevant accounting standards, in the future we may avail ourselves of this right, and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

Our stockholders are subject to significant dilution upon the occurrence of certain events which could result in a decrease in our stock price.

As of May 27, 2020, we had approximately 51,543,017 shares of our common stock reserved or designated for future issuance upon the exercise of outstanding options and warrants, and conversion of outstanding convertible debt. Future sales of substantial amounts of our common stock into the public and the issuance of the shares reserved for future issuance, in payment of our debt, and/or upon exercise of outstanding options and warrants, will be dilutive to our existing stockholders and could result in a decrease in our stock price.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth herein under the title “Risk Factors.”

You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which the statement is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of 21,000,000 shares offered by it under this prospectus.

We expect to receive up to $3,000,000 upon the exercise of the Put Right granted to us under the Investment Agreement, which we expect we would use primarily for working capital purposes such as sales, marketing and product development costs related to the commercialization of the HealthLynked Network, to supplement the operations of NWC, and for overhead costs. In order to access cash available under the Investment Agreement, our common stock must be listed on a recognized stock exchange or market and the shares underlying the arrangement must be subject to an effective registration statement, and we have complied with certain obligations under the Investment Agreement. If we are unable to meet these requirements, we will not have access to funds under this arrangement. There can be no assurances that we will be able to meet these requirements. The purchase price and amount of shares we can sell to Iconic under the Investment Agreement shall depend on our stock price and stock volume, and we cannot guarantee that our stock price and trading volume will be adequate to allow us to raise sufficient funds under the agreement.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Since May 10, 2017, our common stock has been eligible for quotation and trades on the OTCQB under the symbol “HLYK.”  The last sale price of our common stock on May 27, 2020 was $0.088. There are approximately 1,500 shareholders of record of our common stock as of May 27, 2020.

DIVIDEND POLICY

We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this prospectus. Except for the historical information contained herein, the discussion in this prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. The Company’s actual results could differ materially from those discussed here.

Overview

HealthLynked Corp. (the “Company,” “we,” “our, or “us”) was incorporated in the State of Nevada on August 4, 2014. We currently operate in two distinct divisions: Health Services and Digital Healthcare. Our Health Services division is comprised of the operations of (i) Naples Women’s Center (“NWC”), a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and General Practice, (ii) Naples Center for Functional Medicine (“NCFM”), a Functional Medical Practice acquired in April 2019 that is engaged in improving the health of its patients through individualized and integrative health care, and (iii) Bridging the Gap Physical Therapy (“BTG”), a newly-formed physical therapy practice in Bonita Springs, FL that provides hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery. Our Digital Healthcare division develops and plans to operate an online personal medical information and record archive system, the “HealthLynked Network,” which will enable patients and doctors to keep track of medical information via the Internet in a cloud-based system.

Recent Developments

In January 2020, we launched a new physical therapy practice in Bonita Springs, Florida called Bridging the Gap Physical Therapy, or BTG. BTG employs two doctors who provide hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery.

On February 5, 2020, we entered into an Agreement and Plan of Merger to acquire CHM and its subsidiary AHP. CHM is a healthcare enablement company that empowers local providers to own and operate in a franchise-like model that extends their reach and capabilities to maximize revenue, deliver quality care and improve patient outcomes. CHM’s resources and solutions are administered as an extension of providers’ current in-practice resources, expanding care coordination, care management services and value-based analytics. These solutions support financial success within both traditional payment models and expansion to new services, allowing partners to succeed within current and ever emerging value-based payment models. AHP is an ACO with providers around the U.S. participating in the Medicare Shared Savings Program. AHP was formed to benefit the patients (Medicare Fee-for-Service Beneficiaries), providers and the communities it serves. AHP is built on a model of coordinated care to ensure that patients, especially the chronically ill and the elderly, receive the right care at the right time, avoiding unnecessary duplication of services and prevention of medical errors. Following completion of the acquisition, the business of CHM and AHP will constitute a new ACO division.

On May 18, 2020, the Parties entered into the Merger Agreement Amendment, which revises the Merger Consideration (as that term is defined in the Merger Agreement) payable to the Seller at Closing to the following: (i) $214,000 in cash; and (ii) 2,240,838 shares of the Corporation’s common stock. Also on May 18, 2020, the Closing of the transactions contemplated by the Transaction Documents took place, upon which the Target merged with and into HLYK FL, with HLYK FL as the surviving entity.

At the Effective Time set forth in the Transaction Documents: (i) the Seller received the Merger Consideration due at the Closing; (ii) articles of merger were filed with the Florida Department of State, Division of Corporations; (iii) all of the equity of the Target issued and outstanding immediately prior to the Effective Time was cancelled; (iv) HLYK FL continued as the surviving entity; and (v) HLYK FL remains a wholly-owned subsidiary of the Corporation.

Additionally, as a part of the Merger Consideration, the Seller is entitled to: (i) up to $223,500 additional cash consideration payable at the time the Target receives the final assessment from the Centers for Medicare and Medicaid Services (“CMS”) on the calculation of its current year Medicare Shares Savings Program (“MSSP”) payment (estimated to be by September 2020), with the cash consideration payment to be prorated up to but not more than a target MSSP payment of $1,725,000; (ii) up to $660,000 additional stock consideration payable at the time Target receives the final assessment of CMS on the calculation of MSSP Shared Savings, with the cash payment to be prorated up to but not more than a target MSSP payment of $1,725,000; and (iii) earn-out payments of up to $437,500 in cash based on revenue and profit targets in years 1 through 4 following the Closing.

Critical accounting policies and significant judgments and estimates

This management’s discussion and analysis of the Company’s financial condition and results of operations is based on the Company’s consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported expenses incurred during the reporting periods. The Company’s estimates are based on historical experience and on various other factors that the Company believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes that the accounting policies discussed below are critical to understanding the Company’s historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Adopted Accounting Pronouncements

Effective January 1, 2019, we adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (“ASU 2016-02”) using the required modified retrospective approach. ASU 2016-02 requires lessees to record most leases on their balance sheets but recognize expenses on their income statements in a manner similar to current accounting. See “Leases” below for additional discussion of the impact on our financial statements and related disclosures.

Effective January 1, 2019, we adopted ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The adoption of this guidance did not materially impact our financial statements and related disclosures.

Patient Service Revenue

Patient service revenue is reported at the amount that reflects the consideration to which the Company expects to be entitled in exchange for providing patient care. These amounts are due from patients and third-party payors (including health insurers and government programs) and includes variable consideration for retroactive revenue adjustments due to settlement of audits, reviews, and investigations. Generally, the Company bills patients and third-party payors within days after the services are performed and/or the patient is discharged from the facility. Revenue is recognized as performance obligations are satisfied.

Performance obligations are determined based on the nature of the services provided by the Company. Revenue for performance obligations satisfied over time is recognized based on actual charges incurred in relation to total expected charges. The Company believes that this method provides a faithful depiction of the transfer of services over the term of the performance obligation based on the inputs needed to satisfy the obligation. Revenue for performance obligations satisfied at a point in time is recognized when goods or services are provided and the Company does not believe it is required to provide additional goods or services to the patient.

The Company determines the transaction price based on standard charges for goods and services provided, reduced by contractual adjustments provided to third-party payors, discounts provided to uninsured patients in accordance with the Company’s policy, and/or implicit price concessions provided to uninsured patients. The Company determines its estimates of contractual adjustments and discounts based on contractual agreements, its discount policies, and historical experience. The Company determines its estimate of implicit price concessions based on its historical collection experience with this class of patients.

Agreements with third-party payors typically provide for payments at amounts less than established charges. A summary of the payment arrangements with major third-party payors follows:

●	Medicare: Certain inpatient acute care services are paid at prospectively determined rates per discharge based on clinical, diagnostic and other factors. Certain services are paid based on cost-reimbursement methodologies subject to certain limits. Physician services are paid based upon established fee schedules. Outpatient services are paid using prospectively determined rates.

●	Medicaid: Reimbursements for Medicaid services are generally paid at prospectively determined rates per discharge, per occasion of service, or per covered member.

●	Other: Payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations provide for payment using prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

Laws and regulations concerning government programs, including Medicare and Medicaid, are complex and subject to varying interpretation. As a result of investigations by governmental agencies, various health care organizations have received requests for information and notices regarding alleged noncompliance with those laws and regulations, which, in some instances, have resulted in organizations entering into significant settlement agreements. Compliance with such laws and regulations may also be subject to future government review and interpretation as well as significant regulatory action, including fines, penalties, and potential exclusion from the related programs. There can be no assurance that regulatory authorities will not challenge the Company’s compliance with these laws and regulations, and it is not possible to determine the impact, if any, such claims or penalties would have upon the Company. In addition, the contracts the Company has with commercial payors also provide for retroactive audit and review of claims.

Settlements with third-party payors for retroactive adjustments due to audits, reviews or investigations are considered variable consideration and are included in the determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and the Company’s historical settlement activity, including an assessment to ensure that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known, or as years are settled or are no longer subject to such audits, reviews, and investigations.

The Company also provides services to uninsured patients, and offers those uninsured patients a discount, either by policy or law, from standard charges. The Company estimates the transaction price for patients with deductibles and coinsurance and from those who are uninsured based on historical experience and current market conditions. The initial estimate of the transaction price is determined by reducing the standard charge by any contractual adjustments, discounts, and implicit price concessions. Subsequent changes to the estimate of the transaction price are generally recorded as adjustments to patient service revenue in the period of the change.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past collectability of the insurance companies, government agencies, and customers’ accounts receivable during the related period which generally approximates 48% of total billings. Trade accounts receivable are recorded at this net amount.

Inventory

Inventory consisting of supplements, is stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Outdated inventory is directly charged to cost of goods sold.

Goodwill and Intangible Assets

Goodwill is recognized as the excess cost of an acquired entity over the net amount assigned to assets acquired and liabilities assumed. Goodwill is not amortized, but rather tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of goodwill is less than its carrying value.

The Company recognizes an acquired intangible apart from goodwill whenever the intangible arises from contractual or other legal rights, or whenever it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their estimated useful lives unless the estimated useful life is determined to be indefinite. Amortizable intangible assets are being amortized primarily over useful lives of five years. The straight-line method of amortization is used as it has been determined to approximate the use pattern of the assets. Impairment losses are recognized if the carrying amount of an intangible that is subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

The Company also maintains intangible assets with indefinite lives, which are not amortized. These intangibles are tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of these assets is less than their carrying value.

Leases

Effective January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (“ASU 2016-02”) using the required modified retrospective approach. ASU 2016-02 requires lessees to record most leases on their balance sheets but recognize expenses on their income statements in a manner similar to current accounting.

Upon transition under ASU 2016-02, the Company elected the suite of practical expedients as a package applied to all of its leases, including (i) not reassessing whether any expired or existing contracts are or contain leases, (ii) not reassessing the lease classification for any expired or existing leases, and (iii) not reassessing initial direct costs for any existing leases. For new leases, the Company will determine if an arrangement is or contains a lease at inception. Leases are included as right-of-use (“ROU”) assets within other assets and ROU liabilities within accrued expenses and other liabilities and within other long-term liabilities on the Company’s consolidated balance sheets.

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company’s leases do not provide an implicit rate. The Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. There are no patients/customers that represent 10% or more of the Company’s revenue or accounts receivable. Generally, the Company’s cash and cash equivalents are in checking accounts.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 7 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized as additional paid-in capital and included in equity, net of income tax effects, and is not subsequently remeasured. After initial measurement, they are carried at amortized cost using the effective interest method. Convertible notes for which the maturity date has been extended and that qualify for debt extinguishment treatment are recorded at fair value on the extinguishment date and then revalue at the end of each reporting period, with the change recorded to the statement of operations under “Change in Fair Value of Debt.”

Derivative Financial Instruments

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value. The discount from the face value of convertible debt instruments resulting from allocating some or all of the proceeds to the derivative instruments is amortized over the life of the instrument through periodic charges to income.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities

●	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.

●	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

Prior to January 1, 2020, the Company utilized the closed-form Black-Scholes option pricing model to estimate the fair value of options, warrants, beneficial conversion features and other Level 3 financial assets and liabilities. Effective January 1, 2020, the Company changed to a binomial lattice option pricing model. The Company believes that the binomial lattice model results in a better estimate of fair value because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) necessary to fair value these instruments and, unlike the Black-Scholes model, also accommodates assumptions regarding investor exercise behavior and other market conditions that market participants would likely consider in negotiating the transfer of such an instruments.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees and nonemployees under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. Effective January 1, 2020, the Company uses a binomial lattice pricing model to estimate the fair value of options and warrants granted. In prior periods, the Company used the Black-Scholes pricing model.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Recurring Fair Value Measurements

The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, marketable investments, accounts receivable, short-term borrowings, accounts payable and accrued liabilities approximated their fair value.

Net Income (Loss) per Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Outstanding stock options, warrants and other dilutive securities are excluded from the calculation of diluted net loss per common share if inclusion of these securities would be anti-dilutive.

Common stock awards

The Company grants common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the consolidated statement of comprehensive loss in the same manner and charged to the same account as if such settlements had been made in cash.

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes pricing model as of the measurement date. Effective January 1, 2020, the Company uses a binomial lattice pricing model to estimate the fair value of compensation options and warrants. In prior periods, the Company used the Black-Scholes pricing model. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance, if there is not a service period.

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. Using the management approach, the Company determined that it has two operating segments: Health Services (multi-specialty medical group including OB/GYN, functional medicine and physical therapy practices) and Digital Healthcare (develops and markets the “HealthLynked Network,” an online personal medical information and record archive system).

Recent Accounting Pronouncements

Effective January 1, 2019, we adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (“ASU 2016-02”) using the required modified retrospective approach. ASU 2016-02 requires lessees to record most leases on their balance sheets but recognize expenses on their income statements in a manner similar to current accounting. See “Leases” below for additional discussion of the impact on our financial statements and related disclosures.

Effective January 1, 2019, we adopted ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The adoption of this guidance did not materially impact our financial statements and related disclosures.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU should be applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018, and interim periods within those periods. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

In February 2018, the Financial Accounting Standards Board (“FASB”) issued ASC Update No 2018-02 (Topic 220) Income Statement – Reporting Comprehensive Income: Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.  This ASC update allows for a reclassification into retained earnings of the stranded tax effects in accumulated other comprehensive income (“AOCI”) resulting from the enactment of the Tax Cuts and Jobs Act (“TCJA”). The updated guidance is effective for interim and annual periods beginning after December 15, 2018.  We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. Under ASU 2018-07, equity-classified nonemployee share-based payment awards are measured at the grant date fair value on the grant date The probability of satisfying performance conditions must be considered for equity-classified nonemployee share-based payment awards with such conditions. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

In July 2018, the FASB issued ASU 2018-09 to provide clarification and correction of errors to the Codification. The amendments in this update cover multiple Accounting Standards Updates. Some topics in the update may require transition guidance with effective dates for annual periods beginning after December 15, 2018. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

Results of Operations

Years Ended December 31, 2019 and 2018

The following table summarizes the changes in our results of operations for the year ended December 31, 2019 compared with the year ended December 31, 2018:

	Years Ended December 31,		Change
	2019	2018	Increase (Decrease) in $	Increase (Decrease) in %
Patient service revenue, net	$4,018,818	$2,259,002	$1,759,816	78%

Operating Expenses
Practice salaries and benefits	2,393,954	1,446,243	947,711	66%
Other practice operating costs	1,845,070	916,408	928,662	101%
General and administrative	2,915,419	2,844,715	70,704	2%
Depreciation and amortization	73,385	23,782	49,603	209%
Loss from operations	(3,209,010)	(2,972,146)	(236,864)	-8%

Other Income (Expenses)
Loss on extinguishment of debt	(1,229,777)	(393,123)	(836,654)	-213%
Change in fair value of debt	(121,508)	(140,789)	19,281	14%
Financing cost	(135,528)	(1,221,911)	1,086,383	89%
Amortization of original issue and debt discounts on notes payable and convertible notes	(1,260,513)	(763,616)	(496,897)	-65%
Change in fair value of derivative financial instruments	671,822	(106,141)	777,963	733%
Interest expense	(244,085)	(193,109)	(50,976)	-26%
Total other expenses	(2,319,589)	(2,818,689)	499,100	18%

Net loss	$(5,528,599)	$(5,790,835)	$262,236	5%

Patient service revenue increased by $1,759,816, or 78%, from 2018 to 2019, primarily as a result of $2,061,032 revenue from NCFM, which was acquired on April 12, 2019, offset by lower revenue from NWC operations of $301,216 due to physician turnover, disability and retirement.

Practice salaries and benefits increased by $947,711, or 66%, in 2019 primarily as a result of new practice salary and benefits expense from the acquisition of NCFM.

Other practice operating costs increased by $928,662, or 101%, from 2018 to 2019, primarily as a result of added practice-related costs such as rent, supplies and lab fees incurred at NCFM following its acquisition in April 2019.

General and administrative costs increased by $70,704, or 2%, in 2019 primarily due to higher stock-based consulting fees and professional costs in 2019 and higher legal, professional and accounting costs related in part to the acquisition and integration of NCFM, offset by lower salary expense associated with a shift from a direct sales to an indirect sale approach for our Digital Healthcare segment.

Depreciation and amortization increased by $49,603, or 209%, in 2019 primarily as a result of depreciation of assets acquired in the NCFM acquisition, offset by lower depreciation from the adoption of ASU 2016-02 in 2019, which resulted in charges associated with a capital lease that were previously recorded as depreciation being charged to general and administrative expense.

Loss from operations increased by $236,864, or 8%, in 2019 primarily as a result of lower NWC revenue due to physician turnover, disability and retirement, offset by additional revenue and profit from the operation of NCFM from the acquisition date of April 12, 2019 through December 31, 2019.

Loss on extinguishment of debt increased by $836,654, or 213%, in 2019. Loss on extinguishment of debt in 2018 arose from an extinguishment loss in the amount of $348,938 related to the extension of debt issued to Dr. Michael Dent, as well as extinguishment losses totaling $152,415 related to the extension of convertible notes, and gains of $126,525 related to the write-off of derivative liabilities associated with nine convertible notes repaid during the period. Loss on extinguishment of debt in 2019 arose from losses associated with the extension of convertible notes and related party notes payable totaling $1,037,352 and losses associated with conversion of convertible notes payable of $358,513, offset by gains of $166,088 related to the write-off of derivative liabilities associated with convertible notes repaid in cash during the period.

Change in fair value of debt decreased by $19,281, or 14%, and results from certain convertible notes and notes payable to Dr. Michael Dent that were extended in previous periods and treated as an extinguishment and reissuance for accounting purposes, requiring these notes to be subsequently carried at fair value. The change in fair value at the end of each reporting period is recorded as “Change in fair value of debt.”

Financing cost decreased by $1,086,383, or 89%, in 2019. Financing cost in 2018 arose from the excess of fair value of derivative instruments over net proceeds received from the July 2018 Private Placement transaction, as well as from the issuance of 12 convertible promissory notes with a floating conversion rate that gave rise to an ECF derivative instrument with a fair value greater than the face value of the notes. Financing cost in 2019 arose from the issuance of 11 convertible promissory notes with a floating conversion rate.

Amortization of original issue and debt discounts increased by $496,897, or 65%, in 2019 as a result of the amortization of convertible notes with larger average discount balances being amortized in 2019.

Change in fair value of derivative financial instruments decreased by $777,963, or 733%, from a loss of $106,141 in 2018 to a gain of $671,822 in 2019. The 2018 loss related primarily to a $385,856 loss associated with the revaluation and reclassification to equity of derivatives associated with warrants issued in the July 2018 Private Placement. The 2019 gains result primarily from a decrease in the fair value of derivatives associated with floating-rate convertible notes payable.

Interest expense increased by $50,976, or 26%, in 2019 as a result of higher average balance on convertible notes and notes payable to related parties during 2019.

Total other expenses decreased by $499,100, or 18%, in 2019 primarily as a result of large financing costs in 2018 related to the July 2018 Private Placement transaction, a loss on the change in fair value of derivative financial instruments incurred in 2018 related to the July 2018 Private Placement transaction, and a large loss on debt extinguishment related to the extension of debt in 2018, offset in part by higher losses on debt extinguishment resulting primarily from the extension of convertible notes and related party notes and the conversion of convertible notes payable and higher amortization of discounts on convertible notes.

Net loss decreased by $262,236, or 5%, in 2019 primarily as a result of large financing costs in 2018 related to the July 2018 Private Placement transaction, a loss on the change in fair value of derivative financial instruments incurred in 2018 related to the July 2018 Private Placement transaction, a large loss on debt extinguishment related to the extension of debt in 2018, and profits generated by NCFM in 2019, offset in part by higher operating expenses due in part to the operations of NCFM in 2019.

Three Months Ended March 31, 2020 and 2019

The following table summarizes the changes in our results of operations for the three months ended March 31, 2020 compared with the three months ended March 31, 2019:

	Three Months Ended March 31,		Change
	2020	2019	Increase (Decrease) in $	Increase (Decrease) in %
Patient service revenue, net	$1,336,940	$464,990	$871,950	188%

Operating Expenses
Practice salaries and benefits	765,121	350,240	414,881	118%
Other practice operating costs	563,691	244,539	319,152	131%
General and administrative	510,976	691,802	(180,826)	-26%
Depreciation and amortization	24,786	1,655	23,131	1398%
Loss from operations	(527,634)	(823,246)	295,612	36%

Other Income (Expenses)
Loss on extinguishment of debt	(467,937)	(139,798)	(328,139)	-235%
Change in fair value of debt	35,965	(29,697)	65,662	221%
Financing cost	—	(33,903)	33,903	100%
Amortization of original issue and debt discounts on notes payable and convertible notes	(292,163)	(179,384)	(112,779)	-63%
Change in fair value of derivative financial instruments and contingent acquisition consideration	733,734	191,633	542,101	-283%
Interest expense	(62,181)	(46,322)	(15,859)	-34%
Total other expenses	(52,582)	(237,471)	184,889	78%

Net loss	$(580,216)	$(1,060,717)	$480,501	45%

Patient service revenue increased by $871,950, or 188%, from three months ended March 31, 2019 to 2020, primarily as a result of $846,272 revenue from NCFM (acquired on April 12, 2019) and $82,738 from BTG (started January 9, 2020), offset by lower revenue from NWC operations of $57,061.

Practice salaries and benefits increased by $414,881, or 118%, in 2020 primarily as a result of new practice salary and benefits expense from the acquisition of NCFM and the inception of BTG.

Other practice operating costs increased by $319,152, or 131%, in 2020 primarily as a result of new practice operating costs from the acquisition of NCFM and the inception of BTG.

General and administrative costs decreased by $180,826, or 26%, in 2020 primarily due to lower legal and accounting fees in 2020 as well as lower corporate overhead expense associated with a shift from a direct sales to an indirect sale approach for our Digital Healthcare segment.

Depreciation and amortization increased by $23,131, or 1,398%, in 2020 primarily as a result of depreciation of assets acquired in the NCFM acquisition.

Loss from operations decreased by $295,612, or 36%, in 2020 primarily as a result revenue and profit from the operations of NCFM and BTG in 2020, combined with lower general and administrative expenses related to the Digital Healthcare segment.

Loss on extinguishment of debt increased by $328,139, or 235%, in 2020, primarily as a result in the increase in the number of convertible notes payable repaid and converted. During 2020, we repaid $295,925 of principal and holders converted an additional $302,925 of principal into common shares. During 2019, we had only one conversion of principal totaling $171,500. Losses on extinguishment of debt arise when the fair value consideration paid to retire a convertible note exceeds the carrying value of the instrument being retired.

Change in fair value of debt increased by $65,662, or 221%, from a loss of $29,697 in 2019 to a gain of $35,965 in 2020. Such gains and losses result from certain convertible notes and notes payable to related parties that, in previous periods, were extended and treated as an extinguishment and reissuance for accounting purposes, requiring these notes to be subsequently carried at fair value. The change in fair value at the end of each reporting period is recorded as “Change in fair value of debt.”

Financing cost decreased by $33,903, or 10% in 2020. Financing cost arises when the inception date fair value of embedded conversion features on a convertible note are greater than the face value of the note. No such notes were issued in 2020.

Amortization of original issue and debt discounts increased by $112,779, or 63%, in 2020 as a result of the amortization of convertible notes with larger average discount balances being amortized in 2020.

Income from the change in fair value of derivative financial instruments and contingent acquisition consideration increased by $542,101, or 283%, due in large part to our change on January 1, 2020 from the Black-Scholes model to a binomial lattice model to estimate the fair value of certain financial instruments, including derivative financial instruments. We believe that the binomial lattice model results in a better estimate of fair value because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) necessary to fair value these instruments and, unlike the Black-Scholes model, also accommodates assumptions regarding investor exercise behavior and other market conditions that market participants would likely consider in negotiating the transfer of such an instruments. The increase in the change in fair value of derivative financial instruments stemmed primarily from the decrease in the fair value of certain bifurcated beneficial conversion feature derivative liabilities associated with convertible notes payable that were issued prior to January 1, 2020. We also recognized a loss on the change in the fair value of contingent acquisition consideration of $6,621 in 2020.

Interest expense increased by $15,859, or 34%, as a result of higher average balance on convertible notes and notes payable to related parties during 2020.

Total other expenses decreased by $184,889, or 78%, in 2020 primarily as a result of a substantial gain on change in fair value of derivative financial instruments in 2020 resulting from a change in estimate methodology, offset by higher amortization of original issue and debt discounts due to higher debt balances and higher loss on extinguishment of debt resulting from repayment and conversion of convertible notes payable.

Net loss decreased by $480,501, or 45%, in 2020 primarily as a result of revenue and profit from the NCFM and BTG businesses in 2020 that were not acquired or operations in 2019 and a gain on change in fair value of derivative financial instruments in 2020 resulting from a change in estimate methodology, offset by higher amortization of original issue and debt discounts due to higher debt balances and higher loss on extinguishment of debt resulting from repayment and conversion of convertible notes payable.

Liquidity and Capital Resources

Going Concern

As of December 31, 2019, we had a working capital deficit of $4,906,041 and accumulated deficit $16,029,654. For the year ended December 31, 2019, we had a net loss of $5,528,599 and net cash used by operating activities of $2,362,851. Net cash used in investing activities was $475,056, comprised principally of the cash portion of paid for the acquisition of NCFM totaling $465,000 (net of cash acquired). Net cash provided by financing activities was $2,812,570, resulting principally from resulting principally from $2,175,000 net proceeds from the issuance of convertible notes and $1,658,986 proceeds from the sale of common stock.

As of March 31, 2020, we had a working capital deficit of $3,749,487 and accumulated deficit $16,609,870. For the three months ended March 31, 2020, we had a net loss of $580,216 and net cash used by operating activities of $384,187. Net cash used in investing activities was $-0-. Net cash provided by financing activities was $478,012, resulting principally from $437,433 proceeds from the sale of common stock, $344,000 net proceeds from the issuance of convertible notes and $149,000 proceeds from the issuance of related party loans.

Our cash balance and revenues generated are not currently sufficient and cannot be projected to cover our operating expenses for the next twelve months from the date of this report. These matters raise substantial doubt about our ability to continue as a going concern. Management’s plans include attempting to improve its business profitability and its ability to generate sufficient cash flow from its operations to meet its needs on a timely basis, obtaining additional working capital funds through equity and debt financing arrangements, and restructuring on-going operations to eliminate inefficiencies to raise cash balance in order to meet our anticipated cash requirements for the next twelve months from the date of this report. However, there can be no assurance that these plans and arrangements will be sufficient to fund our ongoing capital expenditures, working capital, and other requirements. Management intends to make every effort to identify and develop sources of funds. The outcome of these matters cannot be predicted at this time. There can be no assurance that any additional financings will be available to us on satisfactory terms and conditions, if at all.

Our ability to continue as a going concern is dependent upon our ability to raise additional capital and achieve profitable operations. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should we be unable to continue as a going concern.

A novel strain of coronavirus, COVID-19, that was first identified in China in December 2019, has surfaced in several regions across the world and resulted in travel restrictions and business slowdowns or shutdowns in affected areas. The further spread of COVID-19, and the requirement to take action to limit the spread of the illness, may impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business and financial condition, including our potential to conduct financings on terms acceptable to us, if at all. The extent to which COVID-19 may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. We have taken certain cost-cutting measures, such as salary reductions, in order to address financial concerns caused by the COVID-19 pandemic, however no assurance can be given that these measures will prove effective in mitigating the economic downturn.

In July 2016, we entered into an Investment Agreement (the “Investment Agreement”) pursuant to which the investor has agreed to purchase up to $3,000,000 of our common stock over a three-year period starting upon registration of the underlying shares, with such shares put to the investor by us pursuant to a specified formula that limits the number of shares able to be put to the investor to the number equal to the average trading volume of our common shares for the ten consecutive trading days prior to the put notice being issued. During the three months ended March 31, 2020 and 2019, we received $122,423 and $493,226, respectively, from the proceeds of the sale of 1,331,432 and 2,128,644 shares, respectively, pursuant to the Investment Agreement. The investment agreement expires on May 15, 2020. On May 19, 2020 we entered into an Amendment Agreement with Iconic to extend the term of the Investment Agreement to May 15, 2022.

We intend that the cost of implementing our development and sales efforts related to the HealthLynked Network, as well as maintaining our existing and expanding overhead and administrative costs, will be financed from (i) profits generated by NCFM and, upon completion of the acquisition, from Cura and AHP, and (ii) outside funding sources available to us, including the put rights associated with the Investment Agreement, issuance of convertible notes, sales of our common stock, and loans from related parties. We expect to repay our outstanding convertible notes, which have an aggregate face value of $2,133,895 as of March 31, 2020, from outside funding sources, including but not limited to new convertible notes payable, amounts available upon the exercise of the put rights granted to us under the Investment Agreement, sales of equity, loans from related parties and others, or through the conversion of the convertible notes into equity. No assurances can be given that we will be able to access sufficient outside capital in a timely fashion in order to repay the convertible notes before they mature. If necessary funds are not available, our business and operations would be materially adversely affected and in such event, we would attempt to reduce costs and adjust our business plan.

Significant Liquidity Events

Through March 31, 2020, we have funded our operations principally through a combination of convertible promissory notes, private placements of our common stock, promissory notes and related party debt, as described below.

July 2018 Private Placement

On July 17, 2018, we completed a transaction (the “July 2018 Private Placement”) pursuant to which we sold the following securities: (1) an aggregate of 3,900,000 shares of our common stock, par value $0.0001 per share, (2) Pre-Funded Warrants to purchase an aggregate of 4,100,000 shares of our common stock with an exercise price of $0.0001 and a term of five-years, (3) Series A Warrants to purchase up to an aggregate of 8,000,000 shares of our common stock with an exercise price of $0.25 per share (subsequently reset to $0.2233 on the Repricing Date) and a term of five years, and (4) Series B Warrants to purchase up to a maximum of 17,000,000 shares of our common stock (subsequently reset at 2,745,757 pursuant to the terms of such warrants) at an exercise price of $0.0001. Net proceeds to the Company were $1,774,690. The Company also issued to the placement agent 640,000 Series A Warrants with the same terms as the investor’s Series A Warrants and Series B Warrants to purchase up to a maximum of 219,661 shares of Company common stock at an exercise price of $0.0001.

Investment Agreement

On July 7, 2016, we entered into the Investment Agreement with an accredited investor pursuant to which an accredited investor agreed to invest up to $3,000,000 to purchase the Company’s common stock, par value of $.0001 per share. The purchase price for such shares shall be 80% of the lowest volume weighted average price of our common stock during the five consecutive trading days prior to the date on which written notice is sent by us to the investor stating the number of shares that the Company is selling to the investor, subject to certain discounts and adjustments. Further, pursuant to an Amended Investment Agreement dated March 22, 2017, we granted to the investor warrants to purchase an aggregate of seven (7) million shares of common stock with the following fixed exercise prices: (i) four million shares at $0.25 per share; (ii) two million shares at $0.50 per share; and (iii) one million shares at $1.00 per share. The warrants also contain a “cashless exercise” provision and the shares underlying the warrants will not be registered. During the three months ended March 31, 2020 and 2019 and the years ended December 31, 2019 and 2018, we received proceeds from the sale of shares pursuant to the Investment Agreement totaling $122,423 (1,331,432 shares), $493,226 (2,128,644 shares), $929,986 (5,074,068 shares) and $440,523 (2,440,337 shares), respectively. The Investment Agreement expires on May 15, 2020. On May 19, 2020 we entered into an Amendment Agreement with Iconic to extend the term of the Investment Agreement to May 15, 2022.

Other Sales of Common Stock

During the three months ended March 31, 2020, the Company sold 2,554,944 shares of common stock in seven separate private placement transactions and received $335,000 in proceeds from the sales. The shares were issued at a share price of $0.23 per share with respect to 2,269,230 shares and $0.24 per share with respect to 285,714 shares.

During the three months ended March 31, 2019, we sold 1,133,334 shares of common stock in two separate private placement transactions and received $340,000 in proceeds from the sales. The shares were issued at a share price of $0.30 per share.

Convertible Notes Payable

As of March 31, 2020, we had outstanding convertible notes payable with aggregate face value of $2,133,895 maturing between August 15, 2020 and March 10, 2021, as follows:

			Conversion
		Interest	Price/
	Face Value	Rate	Discount	Maturity
$550k Note - July 2016	$550,000	6%	$0.08	December 31, 2020
$50k Note - July 2016	50,000	10%	$0.10	December 31, 2020
$111k Note - May 2017	111,000	10%	$0.35	December 31, 2020
$357.5k Note - April 2019	357,500	10%	$0.20	December 31, 2020
$108.9k Note - August 2019	33,947	10%	25%	August 26, 2020
$142.5k Note - October 2019	142,500	10%	39%	October 1, 2020
$103k Note V - October 2019	103,000	10%	39%	August 15, 2020
$108.9k Note II - October 2019	108,947	10%	25%	October 30, 2020
$128.5k Note - October 2019	128,500	10%	39%	October 30, 2020
$103k Note VI - November 2019	103,000	10%	39%	September 15, 2020
$78.8k Note II - December 2019	78,750	10%	25%	December 5, 2020
$131.3k Note - January 2020	131,250	10%	25%	January 31, 2021
$78k Note IV - January 2020	78,000	10%	39%	October 15, 2020
$157.5k Note - March 2020	157,500	10%	25%	March 10, 2021
	$2,133,895

PPP Loans

On May 8, 2020, we received an aggregate of $585,000 in loans under the Paycheck Protection Program (the “PPP”). The PPP loans, administered by the U.S. Small Business Administration and processed through Wells Fargo bank, were issued under the recently enacted Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act. The loans bear interest at 1% per annum in mature in May 2022. Principal and interest payments are deferred for the first six months of the loans. Pursuant to the terms of the PPP, principal amounts may be forgiven if loan proceeds are used for qualifying expenses as described in the CARES Act, including costs such as payroll, benefits, employer payroll taxes, rent and utilities. We plan to use the proceeds for payroll costs and other permitted expenses.

Plan of operation and future funding requirements

Our plan of operations is to profitably operate our Health Services business and continue to invest in our Digital Healthcare business, including our cloud-based online personal medical information and record archiving system, the “HealthLynked Network.”

We intend to market the HealthLynked Network via direct sales force targeting physicians’ offices, direct to patient marketing, affiliated marketing campaigns, co-marketing with online medical supplies retailer MedOffice Direct, and expanded southeast regional sales efforts. We intend that our initial primary sales strategy will be direct physician sales through the use of regional sales representatives whom we will hire as access to capital allows. In combination with our direct sales, we intend to also utilize Internet based marketing to increase penetration to targeted geographical areas. These campaigns will be focused on both physician providers and patient members.

If we fail to complete the development of, or successfully market, the HealthLynked Network, our ability to realize future increases in revenue and operating profits could be impacted, and our results of operations and financial position would be materially adversely affected.

In July 2018 we raised approximately $1.8 million in the July 2018 Private Placement for the purpose of technology enhancement, sales and marketing initiatives and to fund a portion of the first phase of our planned acquisition strategy. In 2019, we began implementation of our plan to acquire health service businesses and offer physician owners cash, stock, and deferred compensation. On April 15, 2019, we acquired HCFM for $750,000 in cash, $750,000 in shares of Company common stock and $500,000 in a three-year performance-based payout.

Currently, we are focusing on acquiring profitable ACOs with a concentration on physician-based ACOs in Florida, the Southeast, Texas, New York and Michigan. ACOs’ objectives are to reduce patients’ healthcare costs while improving their health. Our initial targets are physician-based Florida Medicare ACOs. Profitable ACOs have shared savings, which are payments made by the Medicare governing body CMS to ACOs whose Medicare patients have aggregate total savings over the regional threshold for all Medicare patients in the territory and that meet CMS’ quality standards. Given HealthLynked’s goal to improve healthcare and reduce healthcare costs for all patients, we anticipate that the ACO acquisition model can help us expand both physician and patient utilization of the HealthLynked Network while continuing to add incremental revenue and profit from to our health services and ACO segments. To this end, on February 5, 2020, subject to certain closing conditions, we entered into an Agreement and Plan of Merger to acquire Jacksonville, Florida-based CHM and its subsidiary AHP. CHM is a healthcare enablement company that empowers local providers to own and operate in a franchise-like model that extends their reach and capabilities to maximize revenue, deliver quality care and improve patient outcomes. CHM’s subsidiary AHP is an ACO with providers around the U.S. participating in the Medicare Shared Savings Program.

We plan to raise additional capital to fund our ongoing acquisition strategy. In addition, during 2019 we extended a significant portion of our outstanding debt until December 31, 2020. Specifically, all of Dr. Michael Dent’s notes payable with an aggregate face value of $646,000 and convertible notes payable held by Iconic Holdings LLC with an aggregate face value of $1,068,000 have been extended until December 31, 2020.

Historical Cash Flows

	Three Months Ended March 31,
	2020	2019
Net cash (used in) provided by:
Operating activities	$(384,187)	$(600,393)
Investing Activities	—	(4,302)
Financing activities	478,012	983,226
Net increase in cash	$93,825	$378,531

Operating Activities – During the three months ended March 31, 2020, we used cash from operating activities of $384,187, as compared with $600,393 in the same period of 2019. The decrease in cash usage results primarily from profits generated by NCFM and BTG in 2020, neither of which were operating under as part of the Company in the first quarter of 2019.

Investing Activities – During the three months ended March 31, 2020 and 2019, we used $-0- and $4,302, respectively, in investing activities, comprised mainly of computer and equipment purchases for the acquisition of HCFM (net of $35,000 cash received).

Financing Activities – During the three months ended March 31, 2020, we realized $437,433 from the proceeds of the sale of shares of common stock to investors and pursuant to the Investment Agreement, $344,000 net proceeds from the issuance of convertible notes and $149,000 net proceeds from the issuance of related party loans. We also repaid $373,094 of convertible loans. During the three months ended March 31, 2019, we realized $833,226 from the proceeds of the sale of shares of common stock to investors and pursuant to the Investment Agreement and $150,000 net proceeds from the issuance of convertible notes.

Exercise of Warrants and Options

There were no proceeds generated from the exercise of warrants or options during the three months ended March 31, 2020 or 2019.

Other Outstanding Obligations

Warrants

As of March 31, 2020, 48,333,767 shares of our Common Stock were issuable pursuant to the exercise of warrants with exercise prices ranging from $0.0001 to $1.00.

Options

As of March 31, 2020, 3,209,250 shares of our Common Stock were issuable pursuant to the exercise of options with exercise prices ranging from $0.08 to $0.31.

Off Balance Sheet Arrangements

None.

Contractual Obligations

	Operating	Capital	Total
	Leases	Leases	Commitments
2020	$164,809	$—	$164,809
2021	98,531	—	98,531
2022	52,662	—	52,662
2023	6,099	—	6,099
Total lease payments	322,101	—	322,101
Less interest	(73,007)	—	(73,007)
Present value of lease liabilities	$249,094	$—	$249,094

Operating lease commitments relate to the following leases in Naples, Florida. First, we entered into an operating lease for our NWC practice office in Naples, Florida. The lease commenced on August 1, 2013 and expires July 31, 2020. The lease is for a 6,901 square-foot space. The base rent for the first full year of the lease term is $251,287 per annum with increases during the period. Second, we entered into another operating lease in the same building for an additional 361 square feet space for use of the medical equipment for the same period. The base rent for the first full year of the lease term is $13,140 per annum. Third, we lease on a month-to-month basis approximately 2,500 square feet of office space in Naples, FL used for Digital Services division administration. Monthly rent is approximately $3,300. Fourth, we lease approximately 3,700 square feet for our NCFM practice office in Naples, Florida. The lease commenced on April 5, 2019 and expires May 30, 2022. Base rent for the first full year of the lease term is $66,825 per annum with scheduled increases in years two and three. Fifth, we entered into an operating lease for our BTG practice in Bonita Springs, FL. The lease commenced on January 9, 2020 and expires March 31, 2023. The lease is for a 2,149 square-foot space. The base rent for the first full year of the lease term is $21,490 per annum with increases during the period.

Our previous financing lease commitment, comprised of a capital equipment finance lease for Ultrasound equipment, expired in March 2020.

BUSINESS

Overview

HealthLynked Corp. is a growth stage company incorporated in the state of Nevada on August 6, 2014. We currently operate in two distinct divisions: Health Services and Digital Healthcare. Our Health Services division is comprised of the operations of (i) NWC, a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and General Practice, and (ii) NCFM, a Functional Medical Practice acquired in April 2019 that is engaged in improving the health of its patients through individualized and integrative health care. Our Digital Healthcare division develops and plans to operate an online personal medical information and record archive system, the “HealthLynked Network,” which will enable patients and doctors to keep track of medical information via the Internet in a cloud-based system.

Recent Developments

On February 27, 2020, we released our COVID-19 tracker application for IOS mobile devices. We released our Android version on March 5, 2020. The application allows users to report how they are feeling and if they are having any symptoms consistent with the COVID-19 infection. In addition, the application includes a detailed global map tracking the virus, the latest twitter feeds, and a real-time chat for users to engage with people from around the world to share information. As of March 24, 2020, the application was the number one downloaded medical app in the Apple Store.

On February 5, 2020, we entered into an Agreement and Plan of Merger to acquire CHM and its subsidiary AHP. CHM is a healthcare enablement company that empowers local providers to own and operate in a franchise-like model that extends their reach and capabilities to maximize revenue, deliver quality care and improve patient outcomes. CHM’s resources and solutions are administered as an extension of providers’ current in-practice resources, expanding care coordination, care management services and value-based analytics. These solutions support financial success within both traditional payment models and expansion to new services, allowing partners to succeed within current and ever emerging value-based payment models. AHP is an ACO with providers around the U.S. participating in the Medicare Shared Savings Program. AHP was formed to benefit the patients (Medicare Fee-for-Service Beneficiaries), providers and the communities it serves. AHP is built on a model of coordinated care to ensure that patients, especially the chronically ill and the elderly, receive the right care at the right time, avoiding unnecessary duplication of services and prevention of medical errors. Following completion of the acquisition, the business of CHM and AHP will constitute a new ACO division.

On May 18, 2020, the Parties entered into the Merger Agreement Amendment, which revises the Merger Consideration (as that term is defined in the Merger Agreement) payable to the Seller at Closing to the following: (i) $214,000 in cash; and (ii) 2,240,838 shares of the Corporation’s common stock. Also on May 18, 2020, the Closing of the transactions contemplated by the Transaction Documents took place, upon which the Target merged with and into HLYK FL, with HLYK FL as the surviving entity.

At the Effective Time set forth in the Transaction Documents: (i) the Seller received the Merger Consideration due at the Closing; (ii) articles of merger were filed with the Florida Department of State, Division of Corporations; (iii) all of the equity of the Target issued and outstanding immediately prior to the Effective Time was cancelled; (iv) HLYK FL continued as the surviving entity; and (v) HLYK FL remains a wholly-owned subsidiary of the Corporation.

Additionally, as a part of the Merger Consideration, the Seller is entitled to: (i) up to $223,500 additional cash consideration payable at the time the Target receives the final assessment from the Centers for Medicare and Medicaid Services (“CMS”) on the calculation of its current year Medicare Shares Savings Program (“MSSP”) payment (estimated to be by September 2020), with the cash consideration payment to be prorated up to but not more than a target MSSP payment of $1,725,000; (ii) up to $660,000 additional stock consideration payable at the time Target receives the final assessment of CMS on the calculation of MSSP Shared Savings, with the cash payment to be prorated up to but not more than a target MSSP payment of $1,725,000; and (iii) earn-out payments of up to $437,500 in cash based on revenue and profit targets in years 1 through 4 following the Closing.

Health Services Division

In August 2014, we acquired NWC, an OB/GYN practice in Naples, Florida that was established in 1996. NWC provides Obstetrical and Gynecological medical services to patients in the Southwest Florida region. NWC currently employs three OB/GYN physicians and two ARNP nurse practitioners. The services offered include obstetrical services for high and low risk patients, in office ultrasonography, and prenatal testing. Gynecological services include general physical exams, surgical procedures such as hysterectomy, bladder incontinence procedures, pelvic reconstruction, sterilization, endometrial ablation, advanced robotic surgery, contraceptive management and infertility testing and treatment.

On April 12, 2019 we acquired a 100% interest in Hughes Center for Functional Medicine (“HCFM”), a medical practice engaged in improving the health of its patients through individualized and integrative health care. HCFM, which was rebranded as NCFM upon acquisition, is a leader in functional medicine focusing on neurodegenerative diseases such as Alzheimer’s, Parkinson’s and Multiple Sclerosis. HCFM provides cutting-edge treatments to improve health and slow aging, including hormones, thyroid, weight loss, wellness and prevention. HCFM’s income streams are derived from patient office visits, a dedicated IV room, hyperbaric oxygen chambers, ozone, UVlrx, DNA sequence testing and the sale of supplements.

In January 2020, we launched a new physical therapy practice in Bonita Springs, Florida called Bridging the Gap Physical Therapy (“BTG”). BTG employs two doctors who provide hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery.

Digital HealthCare Division

We operate a cloud-based Patient Information Network (PIN) and record archiving system, referred to as the “HealthLynked Network”, which enables patients and doctors to keep track of medical information via the Internet in a cloud-based system. Through our website, www.HealthLynked.com and our mobile apps, patients can complete a detailed online personal medical history including past surgical history, medications, allergies, and family medical history. Once this information is entered, patients and their treating physicians are able to update the information as needed, to provide a comprehensive and up to date medical history.

We believe that the HealthLynked Network offers several advantages to patients and physicians not available in the market today. We provide a comprehensive marketing solution allowing physicians to market to both active and inactive patients, and an easy to use connection at the point of care through our patient access HUB. Patient members can access medical newsfeeds and groups. Our real-time appointment scheduling application allows for patients to book appointments online with participating healthcare providers. Our database and record archives allow for seamless sharing of medical records between healthcare providers and keeps patients in control of shared access. In the HealthLynked Network, parents can create accounts for their children that are linked to their family account, allowing them to provide access to healthcare providers, track vaccination records, allow hospitals and schools access to important medical information in case of emergencies. The HealthLynked Network is accessible 24 hours a day, 7 days a week, via the internet and on mobile applications for both Android and iOS devices. We believe this type of accessibility is important for schools and during office visits, but more important, in times of a medical emergency.

We anticipate that our system will also provide for 24-hour access to medical specialist healthcare providers who can answer medical questions and direct appropriate care to paying members. In addition to 24-hour access, patients may also schedule telemedicine consultations at set times with participating healthcare providers who have expertise in various specialized areas of medicine. Participating physicians can elect to allow patients to request online appointments either via our real-time app or by setting, in their administrator dashboard panel, times and days of the week that patients may request appointments. Appointment requests are then sent by our system to an email address specified by the physician’s office, who are then requested to follow up to confirm these appointment requests or automatically accept the appointment request.

HealthLynked has created 880,000 physician base profiles for most physicians in the United States, which are searchable on the Internet. Physicians can claim their profiles confirming the accuracy of the information free of charge.

There are three type of providers in the HealthLynked Network: in-network, out of network and participating providers. All physicians can claim their profile and update basic information online and add videos and images of their profile. Once a provider has claimed their profile they are considered in-network. Providers that opt pay a monthly fee for access to the full range of HealthLynked Network services, which include online scheduling, marketing services and analytics about their practice performance.

HealthLynked provider profiles enable participating providers to market directly to patients through our patient access HUB and online marketing services to recruit new patients and reengage with former patients. Physician practices generate more income the more patients they treat, so maximizing efficiency and patient turnover is critical to increasing total revenues and profitability. As such, we believe that our system will enable physicians to reduce the amount of time required to process patient intake forms, as patients will no longer be required to spend ten to thirty minutes filling out forms at each visit, and the practices’ staffs will not need to input this information multiple times into their electronic medical records systems. Patients complete their online profiles once, and thereafter, they and their physicians are able to update their profiles as needed. Physicians’ participating in the HealthLynked Network are required to update the patient records within 24 hours of seeing the patient. The information is organized in an easy to read format in order that a physician be able to review the necessary information quickly during, and prior to, patient visits, which in turn facilitates a more comprehensive and effective patient encounter.

Patient data is stored in conformity with the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act, and the regulations promulgated under each by the U.S. Department of Health and Human Services, Office of Civil Rights (collectively, “HIPAA”). The network utilizes Amazon AWS infrastructure which uses Amazon HIPPA complaint servers along with Amazon RDS with LAMP, HTML5 and several JavaScript frameworks, including Angular and React. Recommendations for end users are 512 kbps+ internet connection speed and a web browser such as Google Chrome, Internet Explorer, Mozilla Firefox, Safari or handheld devices such as iOS devices, android phones or tablets. Our developers utilize third party controls for functionality and user interface where the use of those controls adds value to the system beyond custom creation of new tools. We intend to adjust forward compatibility for major browser version updates, new browsers, operating system updates or new operating system as needed. The HealthLynked Network is EMR agnostic, and is compatible with all electronic medical records systems, allowing for minimal barriers to participation and broader penetration of the market.

In addition, on February 27, 2020, we released our COVID-19 tracker application for IOS mobile devices. We released our Android version on March 5, 2020. The application allows users to report how they are feeling and if they are having any symptoms consistent with the COVID-19 infection. In addition, the application includes a detailed global map tracking the virus, the latest twitter feeds, and a real-time chat for users to engage with people from around the world to share information. As of March 24, 2020, the application was the number one downloaded medical app in the Apple Store.

The HealthLynked Network- How It Works

Our system walks patients through a series of easy to use pages with point and click selections and drop-down menus that allow them to enter their past medical history, past surgical history, allergies, medications, and family medical history. In addition, members can create accounts for children under the age of 18 and keep track of required visits and vaccines. Members select physicians, schools, hospitals and other parties to whom they wish to grant access to their records. This access can be either ongoing, or restricted by time and date, in accordance with the patient’s control settings.

Physicians are required to have a claimed active account in order to access patients’ online records and receive referrals for new patients. Once a patient has granted their physician access to their medical charts, office intake paperwork can be downloaded by the physician without the need for the patient to fill out lengthy and repetitive paperwork. Upon completion of the office visit, providers are required to upload the medical record into the online patients’ file within 24 hours via eFax, APIs with select EMRs or through the HealthLynked Portal. Each patient’s account has a unique bar code that when faxed into our system is recognized for that patient, and archived in the patient’s chart, by date and provider. The HealthLynked Network is independent of any EMR system and physicians only require a fax machine or computer to participate, allowing for minimal barriers to participation and broader penetration of the market.

In addition to serving as a complete medical record archive, we believe that the HealthLynked Network allows for shorter wait times at doctors’ offices by giving doctors immediate access to patients’ complete medical information, insurance information and required treatment consent forms. Patients only need to verify their treating physician’s access to their files upon or prior to their next doctor’s visit. Patients are also able to coordinate multiple physician visits and keep an updated and complete personal medical record archive. These files may also be shared among a patient’s different specialty physicians, a function that we believe is especially helpful for patients who travel and may need to access their records or obtain physician referrals in multiple localities. We also believe that the HealthLynked Network is especially useful in medical emergencies when patients are unable to provide a medical history on their own because our system allows patients the option to grant healthcare providers, in advance, special access in emergency situations.

The HealthLynked Network also provides an online scheduling function for patients to book appointments with participating providers. Healthcare provider profiles feature physicians’ biographies, office locations, hours and available appointment times. In addition, the platform will provide patients with a list of recommended health screenings tailored to each patient’s unique medical history and demographics. Recommended screenings could include, but is not limited to, annual mammograms for women over the age of 40, colonoscopy every 10 years after the age of 50, recommended pap smear screenings, routine blood tests, and prostate exams. This base service will be free for patients. However, we plan to charge additional fees for real-time schedule booking, access to telemedicine service and access to a 24-hour nurse’s hotline and to charge physicians for upgraded physician profiles and SEO marketing.

Benefits for Multiple Constituencies

We believe that the HealthLynked Network provides numerous benefits for patients and their relatives, medical providers, hospitals, emergency rooms and schools.

Benefits for patients:

●	Base service, which includes all of the below benefits other than telemedicine and the nurse hotline, will be free

●	Easy online scheduling of appointments

●	Real-time booking for appointments available within 4 hours

●	Keep track of co-pays and deductibles on insurance plans

●	More accurate and detailed personal medical history

●	Complete medication lists with dosing and warnings of potential drug interactions

●	Ability to create accounts for children, and track recommended health screenings and vaccines

●	When traveling, patients will have the ability to access their medical records online 24 hours a day, 7 days a week even in the case of an emergency

●	Shortened wait times at physicians’ offices by reducing the need to fill out redundant paperwork

●	Access to a referral network of physicians across the United States who participate in the HealthLynked Network

●	Patients can access family members’ records in the event of illness or accident

●	Access to telemedicine for medical consultations and appointments for fee paying members

●	24-hour nurse hotline available for fee paying members

Benefits for physicians and providers:

●	More accurate patient medical history including past medical records

●	“EMR Agnostic” and compatible with all electronic medical records systems

●	A detailed and accurate medications list from patients

●	Shortened time for patients to complete necessary paperwork translating into improved efficiency, shorter wait times, greater patient satisfaction and higher revenues

●	Online marketing profiles

●	Comprehensive Marketing to active and inactive patients

●	SEO and marketing options

●	Co-pay and deductible information on patients’ insurance plans will be readily available

●	Additional revenue stream from signing up new patients

●	Online and real-time patient scheduling to control gaps in scheduling due to last minute cancelations by existing patients

●	Low membership fees of $300 - $400 per month per provider during the first year

●	Patient Access Hub “PAH” (provisional patent pending) is provided to physician offices free of charge to provide free Wi-Fi for their patients. Patient analytics are provided to physician members.

Benefits for hospitals and emergency rooms:

●	Information on patients who present that are not conscious to provide a complete medical history

●	Information on traveling patients who present to a hospital in an emergency situation

●	Online access to patient information 24 hours a day, 7 days a week

●	“EMR Agnostic” and compatible with all electronic medical records systems

●	No new equipment required

Benefits for schools:

●	Access by authorized school officials to students’ medical histories

●	Linked access to students’ primary care physicians

●	Access to vaccination records

●	Allergy and medication tracking

●	Emergency contact information of family members

Benefits for parents:

●	Complete children profiles

●	Access given to schools in case of medical emergences

●	List of allergies available to those granted access

●	Vaccine records available to those granted access

●	Recommended health screenings

●	Journal for health log and milestones through news feeds and groups

Business Model

Our business model is focused on market penetration and recruiting physicians and patients to use our system for archiving patient medical records, comprehensive marketing to active and inactive patients, a way to connect on a regular basis utilizing news feeds and groups, accessing new patients, and for on-line “real-time” scheduling physician appointments.

We currently charge physicians $300 - $400 per month to participate in the network. Physicians upload their patients into a secure patient portal to market to their active and inactive patients. They initially send to all their patients an email inviting them to claim their HLYK profile free of charge, update their profiles and bring it with them to their next visit to the physician’s office.

We also anticipate charging certain healthcare facilities either an annual or monthly fee that will vary per facility based upon number of professionals per facility. Currently, it is anticipated that hospitals and emergency rooms would be charged a higher fee for our services once our patient network has been expanded.

The base services of our network are free for patients, and they may also upgrade their service should they wish to receive telemedicine services and access to a 24-hour nurse hotline.

Pursuant to our business strategy, we began deployment of the HealthLynked Network by registering NWC’s approximately 6,000 active patients and 6,500 inactive patients. We intend to further populate the HealthLynked Network with patients from the healthcare providers serviced by CHM and AHP. While we expect to generate minimal revenues from physician fees related to such deployment in 2020, we anticipate that establishing the patient database will be a valuable marketing tool for telesales to physician practices.

Sales Strategy

During the fourth quarter of 2018, the Company developed a more efficient strategy regarding the marketing of the HealthLynked Network utilizing its patient access hub technology:

●	Eliminated the direct sales force, reducing our burn rate by approximately $50,000 per month

●	Adopted a more efficient telesales model for bringing on physicians “in network” to the HealthLynked Network, including the following:

o	Starting with physicians claiming their existing base profiles, confirming accuracy, and opting to be an “in network” provider free of charge

o	Providing Patient Access Hub (“PAH”) offering Wi-Fi to the practice patients free of charge

o	Providing patient analytics off the PAH to provider members

o	SEO/SEM campaigns direct to physician practices

o	Participation in healthcare events that offer CME credits to physicians is another excellent vehicle that we are using to introduce HLYK and our network to physicians. We anticipate one event per quarter as part of our marketing plan.

o	Focusing on comprehensive marketing to physicians active and inactive patients to improve retention and significantly increase practice revenue

o	Physicians upload patients in secured HLYK portal and send email for patients to claim their HLYK profile and update it to bring into the office for their next visit.

o	Use of HealthLynked Network for on-line appointment scheduling for patients

●	Direct to patient marketing, including SEO/SEM campaigns direct to patients

●	Affiliated marketing campaigns

●	Co-marketing with MedOfficeDirect (a virtual distributor of medical supplies to the general public and to physicians’ offices that is affiliated with our management team)

After 1.5 years of direct sales efforts, in 2018, we decided to eliminate the entire direct sales force after developing a more efficient and effective strategy for onboarding new in-network providers which eliminated an estimated $650,000 of annual cost. During 2019, we deployed our Patient Access Hub ‘PAH” (provisional patent pending) providing free Wi-Fi to the practice patients at no cost to our in-network physicians. Physician members will receive patient analytics from the PAH and we anticipate by the end of 2020 we will be attracting 1,000 physicians and 300,000 patients per quarter utilizing the patient access hub.

PAH analytics will include information such as most popular days, most popular times of day, patient wait times per physician, patient mix, and social media footprint, to name a few.

Healthcare events that offer continuing medical education (“CME”) credits to Physicians have proven to be an excellent target market for our services and we plan to continue with this strategy of at least one event per quarter going forward.

Our projected rapid growth over the next five years is due in large part to our roll out and utilization of the Patient Access Hub in medical practices.

Our marketing efforts towards physicians will emphasize how our systems can provide patient analytics, increase practice revenues, improve office efficiencies, and improve the accuracy of recorded patients’ medical histories.

Once a physician agrees to become a paying member, they will put all their patients in a secured portal in the cloud, and email them to claim their profile, update it and bring it in for their next office visit. As mentioned above, access to the HealthLynked Network is free for patients. The physicians then market to their active and inactive patients.

In combination with our telesales efforts described above, we intend to also utilize internet based search engine marketing an optimization (SEM/SEO) to increase our presence in certain targeted geographical areas. These campaigns will be focused on both physicians and patients. We believe that direct to consumer marketing through email campaigns will be an effective way to build interest and drive patient and physician demand for our services. We anticipate that we will be able to foster faster market penetration and increase demand for our services by marketing to “both sides”, the consumer and the practitioner once the telesales model is solidified.

Our campaigns will direct patients to look for physicians in the HealthLynked Network to ensure that they maintain the accuracy and completeness of their medical records. Our system will further allow patients to search for “in-network” physician providers and schedule online “real-time” appointments via our system. We believe that physicians in the HealthLynked Network will see an increase in new patients as a result of their participation and as more patients claim their profiles from the use of the PAH and the physicians’ initial emails to patients, the value to physicians of joining our network will increase from not only existing patient marketing, but also for acquisition of new patients in the HealthLynked Network.

We believe that affiliated marketing campaigns will be very helpful in attracting new users and increasing market awareness. We intend to partner with pharmaceutical companies, medical distributors, insurance companies; medical societies and others to cross market our products.

Intellectual Property

We have registered “HealthLynked” and our corporate logo as a service mark with the United States Patent and Trademark Office (the “USPTO”). We also filed a provisional patent application for the use of our Patient Access Hub filed on March 6, 2019 with the USPTO.

Research and Development

Our research and development efforts consist of building, developing, and enhancing the HealthLynked Network, including comprehensive marketing to active and inactive patients, the real time scheduling of appointments through our new mobile application, regular appointment scheduling, telemedicine appointment scheduling, sharing of secured documents between physicians and patients, and devise independent access mobile, tablet and web browser. Further, we are developing our systems to provide for secured date storage, drug interaction alerts, and the barcoding of documents for retrieval and storage.

Professional and General Liability Coverage

We maintain professional and general liability insurance policies with third-party insurers generally on a claims-made basis, subject to deductibles, policy aggregates, exclusions, and other restrictions, in accordance with standard industry practice. We believe that our insurance coverage is appropriate based upon our claims experience and the nature and risks of our business. However, no assurance can be given that any pending or future claim against us will not be successful or if successful will not exceed the limits of available insurance coverage. Our business entails an inherent risk of claims of medical malpractice against our affiliated physicians and us. We contract and pay premiums for professional liability insurance that indemnifies us and our affiliated healthcare professionals generally on a claims-made basis for losses incurred related to medical malpractice litigation. Professional liability coverage is required in order for our physicians to maintain hospital privileges.

Employees

As of May 27, 2020, we had 42 employees. None of our employees are covered by a collective bargaining agreement. We consider our relationship with our employees to be excellent.

Competition

The markets for our products and services are highly competitive, and are characterized by rapidly evolving technology and product standards, as well as frequent introduction of new products and services. All of our competitors are more established, benefit from greater name recognition, and have substantially greater financial, technical, and marketing resources than we do.

Our principal existing competitors include, but are not limited to, ZocDoc, Inc., AthenaHealth Inc., All-scripts Healthcare Solutions, Inc., Cerner Corporation, Epic Systems Corporation, Teledoc Health Inc. and Veritone Inc. In addition, we expect that major software information systems companies, large information technology consulting service providers, start-up companies, managed care companies and others specializing in the health care industry may offer competitive products and services.

We believe that we differ from our competitors in that we are not practice management software or an EMR provider. Companies like AthenaHealth Inc., Allscripts Healthcare Solutions, Inc., Cerner and Epic Systems Corporation offer software solutions to operate and manage a medical practice. Functions of these systems include patient billing, monitoring patient account balances and payments, tracking of appointments and creating encounter visits for each patient seen. HealthLynked works in conjunction with these practice management software systems and does not seek to replace them. Patients’ medical encounters created by these systems are uploaded to the patient’s profile in the HealthLynked Network. The HealthLynked Network can incorporate any physical or digital documents into a patient’s medical record history and thus allow it to be utilized across all healthcare platforms. HealthLynked provides an online appointment scheduling application that is similar to ZocDoc, Inc.’s offering, but in addition offers telemedicine appointments through our own patient interface.

The advantage of having a healthcare network independent of any one practice management or EMR software allows the HealthLynked system to be fully utilized across the entire medical community. Integration and participation by both patients and healthcare providers in a unified platform offers significant advantages in the quality and nature of healthcare delivery in the future. To our knowledge a unified healthcare network like HealthLynked currently does not exist in the market.

Amazon, Google, and Apple have also announced their intention to enter into the digital healthcare space, including in the area of patient health records.

Government Regulation

The healthcare industry is governed by a framework of federal and state laws, rules and regulations that are extensive and complex and for which, in many cases, the industry has the benefit of only limited judicial and regulatory interpretation. If we are found to have violated these laws, rules, or regulations, our business, financial condition, and results of operations could be materially adversely affected. Moreover, healthcare reform continues to attract significant legislative interest, regulatory activity, new approaches, legal challenges, and public attention that create uncertainty and the potential for additional changes. Healthcare reform implementation, additional legislation or regulations, and other changes in government policy or regulation may affect our reimbursement, restrict our existing operations, limit the expansion of our business, or impose additional compliance requirements and costs, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock.

Healthcare Reform

Health care laws and regulations are rapidly evolving and may change significantly in the future, which could adversely affect our financial condition and results of operations. In March 2010, the Patient Protection and Affordable Care Act and the accompanying Health Care and Education Affordability Reconciliation Act, collectively referred to as the Affordable Care Act (“ACA”), were enacted. The ACA includes a variety of health care reform provisions and requirements, which became effective at varying times since its enactment and substantially changed the way health care is financed by both governmental and private insurers.

In January 2017, President Donald Trump issued an executive order titled “Minimizing the Economic Burden of the Patient Protection and Affordable Care Act Pending Repeal.” The order directed agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, health care providers, health insurers, or manufacturers of pharmaceuticals or medical devices. In October 2017, President Trump issued a second executive order relating to the ACA titled “Promoting Healthcare Choice and Competition Across the United States,” which further directs federal agencies to modify how the ACA is implemented, and soon after announced the termination of the cost-sharing subsidies that reimburse insurers under the ACA. To date, Congressional efforts to completely repeal and replace the ACA have been unsuccessful. However, the individual mandate for health insurance coverage under the ACA was repealed by Congress as part of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017.

Other proposed changes and reforms to the ACA have included, or may include the following: prohibiting the federal government from operating health insurance marketplaces; eliminating the advanced premium tax credits, and cost sharing reductions for low income individuals who purchase their health insurance through the marketplaces; expanding and encouraging the use of private health savings accounts; providing for insurance plans that offer fewer and less extensive health insurance benefits than under the ACA’s essential health benefits package, including broader use of catastrophic coverage plans, or short-term health insurance; establishing and funding high risk pools or reinsurance programs for individuals with chronic or high cost conditions; and allowing insurers to sell insurance across state lines.

Because of the continued uncertainty about the implementation of the ACA, including the timing of and potential for legal challenges, repeal or amendment of that legislation and future of the health insurance exchanges, we cannot quantify or predict with any certainty the likely impact of the ACA on our business, financial condition, operating results and prospects.

Licensing and Certification

Our clinical personnel are subject to numerous federal, state, and local licensing laws and regulations, relating to, among other things, professional credentialing and professional ethics. Penalties for non-compliance with these laws and standards include loss of professional license, civil or criminal fines and penalties, and exclusion from participation in various governmental and other third-party healthcare programs. Our clinical professionals are also subject to state and federal regulation regarding prescribing medication and controlled substances. Every physician who administers, prescribes, or dispenses any controlled substance must be registered with the Drug Enforcement Administration (“DEA”). Additionally, our clinical personnel are required to meet applicable Medicaid and Medicare provider requirements, as set forth under state and federal laws, rules, and regulations. Further, our facilities are also subject to federal, state, and local licensing regulations: we may have to obtain regulatory approval, including certificates of need, before establishing certain types of healthcare facilities, offering certain services, or expending amounts in excess of statutory thresholds for healthcare equipment, facilities or programs. Our ability to operate profitably will depend, in part, upon our ability and the ability of our clinicians and facilities to obtain and maintain all necessary licenses, certifications, accreditations, and other approvals.

Fraud and Abuse Provisions

Existing federal laws, as well as similar state laws, relating to government-sponsored or funded healthcare programs, or “GHC Programs,” impose a variety of fraud and abuse prohibitions on healthcare companies like us. These laws are interpreted broadly and enforced aggressively by multiple government agencies, including the Office of Inspector General of the Department of Health and Human Services, the Department of Justice (the “DOJ”) and various state agencies. In addition, in the Deficit Reduction Act of 2005, Congress established a Medicaid Integrity Program to enhance federal and state efforts to detect Medicaid fraud, waste, and abuse and provide financial incentives for states to enact their own false claims legislation as an additional enforcement tool against Medicaid fraud and abuse. Since then, a growing number of states have enacted or expanded healthcare fraud and abuse laws.

The fraud and abuse provisions include extensive federal and state laws, rules and regulations applicable to us, particularly on the services offered through NWC. In particular, the federal anti-kickback statute has criminal provisions relating to the offer, payment, solicitation or receipt of any remuneration in return for either referring Medicaid, Medicare or other GHC Program business, or purchasing, leasing, ordering, or arranging for or recommending any service or item for which payment may be made by GHC Programs. In addition, the federal physician self-referral law, commonly known as the “Stark Law,” applies to physician ordering of certain designated health services reimbursable by Medicare from an entity with which the physician has a prohibited financial relationship. These laws are broadly worded and have been broadly interpreted by federal courts, and potentially subject many healthcare business arrangements to government investigation and prosecution, which can be costly and time consuming. Violations of these laws are punishable by substantial penalties, including monetary fines, civil penalties, administrative remedies, criminal sanctions (in the case of the anti-kickback statute), exclusion from participation in GHC Programs and forfeiture of amounts collected in violation of such laws, any of which could have an adverse effect on our business and results of operations.

There are a variety of other types of federal and state fraud and abuse laws, including laws authorizing the imposition of criminal, civil and administrative penalties for filing false or fraudulent claims for reimbursement with government healthcare programs. These laws include the civil False Claims Act (“FCA”), which prohibits the submission of, or causing to be submitted, false claims to GHC Programs, including Medicaid, Medicare, TRICARE (the program for military dependents and retirees), the Federal Employees Health Benefits Program, and insurance plans purchased through ACA exchanges. Substantial civil fines and multiple damages, along with other remedies, can be imposed for violating the FCA. Furthermore, proving a violation of the FCA requires only that the government show that the individual or company that submitted or caused to be submitted an allegedly false claim acted in “reckless disregard” or in “deliberate ignorance” of the truth or falsity of the claim or with “willful disregard,” notwithstanding that there may have been no specific intent to defraud the government program and no actual knowledge that the claim was false (which typically are required to be shown to sustain a criminal conviction). The FCA also applies to the improper retention of known overpayments and includes “whistleblower” provisions that permit private citizens to sue a claimant on behalf of the government and thereby share in the amounts recovered under the law and to receive additional remedies. In recent years, many cases have been brought against healthcare companies by such “whistleblowers,” which have resulted in judgments or, more often, settlements involving substantial payments to the government by the companies involved. It is anticipated that the number of such actions against healthcare companies will continue to increase with the enactment or enhancement of a growing number of state false claims acts, certain amendments to the FCA and enhanced government enforcement.

Further, HIPAA established a national Health Care Fraud and Abuse Control Program under the joint direction of the Attorney General and the Secretary of the U.S. Department of Health and Human Services (HHS), acting through the Inspector General, designed to coordinate federal, state, and local law enforcement activities with respect to health care fraud and abuse. Under HIPAA, a healthcare benefit program includes any private plan or contract affecting interstate commerce under which any medical benefit, item, or service is provided. A person or entity that knowingly and willfully obtains the money or property of any healthcare benefit program by means of false or fraudulent representations in connection with the delivery of healthcare services is subject to a fine or imprisonment, or both. In addition, HIPAA authorizes the imposition of civil money penalties against entities that employ or enter into contracts with excluded Medicare or Medicaid program participants if such entities provide services to federal health program beneficiaries.

In addition, federal and state agencies that administer healthcare programs have at their disposal statutes, commonly known as “civil money penalty laws,” that authorize substantial administrative fines and exclusion from government programs in cases where an individual or company that filed a false claim, or caused a false claim to be filed, knew or should have known that the claim was false or fraudulent. As under the FCA, it often is not necessary for the agency to show that the claimant had actual knowledge that the claim was false or fraudulent in order to impose these penalties.

The civil and administrative false claims statutes are being applied in an increasingly broader range of circumstances. For example, government authorities have asserted that claiming reimbursement for services that fail to meet applicable quality standards may, under certain circumstances, violate these statutes. Government authorities also often take the position, now with support in the FCA, that claims for services that were induced by kickbacks, Stark Law violations or other illicit marketing schemes are fraudulent and, therefore, violate the false claims statutes. Many of the laws and regulations referenced above can be used in conjunction with each other.

If we were excluded from participation in any government-sponsored healthcare programs, not only would we be prohibited from submitting claims for reimbursement under such programs, but we also would be unable to contract with other healthcare providers, such as hospitals, to provide services to them. It could also adversely affect our ability to contract with, or to obtain payment from, non-governmental payors.

Although we intend to conduct our business in compliance with all applicable federal and state fraud and abuse laws, many of the laws, rules and regulations applicable to us, including those relating to billing and those relating to financial relationships with physicians and hospitals, are broadly worded and may be interpreted or applied by prosecutorial, regulatory or judicial authorities in ways that we cannot predict. Accordingly, we cannot assure you that our arrangements or business practices will not be subject to government scrutiny or be alleged or found to violate applicable fraud and abuse laws. Moreover, the standards of business conduct expected of healthcare companies under these laws and regulations have become more stringent in recent years, even in instances where there has been no change in statutory or regulatory language. If there is a determination by government authorities that we have not complied with any of these laws, rules and regulations, our business, financial condition and results of operations could be materially, adversely affected.

Government Reimbursement Requirements

In order to participate in the various state Medicaid programs and in the Medicare program, we must comply with stringent and often complex enrollment and reimbursement requirements. Moreover, different states impose differing standards for their Medicaid programs. While we believe that we adhere to the laws, rules and regulations applicable to the government programs in which we participate, any failure to comply with these laws, rules and regulations could negatively affect our business, financial condition and results of operations.

In addition, GHC Programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review and new governmental funding restrictions, all of which may materially increase or decrease program payments, as well as affect the cost of providing services and the timing of payments to providers. Moreover, because these programs generally provide for reimbursement on a fee-schedule basis rather than on a charge-related basis, we generally cannot increase our revenue by increasing the amount we charge for our services. To the extent our costs increase, we may not be able to recover our increased costs from these programs, and cost containment measures and market changes in non-governmental insurance plans have generally restricted our ability to recover, or shift to non-governmental payors, these increased costs. In attempts to limit federal and state spending, there have been, and we expect that there will continue to be, a number of proposals to limit or reduce Medicaid and Medicare reimbursement for various services. Our business may be significantly and adversely affected by any such changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicaid, Medicare and other government healthcare programs.

Our business also could be adversely affected by reductions in or limitations of reimbursement amounts or rates under these government programs, reductions in funding of these programs or elimination of coverage for certain individuals or treatments under these programs.

HIPAA and Other Privacy Laws

Numerous federal and state laws, rules, and regulations govern the collection, dissemination, use, and confidentiality of protected health information, including HIPAA, and its implementing regulations, violations of which are punishable by monetary fines, civil penalties and, in some cases, criminal sanctions. As part of the HealthLynked Network and our medical record keeping, third-party billing and other services, we collect and maintain protected health information on the patients that we serve.

Pursuant to HIPAA, the HHS has adopted standards to protect the privacy and security of individually identifiable health information, known as the Privacy Standards and Security Standards. HHS’ Privacy Standards apply to medical records and other individually identifiable health information in any form, whether electronic, paper or oral, that is used or disclosed by healthcare providers, hospitals, health plans and healthcare clearinghouses, which are known as “covered entities.” HHS’ Security Standards require healthcare providers to implement administrative, physical and technical safeguards to protect the integrity, confidentiality and availability of individually identifiable health information that is electronically received, maintained or transmitted (including between us and our affiliated practices). Further, the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”) strengthened and expanded HIPAA, increased penalties for violations, gave patients new rights to restrict uses and disclosures of their health information, and imposed a number of privacy and security requirements directly on business associates that perform functions or services on behalf of covered entities. Specifically, HITECH requires that covered entities report any unauthorized use or disclosure of protected health information that meets the definition of a “breach” to the affected individuals, HHS, and, depending on the number of affected individuals, the media for the affected market. In addition, HITECH requires that business associates report breaches to their covered entity customers. HITECH also authorizes state Attorneys General to bring civil actions in response to violations of HIPAA that threaten the privacy of state residents. Final regulations implementing the HITECH requirements were issued in January 2013.

In addition to the federal HIPAA and HITECH requirements, numerous other state and certain other federal laws protect the confidentiality of patient information, including state medical privacy laws, state social security number protection laws, state genetic privacy laws, human subjects research laws and federal and state consumer protection laws.

Compliance Programs

Organizations that receive reimbursement from a federal or state government payor are expected by the federal government to have a compliance program. Specifically, compliance programs are integral to identifying and rectifying fraud and abuse risk areas, billing and coding violations, and educating employees about the law and other legal requirements or restrictions within the scope of their practice. We maintain a program to monitor compliance with federal and state laws and regulations applicable to healthcare entities. We believe that our compliance program meets the relevant standards provided by the Office of Inspector General of the Department of Health and Human Services.

Environmental Regulations

Our healthcare operations generate medical waste that must be disposed of in compliance with federal, state and local environmental laws, rules and regulations. Our office-based operations are subject to compliance with various other environmental laws, rules and regulations. Such compliance does not, and we anticipate that such compliance will not, materially affect our capital expenditures, financial position or results of operations.

Fair Debt Collection Practices Act

Some of our operations may be subject to compliance with certain provisions of the Fair Debt Collection Practices Act and comparable state laws. Under the Fair Debt Collection Practices Act, a third-party collection company is restricted in the methods it uses to contact consumer debtors and elicit payments with respect to placed accounts. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the Fair Debt Collection Practices Act. Florida’s Consumer Collection Practices Act is broader than the federal legislation, applying the regulations to “creditors” as well as “collectors,” whereas the Fair Debt Collection Practices Act is applicable only to collectors. This prohibits creditors who are attempting to collect their own debts from engaging in behavior prohibited by the Fair Debt Collection Practices Act and Consumer Collection Practices Act. The Consumer Collection Practices Act has very specific guidelines regarding which actions debt collectors and creditors may engage in to collect unpaid debt.

Government Investigations

We expect that audits, inquiries and investigations from government authorities, agencies, contractors and payors will occur in the ordinary course of business. Such audits, inquiries and investigations and their ultimate resolutions, individually or in the aggregate, could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock.

MANAGEMENT

The following table sets forth information regarding our executive officers and directors. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Name	Age	Positions with the Company
Michael Dent, MD	56	Chief Executive Officer and Chairman of the Board of Directors
George O’Leary	57	Chief Financial Officer and Director
Robert Mino	45	Director
Robert Gasparini	65	Director

Michael T. Dent, MD, Founder, Chief Executive Officer and Chairman of the Board of Directors. Dr. Dent founded the Naples Women’s Center in 1996 where he served as its principal executive from formation through February 2016. He is also Co-Founder and Managing Director of InLight Capital Partners LLC since January 2014 and is responsible for its healthcare, information technology and life science investments. He has held key leadership positions in business development, operations, corporate development, and strategy in the healthcare and technology industries since the mid-90s. Prior to founding InLight Capital Partners, Dr. Dent was Founder, Chairman and Chief Executive Officer of NeoGenomics Laboratories (Nasdaq: NEO) where he was on the Board of Directors from 1998 until July 2015. As a retired physician, Dr. Dent is uniquely qualified to understand the challenges and opportunities in healthcare and emerging technologies. Dr. Dent received his Bachelors Degree from Davidson College, where he majored in both Biology and Pre-Med, and went on to earn his medical degree from The University of South Carolina in Charleston, South Carolina. Dr. Dent also attended Florida Gulf Coast University’s Business Executive Education program. Dr. Dent holds a board affiliation with MedOfficeDirect (Founder). Our board of directors believes Dr. Dent’s perspective as the founder of the Company, his industry knowledge and prior experience as a director of a public company and familiarity with public company governance, provide him with the qualifications and skills to serve as a director.

George G. O’Leary, Chief Financial Officer and Member of the Board of Directors. Mr. O’Leary has served as our Chief Financial Officer since August 6, 2014. Mr. O’Leary is also Co-Founder and Managing Director of InLight Capital Partners LLC since January 2014. He is a financially trained senior executive specializing in innovative strategic problem solving across functional and industry boundaries. Mr. O’Leary is currently the Chairman of the Board of Directors of Timios Holdings Corp. since March 2014 and on the Board of Directors of MedOfficeDirect since October 2013. From June 2009 to May 2013 Mr. O’Leary was Chairman of the Board and Chief Financial Officer of Protection Plus Securities Corporation until it was sold to Universal Protection Services. From February 2007 to June 2015, Mr. O’Leary was a member of the Board of Directors of NeoMedia Technologies. Mr. O’Leary is founder and President of SKS Consulting of South Florida Corp. (“SKS”) since June 2006 where he works with public and private companies in board representation and/or under consulting agreements providing executive level management expertise, as well as helping the implementation and execution of their companies’ strategic & operational plans. Mr. O’Leary started SKS with the mission to help companies focus on high growth initiatives and execution of their core business while shedding non-core business assets. From 1996 to 2000, Mr. O’Leary was Chief Executive Officer and President of Communication Resources Incorporated (“CRI”), where annual revenues grew from $5 million to $40 million during his tenure. Prior to CRI, Mr. O’Leary was Vice President of Operations of Cablevision Industries, where he ran $125 million of business until it was sold to Time Warner. Mr. O’Leary started his professional career as a senior accountant with Peat Marwick and Mitchell (KPMG). Mr. O’Leary holds a B.B.A. degree in Accounting with honors from Siena College. Our board of directors believes Mr. O’Leary’s extensive business experience provides him with the qualifications and skills to serve as a director.

Robert P. Mino, JD, MBA, MS, Director. Mr. Mino has served as General Counsel of Applied Food Technologies (a testing laboratory), General Manager at Somahlution (a medical device company) and Corporate Counsel and VP, Business Development at Sancilio Pharmaceuticals (a pharmaceutical and dietary supplement company), performing on the executive leadership teams of each. Mr. Mino began his career conducting molecular biology research before holding several positions of increasing responsibility at Sigma Aldrich, Roche Diagnostics and Applied Biosystems, respectively, starting in field sales and culminating as the strategic marketing manager N. and S. America for DNA Sequencing. In 2011, Mr. Mino opened his own law and consulting practice where he practices today. He concurrently serves as the VP, Life Sciences for the Business Development Board of Palm Beach County. Mr. Mino earned a JD, MBA, and MS (Medical Sciences) from University of Florida and a B.S. (Genetics) from the University of Georgia. He also earned a Certificate in Copyright Law from Harvard University and a Regulatory Affairs Certificate (Drug and Device) from RAPS. Our board of directors believes Mr. Mino’s extensive business experience and scientific knowledge provides him with the qualifications and skills to serve as a director.

Robert Gasparini, Director. Mr. Gasparini started his career in the genetics laboratories at the University of CT and became an assistant professor there from 1985-1990. From 1990-1993 he was Technical Director of Genetics at Tufts and from 1993-1997 he was Assistant Director for the Prenatal Diagnostic Center in Lexington MA (a Mass General affiliate). Mr. Gasparini also worked as a Manager of Worldwide and Strategic Marketing with Ventana Medical Systems from 1998-2000 and in 2001, he became Director of Genetics for US Labs in Irvine California. Mr. Gasparini was a key executive at NeoGenomics Laboratories serving in many capacities with the company including President and Chief Scientific Officer as well as being on the Board of Directors from 2004-2014. Mr. Gasparini has 28 years of combined service on national committees and Boards of Directors and has published 15 peer-reviewed articles and over 30 peer-reviewed abstracts. Our board of directors believes Mr. Gasparini’s extensive business experience provides him with the qualifications and skills to serve as a director.

Family Relationships

No family relationships exist between any of our current or former directors or executive officers.

Involvement is Certain Legal Proceedings

No director, executive officer or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Limitation of Liability of Directors

Our Amended and Restated Articles of Incorporation states that directors and officers shall be indemnified and held harmless to the fullest extend legally permissible under the laws of the State of Nevada, from time to time, against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him/her in connection with acts performed in such capacity. Such right of indemnification shall be a contract right, which may be enforced in a nay manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding.

Board Independence

Because the Company’s Common Stock is not listed on a national securities exchange, the Company is not currently required to comply with any board independence requirements. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Based on this review, Mr. Mino and Mr. Gasparini would be considered independent directors of the Company.

Board Committees

We do not have a standing audit committee. Our full board of directors perform the functions usually designated to an audit committee. While Mr. O’Leary qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, neither Mr. O’Leary nor Dr. Dent qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by NASDAQ Rules. Moreover, neither Mr. Mino nor Mr. Gasparini qualifies as an “audit committee financial expert.” We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our board of directors does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committees can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated positive cash flow to date. If and when we generate increased revenue and positive cash flow in the future, we intend to form a standing audit committee and identify and appoint an independent financial expert to serve on our audit committee.

Director Nominees

Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which security holders may recommend nominees to the Board of Directors.

Compliance with Section 16(a) of Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of such reports and representations from the reporting persons, we believe that during the fiscal year ended December 31, 2019, the respective Forms 3 of Messrs. Mino and Gasparini were not timely filed.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to adopt one as we further develop our infrastructure and business.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid to our principal executive officer, principal financial officer, and our highest paid executive officer, for the years ended December 31, 2019 and 2018:

				Stock	Option	All
		Salary	Bonus	Awards (1)	Awards (2)	Other Compensation	Total
Name and Position	Year	($)	($)	($)	($)	($)	($)

Michael Dent	2019	49,808	—	—	—	—	49,808
(Chief Executive Officer)	2018	65,846	—	—	—	—	65,846

George O’Leary	2019	195,654	—	—	—	—	195,654
(Chief Financial Officer)	2018	157,692	12,500	30,549	366,587	—	567,328

Robert Horel (3)	2019	27,288	—	—	—	—	27,288
(Chief Marketing Officer)	2018	215,000	—	—	—	—	215,000

(1)	Reflects fair value of unrestricted stock awards on the grant date. Stock awards for Mr. O’Leary in 2018 include 100,000 shares granted on July 1, 2018 pursuant to Mr. O’Leary’s Extension Letter Agreement.
(2)	Reflects the grant date fair values of stock options. Option awards for Mr. O’Leary in 2018 include a 10-year option to purchase 1,200,000 shares of Company common stock at an exercise price of $0.31 pursuant to Mr. O’Leary’s Extension Letter Agreement.
(3)	Mr. Horel was terminated with an effective date of January 31, 2019.

Employment Agreements

On July 1, 2016, we entered into an employment agreement with Dr. Michael Dent, Chief Executive Officer and a member of our Board of Directors. Dr. Dent’s employment agreement continues until terminated by Dr. Dent, or us and provides for an initial annual base salary of $70,000. Dr. Dent is eligible to receive performance-based incentives, pro-rated for the number of months of service in any given year. Annual bonuses are awarded based on set annual target incentives for executives and other senior ranking employees that are to be determined by the to-be-established Compensation Committee of the Board of Directors. In addition, Mr. Dent is also entitled to receive 500,000 time-based options, as well as 500,000 performance-based options, all of which vest in accordance with the schedule set forth in the employment agreement. If Dr. Dent’s employment is terminated by us (unless such termination is “For Cause” (as defined in his employment agreement)), then upon signing a general waiver and release, Dr. Dent will be entitled to severance in an amount equal to 12 months of his then-current annual base salary, as well as the pro-rata portion of any bonus that would be due and payable to him. In the event that Dr. Dent terminates the employment agreement, he shall be entitled to any accrued but unpaid salary and other benefits up to and including the date of termination, and the pro-rata portion of any unvested time-based options up until the date of separation.

On July 1, 2016, we entered into an agreement with Mr. George O’Leary, our Chief Financial Officer and a member of our Board of Directors, extending his prior agreement with the Company. Mr. O’Leary’s employment agreement continues until terminated by Mr. O’Leary, or us and provides for an initial annual base salary of $90,000 a year and shall increase to $100,000 per year in year two. Mr. O’Leary is also eligible to receive performance-based incentives. In addition, Mr. O’Leary is also entitled to receive stock options to purchase up to 600,000 shares of common stock of the Company at an exercise price equivalent to the closing price per share at which the stock is quoted on the day prior to his start date. The grant of such options will be made pursuant to the Company’s stock option plan then in effect, shall have a ten-year term from the grant date and shall vest in accordance with the schedule set forth in the agreement. In addition, Mr. O’Leary shall receive healthcare allowance of $750 per month and a car allowance of $650 per month to be paid at the beginning of each month. If Mr. O’Leary employment is terminated by us (unless such termination is “For Cause” (as defined in his employment agreement), then upon signing a general waiver and release, Mr. O’Leary will be entitled to receive his base salary and the Company shall maintain his employee benefits for a period of twelve (12) months beginning on the date of termination. In the event that Mr. O’Leary terminates the agreement, he shall be entitled to any accrued by unpaid salary and other benefits up to and including the date of termination. On July 1, 2018, the Company and Mr. O’Leary entered into an Extension Letter Agreement pursuant to which Mr. O’Leary was increased to full time employment (previously half-time) and agreed to extend the term of his employment to September 30, 2022. In addition to a base salary, the extension provides Mr. O’Leary with certain performance-based cash bonuses, stock grants, and stock option grants. In connection with the extension, Mr. O’Leary was also granted (i) 100,000 shares of Company common stock and will be granted an additional 100,000 shares on each of July 1, 2019, 2020 and 2021, and (ii) a 10-year option to purchase 1,200,000 shares of Company common stock at an exercise price of $0.31, of which 150,000 vest on July 1, 2019, 450,000 vest monthly from July 1, 2019 to July 1, 2022 and 600,000 vest based on specified performance measures related to the Company’s fiscal years 2018 through 2021.

Outstanding Equity Awards at Year-End

The following table contains information concerning unexercised options that have not vested as of December 31, 2019 with respect to the executive officers named in the Summary Compensation Table:

			Number of
			Securities
	Number of Securities		Underlying
	Underlying		Unexercised	Option
	Unexercised Options		Unearned	Exercise	Option
	Exercisable	Unexercisable	Options	Price	Expiration
	(#)	(#)	(#)	($)	Date
Michael Dent	725,000	25,000	25,000	$0.08	7/1/2026
(Chief Executive Officer)

George O’Leary	400,000	—	—	$0.08	7/1/2026
(Chief Financial Officer)	375,000	675,000	675,000	$0.31	6/30/2028

Robert Horel (1)	—	—	—	—	—
(Chief Marketing Officer)

(1)	Mr. Horel was terminated with an effective date of January 31, 2019, at which time all of his options were forfeited.

On January 1, 2016, the Company instituted the 2016 Equity Incentive Plan (the “EIP”) for the purpose of having equity awards available to allow for equity participation by its employees. The EIP allows for the issuance of up to 15,503,680 shares of the Company’s common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or restricted shares. The EIP is governed by the Company’s board, or a committee that may be appointed by the board in the future.

During the year ended December 31, 2018, we granted a 10-year option to purchase 1,200,000 shares of common stock at an exercise price of $0.31 pursuant to Mr. O’Leary’s Extension Letter Agreement dated July 1, 2018.

Director Compensation

Our directors did not receive any compensation for their services for the years ending December 31, 2019 and 2018 except as set forth above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Michael Dent

Our founder and CEO, Dr. Michael Dent, has made loans to the Company from time to time in the form of unsecured promissory notes payable. The carrying values of notes payable to Dr. Dent as of March 31, 2020 and December 31, 2019 and 2018 were as follows:

		Interest	March 31,		December 31,
Inception Date	Maturity Date	Rate	2020		2019
January 12, 2017	December 31, 2020	10%	$37,624	*	$38,378	*
January 18, 2017	December 31, 2020	10%	21,474	*	21,904	*
January 24, 2017	December 31, 2020	10%	53,623	*	54,696	*
February 9, 2017	December 31, 2020	10%	32,073	*	32,715	*
April 20, 2017	December 31, 2020	10%	10,543	*	10,754	*
June 15, 2017	December 31, 2020	10%	33,881	*	34,560	*
August 17, 2017	December 31, 2020	10%	20,585	*	20,997	*
August 24, 2017	December 31, 2020	10%	38,541	*	39,312	*
September 7, 2017	December 31, 2020	10%	35,868	*	36,586	*
September 21, 2017	December 31, 2020	10%	27,079	*	27,621	*
September 29, 2017	December 31, 2020	10%	12,242	*	12,487	*
December 21, 2017	December 31, 2020	10%	14,037	*	14,318	*
January 8, 2018	December 31, 2020	10%	74,915	*	76,415	*
January 11, 2018	December 31, 2020	10%	8,984	*	9,164	*
January 26, 2018	December 31, 2020	10%	17,364	*	17,712	*
January 3, 2014	December 31, 2020	10%	290,519	*	296,336	*
January 7, 2020	July 3, 2020	10%	87,685		—

			$817,037		$743,955

*	Denotes that note payable is reflected at fair value

Interest accrued on the above unsecured promissory notes as of March 31, 2020, December 31, 2019 and 2018 was $208,963, $192,888 and $129,117, respectively.

On February 12, 2018, the Company issued a five-year warrant to purchase 6,678,462 shares of common stock at an exercise price of $0.065 per share to Dr. Dent (the “2018 Warrant”) as an inducement to (i) extend the maturity dates of up to $439,450 loaned by Dr. Dent to the Company in 2017 and 2018 in the form of unsecured promissory notes, including $75,000 loaned from Dr. Dent to the Company in January 2018 to allow the Company to retire an existing convertible promissory note payable to a third party before such convertible promissory note became eligible for conversion, and (ii) provide continued loans to the Company. The fair value of the warrant was calculated using the Black-Scholes pricing model at $337,466, with the following assumptions: risk-free interest rate of 2.56%, expected life of 5 years, volatility of 268.90%, and expected dividend yield of zero. On March 28, 2018, Dr. Dent agreed to extend the maturity dates of promissory notes with an aggregate face value of $177,500, which were originally scheduled to mature before September 30, 2018, by one year from the original maturity date. Because the fair value of the warrants was greater than 10% of the present value of the remaining cash flows under the modified promissory notes, the transaction was treated as a debt extinguishment and reissuance of new debt instruments pursuant to the guidance of ASC 470-50 “Debt – Modifications and Extinguishments” (“ASC 470-50”). A loss on debt extinguishment was recorded in the amount of $348,938, equal to the fair value of the warrants of $337,466, plus the excess of $11,472 of the fair value of the reissued debt instruments over the carrying value of the existing debt instruments at the time of extinguishment. The change in fair value of the reissued debt instruments subsequent to the reissuance date, which is included on the statement of operations in “Change in fair value of debt,” was $24,098 and $15,029 in the years ended December 31, 2019 and 2018, respectively.

On July 18, 2018, in connection with a $2,000,000 private placement by a third-party investor, Dr. Dent agreed to extend the maturity date on all of the above notes until December 31, 2019 for no additional consideration.

On December 31, 2019, Dr. Dent agreed to further extend the maturity date on all of the above notes until December 31, 2020 in exchange for (i) a new five-year warrant to purchase 1,157,143 shares of common stock at an exercise price of $0.014 per share, and (ii) an extension of the expiration date on the 2018 Dr. Dent Warrant from February 12, 2023 to January 1, 2025. The fair value of the warrant was calculated using the Black-Scholes pricing model at $133,943, with the following assumptions: risk-free interest rate of 1.69%, expected life of 5 years, volatility of 119.72%, and expected dividend yield of zero. The incremental fair value of the extended 2018 Dr. Dent Warrant was $66,572, being the excess Black-Scholes fair value of the warrant immediately after the change in terms over the Black-Scholes fair value immediately before the change in terms. Because the fair value of consideration issued was greater than 10% of the present value of the remaining cash flows under the modified promissory notes, the transaction was treated as a debt extinguishment and reissuance of new debt instruments pursuant to the guidance of ASC 470-50. A loss on debt extinguishment was recorded in the amount of $247,871, equal to the fair value of the warrant consideration of $200,515, plus the excess of $47,356 of the fair value of the reissued debt instruments over the carrying value of the existing debt instruments at the time of extinguishment. There was no change in fair value of the reissued debt instruments subsequent to the reissuance date, since the extinguishment transaction occurred on December 31, 2019.

On January 7, 2020, the Company entered into a Merchant Cash Advance Factoring Agreement (“MCA”) with a trust controlled by Dr. Dent, pursuant to which the Company received an advance of $150,000 before closing fees (the “2020 MCA”). The Company is required to repay the 2020 MCA, which acts like an ordinary note payable, at the rate of $7,212 per week until the balance of $187,500 is repaid, which was scheduled for July 2020. At inception, the Company recognized a note payable in the amount of $187,500 and a discount against the note payable of $38,500. The discount is being amortized over the life of the instrument. During the three months ended March 31, 2020 and 2019, the Company made installment payments of $79,327 and $-0-, respectively. During the three months ended March 31, 2020 and 2019, the Company recognized amortization of the discount in the amount of $18,012 and $-0-, respectively. As of March 31, 2020 and December 31, 2019, the carrying value of the MCA was $87,685 and $-0-, respectively.

MedOffice Direct

During 2017, the Company entered into an agreement with MedOffice Direct (“MOD”), a company majority-owned by the Company’s CEO and largest shareholder, Dr. Michael Dent, pursuant to which the Company agreed to pay rent to MOD in the amount of $2,040 per month for office space in MOD’s facility used by the Company and its employees for the period from January 1, 2017 through July 31, 2018. The agreement terminated on July 31, 2018. During the years ended December 31, 2019 and 2018, the Company recognized rent expense to MOD in the amount of $-0- and $18,360, respectively, pursuant to this agreement.

During 2017, the Company entered into a separate Marketing Agreement with MOD pursuant to which MOD agreed to market the HealthLynked Network to its physician practice clients, in exchange for a semi-annual fee of $25,000. This agreement was terminated effective April 1, 2018. During years ended December 31, 2019 and 2018, the Company recognized general and administrative expense in the amount of $-0- and $12,500, respectively, pursuant to this agreement. On July 1, 2018 the Company and MOD signed a marketing and service agreement pursuant to which the Company will include MOD offering as part of its product offering to physicians and the Company will receive 8% of revenue for new sales related to MOD products sold through the HealthLynked Network.

Stock Repurchase

On October 3, 2018, the Company bought back 100,000 shares of common stock from a shareholder for a total purchase price of $5,000. The shares were retired. The selling shareholder was the brother of our CEO Dr. Michael Dent.

On August 28, 2019, the Company bought back 15,000 shares of common stock from a shareholder for a total purchase price of $1,200. The selling shareholder was a former employee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of May 27, 2020 by (i) each person known by us to beneficially own more than 5.0% of our common stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all of our directors and executive officers as a group. The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o HealthLynked Corp., 726 Medical Blvd Suite 101, Naples, Florida 34110. As of May 27, 2020, we had 128,788,236 shares issued and outstanding.

	Shares of Common Stock Beneficially Owned (1)	Percentage of Shares of Common Stock Beneficially Owned (2)
Dr. Michael Dent, Chief Executive Officer and Chairman (3)	60,439,245	43.36%
George O’Leary, Interim Chief Financial Officer, Chief Operating Officer and Director (4)	3,237,500	2.50%
Robert Gasparini, Director (5)	1,452,777	1.12%
Robert Mino, Director (6)	214,286	0.17%
All officers and directors as a group (4 persons)	65,343,808	46.40%
5% Stockholders:
Iconic Holdings, LLC (7)	12,865,945	9.99%

*	less than 1%

(1)	Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(2)	Based on 128,788,236 shares of common stock issued and outstanding as of May 27, 2020.
(3)	Includes 2,953,640 shares of common stock held by Dr. Dent directly, 46,900,000 shares of common stock held in the name of Mary S. Dent Gifting Trust Common, 9,835,605 shares of common stock issuable upon exercise of warrants, and 750,000 vested employee stock options.
(4)	Includes 2,100,000 shares of common stock held by SKS Consulting of South Florida Corp., a corporation directly controlled by George O’Leary, 200,000 shares of common stock held by George O’Leary directly, and 937,500 vested employee stock options. Excludes 512,500 employee stock options which are subject to future vesting requirements and are not expected to vest within 60 days of May 27, 2020.
(5)	Includes 1,013,611 shares of common stock held by Mr. Gasparini and his spouse and 439,166 shares of common stock issuable upon exercise of warrants.
(6)	Includes 142,857 shares of common stock held by Mr. Mino and 71,429 shares of common stock issuable upon exercise of warrants.
(7)	The address of this beneficial owner is 2251 San Diego Ave, #B150, San Diego CA 92110. Michael Sobeck as the Managing Member of Iconic Holdings, LLC holds voting and dispositive power over the securities of the Company held by Iconic Holdings, LLC. Includes up to 12,865,945 shares of common stock issuable upon conversion of the Iconic Convertible Notes, each of which are subject to a 9.99% beneficial ownership limitation. Does not include (i) 87,008 shares issuable upon conversion of the Iconic Convertible Notes above the 9.99% beneficial ownership limitation, (ii) 18,001,587 shares of common stock issuable upon exercise of warrants with 9.99% beneficial ownership limitation, and (iii) up to 9,964,032 shares of common stock issuable under the Investment Agreement, which are subject to a 9.99% beneficial ownership limitation.

SELLING STOCKHOLDER

This prospectus covers the resale, from time to time, of up to 21,000,000 shares of common stock issuable to Iconic under the Investment Agreement. We are registering the shares hereby pursuant to the terms of a registration rights agreement between us and Iconic, in order to permit it to offer the shares for resale from time to time. Except as described in the registration statement of which this prospectus forms a part, there is no relationship between us and Iconic.

	Number of Shares			Number of	Number of Shares
	Beneficially Owned			Shares	Beneficially Owned
	Prior to this Offering			Being	After this Offering (2)
Selling Stockholder	Number		Percent (1)	Offered	Number		Percent (1)
Iconic Holdings, LLC (3)	12,865,945	(4)	9.99%	21,000,000	13,861,352	(5)	9.99%

(1)	Applicable percentage ownership is based on 128,788,236 shares of common stock outstanding as of May 27, 2020. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)	The address of this selling stockholder is 2251 San Diego Ave, #B150, San Diego CA 92110. Michael Sobeck as the Managing Member of Iconic Holdings, LLC holds voting and dispositive power over the securities of the Company held by Iconic Holdings, LLC.

(4)	Beneficial ownership prior to the offering includes (i) 12,865,945 shares of common stock issuable upon conversion of the Iconic Convertible Notes, each of which are subject to a 9.99% beneficial ownership limitation. Does not include (i) 87,088 shares issuable upon conversion of the Iconic Convertible Notes above the 9.99% beneficial ownership limitation, (ii) 18,001,587 shares of common stock issuable upon exercise of warrants with 9.99% beneficial ownership limitation, and (iii) up to 9,964,032 shares of common stock issuable under the Investment Agreement, which are subject to a 9.99% beneficial ownership limitation.

(5)	Beneficial ownership following the offering includes (i) 12,952,953 shares of common stock issuable upon conversion of the Convertible Notes, and (ii) 908,399 shares of common stock issuable under warrants, which are subject to a 9.99% beneficial ownership limitation. Excludes 17,093,188 shares issuable under the warrants.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

We have authorized 500,000,000 shares of common stock, par value $0.0001, 128,788,236 of which are currently issued and outstanding. We currently have 20,000,000 shares of “blank check” preferred stock, none of which are currently outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Blank Check Preferred Stock

Our board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

On March 22, 2017, the Company entered into the Amended Investment Agreement whereby the parties have agreed to modify the terms of Investment Agreement by providing that in lieu of granting the investor warrants for each $50,000 that the investor tenders to the Company, the Company shall grant, and has granted, to the investor warrants to purchase an aggregate of seven million shares of common stock. The warrants shall have the following fixed exercise prices: (i) four million shares at $0.25 per share; (ii) two million shares at $0.50 per share; and (iii) one million shares at $1.00 per share. The warrants also contain a “cashless exercise” provision and the shares underlying the warrants will not be registered.

In connection with the Investment Agreement, we also issued to Iconic a warrant to purchase up to 6,111,111 shares of our common stock, at an exercise price of $0.09 per share. The warrant shall expire on July 11, 2021 and shall have a “cashless” exercise provision. The warrant has a 4.99% beneficial ownership limitation which may be adjusted at the holder’s request to a 9.99% beneficial ownership limitation upon 61 days’ notice.

On January 2, 2015, NWC agreed to issue to Dr. Dent 2,000,000 ten-year warrants to purchase common shares at an exercise price of $0.05 per share as compensation for interest accrued on loans made by Dr. Dent to NWC. The warrants had a fair value of $52,847.

In July 2016, we issued to investors five-year warrants to purchase up to 2,187,500 shares of common stock at an exercise price of $0.10 per share.

In July 2016 we issued Delaney five year warrants to purchase 277,778 shares of commons stock at an exercise price of $0.09, in exchange for services provided.

In February 2017 we issued the counterparty in the Investment Agreement a warrant to purchase up to 500,000 shares of our common stock, at an exercise price of $0.15 per share. The warrant shall expire on February 10, 2020 and shall have a “cashless” exercise provision. The warrant has a 9.99% beneficial ownership limitation.

On March 22, 2017, we granted to Iconic five-year warrants to purchase an aggregate of 7,000,000 shares of common stock. The warrants have the following fixed exercise prices: (i) 4,000,000 shares at $0.25 per share; (ii) 2,000,000 shares at $0.50 per share; and (iii) 1,000,000 shares at $1.00 per share. The warrants also contain a “cashless exercise” provision and the shares underlying the warrants will not be registered. We also issued to a third party five-year fee warrants to purchase 200,000 shares of our common stock at an exercise price of $0.25 per share, 100,000 shares of our common stock at an exercise price of $0.50 per share, and 50,000 shares of our common stock at an exercise price of $1.00 per share.

On May 22, 2017, in connection with the issuance of the $111k Note, we issued to Iconic a five-year warrant to purchase 133,333 shares of our common stock at an exercise price of $0.75 per share. We also issued to a third party a five-year fee warrant to purchase 6,667 shares of our common stock at an exercise price of $0.75 per share.

On August 8, 2017, in exchange for a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.30 per share, Iconic agreed to (i) extend the maturity date of the Secured Note until July 7, 2018, and (ii) extend the maturity date of the Fee Note until July 11, 2018.

During October 2017, we sold 1,461,111 shares of common stock in private placement transactions to 3 investors at a share price between $0.18 and $0.20 per share. In connection with the stock sales, we also issued 959,998 five-year warrants to purchase shares of common stock at an exercise price of $0.30 per share.

On January 11, 2018, we sold 588,235 shares of common stock in a private placement transaction to an investor and received $50,000 in proceeds from the sale. The shares were issued at a share price of $0.085 per share. In connection with the stock sale, we also issued 588,235 five-year warrants to purchase shares of common stock at an exercise price of $0.15 per share.

On February 12, 2018, we issued a warrant to purchase 6,678,462 shares of common stock to Dr. Michael Dent as an inducement to (i) extend the maturity dates of up to $439,450 loaned by Dr. Dent to us in 2017 and 2018 in the form of unsecured promissory notes, including $75,000 loaned from Dr. Dent to us in January 2018 to allow us to retire an existing convertible promissory note payable before such convertible promissory note became eligible for conversion, and (ii) provide continued loans to us. The warrant is immediately exercisable at an exercise price of $0.065 per share, subject to adjustment, and expires five years after the date of issuance.

On February 28, 2018, we sold 2,352,942 shares of common stock in private placement transactions to two investors and received $200,000 in proceeds from the sale. The shares were issued at a share price of $0.085 per share. In connection with the stock sales, we also issued to the investors 1,764,706 five-year warrants to purchase shares of common stock at an exercise price of $0.15 per share.

On May 10, 2018, we sold 100,000 shares of common stock in private placement transactions to an investor and received $15,500 in proceeds from the sale. The shares were issued at a share price of $0.155 per share. In connection with the stock sale, we also issued 50,000 five-year warrants to purchase shares of common stock at an exercise price of $0.25 per share.

On June 6, 2018, we issued 600,000 five-year warrants with an exercise price of $0.15 to two individuals for consulting services to be performed between June 6 and December 6, 2018.

On June 14, 2018, we sold 208,000 shares of common stock in private placement transactions to an investor and received $52,000 in proceeds from the sale. The shares were issued at a share price of $0.25 per share. In connection with the stock sale, we also issued 104,000 five-year warrants to purchase shares of common stock at an exercise price of $0.35 per share.

On July 11, 2018, we and the issuer of three previously-issued convertible promissory notes (dated July 7, 2016 with a face value of $550,000, July 7, 2016 with a face value of $50,000 and May 22, 2017 with a face value of $111,000 ) entered into an Amendment agreement related to these notes, pursuant to which the holder agreed to extend the maturity date of the three notes until July 31, 2019 in exchange for (i) a three-year warrant to purchase 200,000 of our common shares at an exercise price of $0.25, and (ii) a three-year warrant to purchase 300,000 of our common shares at an exercise price of $0.50.

On July 13, 2018, we and the issuer of three previously-issued convertible promissory notes (dated July 7, 2016 with a face value of $550,000, July 7, 2016 with a face value of $50,000 and May 22, 2017 with a face value of $111,000 ) entered into a second Amendment agreement, pursuant to which the holder agreed to further extend the maturity date of these notes until December 31, 2019 in exchange for (i) three-year warrant to purchase 175,000 of our common shares at an exercise price of $0.25, and (ii) three-year warrant to purchase 75,000 of our common shares at an exercise price of $0.50.

On July 16, 2018, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we sold the following securities (the “July 2018 Private Placement”): (1) an aggregate of 3,900,000 shares of our common stock, par value $0.0001 per share, (2) Pre-Funded Warrants to purchase an aggregate of 4,100,000 shares of our common stock with an exercise price of $0.0001 and a five-year life, (3) Series A Warrants to purchase 8,000,000 shares of our common stock with an exercise price of $0.25 per share, subject to anti-dilution and other adjustment as described below, and a term of five years, and (4) Series B Warrants to purchase up to a maximum of 17,000,000 shares of our common stock, subject to adjustment as described below, at a fixed exercise price of $0.0001. On July 18, 2018, we and the investors consummated the transaction. We received gross proceeds of $1,999,590. After investor legal fees of $15,000 and placement agent fees of $209,900, net proceeds to us were $1,774,690. We also issued to the placement agent 640,000 Series A Warrants with the same terms as the investor’s Series A Warrants and Series B Warrants to purchase up to a maximum of 1,360,000 shares of our common stock at an exercise price of $0.0001. All of the Pre-Funded and Series B Warrants were exercised during 2018 and 2019.

On August 15, 2018, we sold 285,714 shares of common stock in a private placement transaction to an investor and received $100,000 in proceeds from the sale. The shares were issued at a share price of $0.35 per share. In connection with the stock sale, we also issued 142,857 five-year warrants to purchase shares of common stock at an exercise price of $0.45 per share.

On August 20, 2018, we issued 400,000 five-year warrants with an exercise price of $0.35 to a consultant for services performed. The fair value of the warrants was $145,861, which was recognized at issuance.

On October 31, 2018, the holder of the $171.5k Note agreed to extend the maturity date from the original date of October 26, 2018 until December 31, 2019 in exchange for (i) a three-year warrant to purchase 75,000 shares of our common stock at an exercise price of $0.25 per share, and (ii) a three-year warrant to purchase 25,000 shares of our common stock at an exercise price of $0.50 per share.

On December 6, 2018, we granted three-year warrants to purchase 240,000 shares at an exercise price of $0.20 per share to the advisors for services to be provided over an additional three-month period.

On February 28, 2019, we sold 133,334 shares of common stock in a private placement transaction to an investor and received $40,000 in proceeds from the sale. In connection with the stock sale, we also issued 66,667 five-year warrants to purchase shares of common stock at an exercise price of $0.40 per share.

On March 6, 2019, we granted three-year warrants to purchase 180,000 shares at an exercise price of $0.35 per share to the advisors for services to be provided over an additional three-month period.

On March 7, 2019, we sold 1,000,000 shares of common stock in a private placement transaction to an investor and received $300,000 in proceeds from the sale. In connection with the stock sale, we also issued 500,000 five-year warrants to purchase shares of common stock at an exercise price of $0.40 per share and 250,000 five-year warrants to purchase shares of common stock at an exercise price of $0.50 per share.

On April 12, 2019, we issued 600,000 five year warrants to purchase shares of common stock at an exercise price of $0.25 per share in connection with a $357,500 convertible promissory note.

On July 11, 2019, we sold 250,000 shares of common stock in private placement transactions to an investor and received $50,000 in proceeds from the sale. The shares were issued at a share price of $0.20 per share. In connection with the stock sale, we also issued 125,000 five-year warrants to purchase shares of common stock at an exercise price of $0.30 per share.

On October 14, 2019, we sold 166,667 shares of common stock in private placement transactions to an investor and received $25,000 in proceeds from the sale. The shares were issued at a share price of $0.15 per share. In connection with the stock sale, we also issued 83,334 five-year warrants to purchase shares of common stock at an exercise price of $0.25 per share.

On October 22, 2019, we sold 23,256 shares of common stock in private placement transactions to an investor and received $5,000 in proceeds from the sale. The shares were issued at a share price of $0.215 per share. In connection with the stock sale, we also issued 11,628 five-year warrants to purchase shares of common stock at an exercise price of $0.315 per share.

On December 9, 2019, we sold 625,000 shares of common stock in private placement transactions to an investor and received $50,000 in proceeds from the sale. The shares were issued at a share price of $0.12 per share. In connection with the stock sale, we also issued 208,333 five-year warrants to purchase shares of common stock at an exercise price of $0.22 per share.

On December 11, 2019, we sold 416,667 shares of common stock in private placement transactions to an investor and received $5,000 in proceeds from the sale. The shares were issued at a share price of $0.215 per share. In connection with the stock sale, we also issued 11,628 five-year warrants to purchase shares of common stock at an exercise price of $0.315 per share.

During the three months ended March 31, 2020, we sold 2,412,087 shares of common stock in seven separate private placement transactions to accredited investors and received $315,000 in proceeds from the sales. The shares were issued at a share price of $0.13 per share with respect to 2,269,230 shares and $0.14 per share with respect to 142,857 shares. In connection with the stock sale, we also issued 1,134,616 five-year warrants to purchase shares of common stock at an exercise price of $0.23 and 71,429 five-year warrants to purchase shares of common stock at an exercise price of $0.24 per share.

On December 31, 2019, Dr. Dent agreed to further extend the maturity date on all outstanding notes due from us until December 31, 2020 in exchange for (i) a new five-year warrant to purchase 1,157,143 shares of common stock at an exercise price of $0.014 per share, and (ii) an extension of the expiration date on the 2018 Dr. Dent Warrant from February 12, 2023 to January 1, 2025.

On December 31, 2019, we and Iconic agreed to extend the maturity date of the $550k Note, the $50k Note, the $111k Note and the $357.5k Note until December 31, 2020 in exchange for (i) a new five-year warrant to Iconic to purchase 1,907,143 shares at an exercise price of $0.14 per share, (ii) extension of the expiration date on 12,586,111 warrants held by Iconic until January 1, 2025, (iii) repricing of the exercise price 3,508,333 warrants held by Iconic from various prices above $0.50 to $0.25, (iv) a reduction of the conversion price of the $111k Note from $0.35 to $0.15 and of the $357.5k Note from $0.20 to $0.15, and (v) we agreed to allow a one-time conversion of up to $30,000 on the $111k Note at a reduced conversion rate.

Convertible Notes

On July 7, 2016, we entered into a 6% fixed convertible secured promissory note with an investor with a face value of $550,000. The $550k Note is convertible into shares of our common stock at the discretion of the note holder at a fixed price of $0.08 per share, or 6,875,000 of our common shares, and is secured by all of our assets. We received $500,000 net proceeds from the note after a $50,000 original issue discount. The $550k Note matures on December 31, 2020. The discount from the original issue discount, warrants and embedded conversion feature (“ECF”) associated with the $550k Note was amortized over the original life of the note. The $550k Note is carried at fair value due to an extinguishment and reissuance recorded in 2017 and is revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.”

On July 7, 2016, we entered into a 10% fixed convertible commitment fee promissory note with an investor with a face value of $50,000. The $50k Note matures on December 31, 2020. The $50k note was issued as a commitment fee payable to the Investment Agreement investor in exchange for the investor’s commitment to enter into the Investment Agreement, subject to registration of the shares underlying the Investment Agreement. The $50k Note is convertible into shares of our common stock at the discretion of the note holder at a fixed price of $0.10 per share, or 500,000 of our common shares. The $50k Note is carried at fair value due to an extinguishment and reissuance recorded in 2017 and is revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.”

On May 22, 2017, we entered into a 10% fixed convertible secured promissory note with an investor with a face value of $111,000. The $111k Note is convertible into shares of our common stock at the discretion of the note holder at a fixed price of $0.15 per share, or 740,000 of our common shares, and is secured by all of our assets. We received $100,000 net proceeds from the note after an $11,000 original issue discount. At inception, the investors were also granted a five-year warrant to purchase 133,333 shares of our common stock at an exercise price of $0.75 per share. The $111k Note matures on December 31, 2020.

On April 15, 2019, we issued a fixed convertible note with a face value of $357,500 (the “$357.5k Note”). The $357.5k Note included $32,500 fees for net proceeds of $325,000. The $357.5k Note has an interest rate of 10%, matures on December 31, 2020, and may be converted into our common stock by the holder at any time, subject to a 9.99% beneficial ownership limitation, at a fixed conversion price per share of $0.15 (originally $0.20), or 2,383,333 shares. At inception, the investors were also granted a five-year warrant to purchase 600,000 shares of our common stock at an exercise price of $0.25 per share. Upon an event of default, 140% of the outstanding principal and any interest due amount shall be immediately due and the conversion price resets to a 40% discount to the lowest bid or trading price of our common stock during the twenty (20) trading days prior to the conversion date.

On October 1, 2019, we entered into securities purchase agreements for the sale of a convertible note with a face value of $142,500 (the “$142.5k Note”). The $142.5k Note included $7,500 fees and discounts for net proceeds of $135,000. The $142.5k Note has an interest rate of 10% and a default interest rate of 20%, matures on October 1, 2020, and may be converted into our common stock by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of our common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the note, 125% of the outstanding principal and any interest due amount shall be immediately due and the conversion discount shall increase by 10%.

On October 30, 2019, we entered into securities purchase agreements for the sale of a convertible note with a face value of $108,947 (the “$108.9k Note II”). The $108.9k Note II included $8,947 fees and discounts for net proceeds of $100,000. The $108.9k Note II has an interest rate of 10% and a default interest rate of 22%, matures on October 30, 2020, and may be converted into our common stock by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of our common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On October 30, 2019, we entered into a securities purchase agreement for the sale of a $128,500 convertible note (the “$128.5k Note”). The $128.5k Note included $3,500 fees for net proceeds of $125,000. The $128.5k Note has an interest rate of 10% and a default interest rate of 18% and matures on October 30, 2020. The $128.5k Note may be converted into our common stock by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of our common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On December 2, 2019, we entered into a securities purchase agreement for the sale of a $78,750 convertible note (the “$78.8k Note”). The $78.8k Note included $3,750 fees for net proceeds of $75,000. The $78.8k Note has an interest rate of 10% and a default interest rate of 22% and matures on December 2, 2020. The $78.8k Note may be converted into our common stock by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of our common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On January 13, 2020, we issued a $131,250 convertible note (the “$131.3k Note”). The $131.3k Note included $8,750 fees and discounts for net proceeds of $122,500. The $131.3k Note has an interest rate of 10% and a default interest rate of 22% and matures on January 13, 2021. The $131.3k Note may be converted into our common stock by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of our common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On January 16, 2020, we issued a $78,000 convertible note (the “$78k Note IV”). The $78k Note IV included $3,000 fees for net proceeds of $75,000. The $78k Note IV has an interest rate of 10% and a default interest rate of 22% and matures on October 15, 2020. The $78k Note IV may be converted into our common stock by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of our common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On March 10, 2020, we issued a $157,500 convertible note (the “$157.5k Note”). The $157.5k Note included $11,000 fees for net proceeds of $146,500. The $157.5k Note has an interest rate of 10% and a default interest rate of 22% and matures on March 10, 2021. The $157.5k Note may be converted into our common stock by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of our common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On April 2, 2020, we issued a $157,500 convertible note (the “$157.5k Note”). The $157.5k Note included $10,500 fees and discounts for net proceeds of $147,000. The $157.5k Note has an interest rate of 10% and a default interest rate of 22% and matures on April 2, 2021. The $157.5k Note may be converted into our common stock by the holder at any time six months after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 29% discount to the lowest bid or trading price of our common stock during the thirteen (13) trading days prior to the conversion date.

On April 6, 2020, we issued a $135,000 convertible note (the “$135k Note”). The $135k Note included $3,500 fees and discounts for net proceeds of $131,500. The $135k Note has an interest rate of 10% and a default interest rate of 18% and matures on April 6, 2021. The $135k Note may be converted into our common stock by the holder at any time six months after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of our common stock during the fifteen (15) trading days prior to the conversion date.

On April 6, 2020, we issued an $83,000 convertible note (the “$83k Note”). The $83k Note included $3,000 fees and discounts for net proceeds of $80,000. The $83k Note has an interest rate of 10% and a default interest rate of 22% and matures on February 15, 2021. The $83k Note may be converted into our common stock by the holder at any time six months after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of our common stock during the fifteen (15) trading days prior to the conversion date.

On April 30, 2020, we issued a $128,000 convertible note (the “$128k Note”). The $128k Note included $3,000 fees and discounts for net proceeds of $125,000. The $128k Note has an interest rate of 10% and a default interest rate of 2% and matures on February 28, 2021. The $128k Note may be converted into our common stock by the holder at any time six months after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of our common stock during the fifteen (15) trading days prior to the conversion date.

PLAN OF DISTRIBUTION

We are registering 21,000,000 shares of common stock under this prospectus on behalf of Iconic. We have been advised by Iconic that Wilson-Davis & Co., Inc. (“Wilson Davis”), a FINRA member and registered broker-dealer, will participate in the distribution of the shares of common stock under this prospectus. Except for Wilson Davis, and as described below, to our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor, except as described below, do we know the identity of any brokers or market makers that may participate in the sale of the shares.

The selling stockholder has agreed to pay Wilson Davis, in cash, upon each sale of shares pursuant to the Investment Agreement, a commission or mark-down in an amount equal to 4.5% of the gross proceeds from each sale, plus usual and customary ticket charges, related transaction fees and other customary fees and charges, all in accordance with FINRA rules.

The selling stockholder may decide not to sell any shares. The selling stockholder may from time to time offer some or all of the shares of common stock through other brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. Iconic is an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Iconic has advised us that it may effect resales of our common stock through any one or more registered broker-dealers. Because the selling stockholder is deemed to be an underwriter, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The selling stockholder and Wilson Davis will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made over the OTCQB at then prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	privately negotiated transactions;

●	a combination of such methods of sale; and

●	any other method permitted pursuant to applicable law.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholder may transfer the shares by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from Iconic (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with Iconic to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Iconic, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to Iconic. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the OTCQB, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing:

●	the name of any such broker-dealers;

●	the number of shares involved;

●	the price at which such shares are to be sold;

●	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

●	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

●	other facts material to the transaction.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Iconic, Wilson Davis, and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholder or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling stockholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as transfer taxes and certain other expenses associated with the sale of securities.

Under the terms of the registration rights agreement with Iconic, we have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of the shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC, to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

LEGAL MATTERS

Sheppard, Mullin, Richter & Hampton LLP, New York, New York, has passed upon the validity of the shares of our common stock to be sold in this offering.

EXPERTS

Our audited financial statements as of December 31, 2019 and 2018 have been included in this prospectus in reliance on the report of RBSM LLP, an independent registered public accounting firm appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and the shares of common stock that we are offering in this prospectus.

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Such reports and other information filed by the Company with the SEC are available free of charge on the SEC’s website. You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: George O’Leary, Chief Financial Officer, HealthLynked Corp., 1726 Medical Blvd Suite 101, Naples, Florida 34110 and our telephone number is: 239-513-1992. The public may read and copy any materials filed by the Company with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The contents of these websites are not incorporated into this filing by reference. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

INDEX TO FINANCIAL STATEMENTS

HEALTHLYNKED CORP.

HUGHES CENTER FOR FUNCTIONAL MEDICINE PA

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

HealthLynked Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of HealthLynked Corporation and Subsidiaries (collectively, the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principles

As discussed in Note 2 and Note 9 to the consolidated financial statements, the Company changed its method of accounting for leases in 2019 due to the adoption of ASU No. 2016-02, Leases (Topic 842), as amended, effective January 1, 2019, using the modified retrospective approach.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying consolidated financial statements, the Company has suffered recurring losses from operations, generated negative cash flows from operating activities, has an accumulated deficit and has stated that substantial doubt exists about Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2014.

New York, New York

March 30, 2020

HEALTHLYNKED CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Current Assets
Cash	$110,441	$135,778
Accounts receivable, net of allowance for doubtful accounts of $13,972 and $13,972 as of December 31, 2019 and 2018, respectively	83,251	114,884
Inventory	70,460	—
Prepaid expenses	119,328	28,542
Deferred offering costs	19,203	96,022
Total Current Assets	402,683	375,226

Property, plant and equipment, net of accumulated depreciation of $749,316 and $752,173 as of December 31, 2019 and 2018, respectively	513,788	42,597
Goodwill and intangible assets, net of accumulated amortization of $5,908 and $0 as of December 31, 2019 and 2018, respectively	1,336,958	—
ROU lease assets and deposits	293,125	9,540

Total Assets	$2,546,554	$427,363

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$836,465	$394,333
Capital lease, current portion	—	19,877
Lease liability, current portion	201,523	—
Due to related party, current portion	493,457	429,717
Notes payable to related party, current portion	743,955	672,471
Convertible notes payable, net of original issue discount and debt discount of $777,668 and $386,473 as of December 31, 2019 and 2018, respectively	1,542,036	1,042,314
Contingent acquisition consideration	500,000	—
Derivative financial instruments	991,288	800,440
Total Current Liabilities	5,308,724	3,359,152

Long-Term Liabilities
Capital leases, long-term portion	—	3,058
Lease liability, long term portion	80,510	—

Total Liabilities	5,389,234	3,362,210

Shareholders’ Deficit
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 109,894,490 and 85,178,902 shares issued and outstanding as of December 31, 2019 and 2018, respectively	10,990	8,518
Common stock issuable, $0.0001 par value; 1,047,904 and 114,080 shares as of
December 31, 2019 and 2018, respectively	159,538	26,137
Additional paid-in capital	13,016,446	7,531,553
Accumulated deficit	(16,029,654)	(10,501,055)
Total Shareholders’ Deficit	(2,842,680)	(2,934,847)

Total Liabilities and Shareholders’ Deficit	$2,546,554	$427,363

See the accompanying notes to these Consolidated Financial Statements

HEALTHLYNKED CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

	Years Ended December 31,
	2019	2018
Revenue
Patient service revenue, net	$4,018,818	$2,259,002

Operating Expenses
Practice salaries and benefits	2,393,954	1,446,243
Other practice operating costs	1,845,070	916,408
General and administrative	2,915,419	2,844,715
Depreciation and amortization	73,385	23,782
Total Operating Expenses	7,227,828	5,231,148

Loss from operations	(3,209,010)	(2,972,146)

Other Income (Expenses)
Gain (loss) on extinguishment of debt	(1,229,777)	(393,123)
Change in fair value of debt	(121,508)	(140,789)
Financing cost	(135,528)	(1,221,911)
Amortization of original issue and debt discounts on notes payable and convertible notes	(1,260,513)	(763,616)
Change in fair value of derivative financial instrument	671,822	(106,141)
Interest expense	(244,085)	(193,109)
Total other expenses	(2,319,589)	(2,818,689)

Net loss before provision for income taxes	(5,528,599)	(5,790,835)

Provision for income taxes	—	—

Net loss	$(5,528,599)	$(5,790,835)

Net loss per share, basic and diluted:
Basic	$(0.06)	$(0.07)
Fully diluted	$(0.06)	$(0.07)

Weighted average number of common shares:
Basic	99,059,677	78,816,272
Fully diluted	99,059,677	78,816,272

See the accompanying notes to these Consolidated Financial Statements

HEALTHLYNKED CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2019 AND 2018

	Number of Shares		Common	Additional		Total
	Common	Common	Stock	Paid-in	Accumulated	Shareholders’
	Stock	Stock	Issuable	Capital	Deficit	Deficit
	(#)	($)	($)	($)	($)	($)
Balance at December 31, 2017	72,302,937	7,230	8,276	2,638,311	(4,705,230)	(2,051,413)

Sale of common stock	9,875,228	988	—	2,450,180	—	2,451,168
Fair value of warrants allocated to proceeds of common stock	—	—	—	181,788	—	181,788
Fair value of shares issued with convertible notes payable	35,000	4	—	5,593	—	5,597
Fair value of warrants issued to extend convertible notes payable	—	—	—	229,900	—	229,900
Fair value of warrants issued to retire convertible notes payable	—	—	—	143,014	—	143,014
Conversion of convertible notes payable to common stock	384,839	38	—	42,173	—	42,211
Derivative liabilities transferred to additional paid-in capital	—	—	—	2,846,921	—	2,846,921
Fair value of warrants issued for professional services	—	—	—	296,447	—	296,447
Consultant fees payable with common shares and warrants	277,147	28	17,869	31,659	—	49,556
Fair value of warrants issued to extend related party notes payable	—	—	—	337,467	—	337,467
Shares and options issued pursuant to employee equity incentive plan	403,750	40	(8)	102,598	—	102,630
Sale of common stock initially allocated to derivative financial instruments	—	—	—	(1,774,298)	—	(1,774,298)
Exercise of stock warrants	2,000,001	200	—	(200)	—	—
Repurchase and retirement of treasury shares	(100,000)	(10)	—	—	(4,990)	(5,000)
Net loss	—	—	—	—	(5,790,835)	(5,790,835)

Balance at December 31, 2018	85,178,902	8,518	26,137	7,531,553	(10,501,055)	(2,934,847)

Acquisition of Hughes Center for Functional Medicine	3,968,254	397	—	999,603	—	1,000,000
Sale of common stock	8,313,992	832	59,000	1,444,504	—	1,504,336
Fair value of warrants allocated to proceeds of common stock	—	—	—	154,650	—	154,650
Shares issued with convertible notes payable	140,500	14	—	28,303	—	28,317
Fair value of warrants allocated to proceeds of convertible notes payable	—	—	—	225,323	—	225,323
Fair value of warrants issued and modifications of beneficial conversion feature to extend convertible notes payable	—	—	—	1,046,399	—	1,046,399
Conversion of convertible notes payable to common stock	6,332,893	633	—	1,218,922	—	1,219,555
Fair value of warrants issued for professional services	—	—	—	54,257	—	54,257
Consultant fees payable with common shares and warrants	560,000	56	67,240	108,026	—	175,322
Shares and options issued pursuant to employee equity incentive plan	349,063	35	7,161	206,336	—	213,532
Exercise of stock options	113,141	11	—	(11)	—	—
Exercise of stock warrants	4,937,745	494	—	(219)	—	275
Repurchase of treasury stock	—	—	—	(1,200)	—	(1,200)
Net loss	—	—	—	—	(5,528,599)	(5,528,599)

Balance at December 31, 2019	109,894,490	10,990	159,538	13,016,446	(16,029,654)	(2,842,680)

See the accompanying notes to these Consolidated Financial Statements

HEALTHLYNKED CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(5,528,599)	$(5,790,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	73,385	23,782
Stock based compensation, including amortization of prepaid fees	519,930	474,231
Amortization of original issue discount and debt discount on convertible notes	1,260,513	763,616
Financing cost	135,528	1,221,911
Change in fair value of derivative financial instruments	(671,822)	106,141
Loss on extinguishment of debt	1,229,777	393,123
Change in fair value of debt	121,508	140,789
Changes in operating assets and liabilities:
Accounts receivable	31,633	(1,535)
Inventory	1,654	—
Prepaid expenses and deposits	(96,696)	53,350
ROU lease assets	282,372	—
Accounts payable and accrued expenses	492,212	193,400
Lease liability	(278,017)	—
Due to related party, current portion	63,771	65,841
Net cash used in operating activities	(2,362,851)	(2,356,186)

Cash Flows from Investing Activities
Acquisition of property and equipment	(10,056)	(3,002)
Acquisition, net of cash acquired	(465,000)	—
Net cash used in investing activities	(475,056)	(3,002)

Cash Flows from Financing Activities
Proceeds from sale of common stock	1,658,986	2,632,956
Proceeds from exercise of warrants	275	—
Proceeds from issuance of convertible notes	2,175,000	1,255,500
Repayment of convertible notes	(1,020,491)	(1,388,560)
Proceeds from related party loans	—	101,450
Repayment of related party loans	—	(9,000)
Proceeds from notes payable and bank loans	—	73,500
Repayment of notes payable and bank loans	—	(199,067)
Payments on capital leases	—	(16,819)
Repurchase and retirement of treasury stock	(1,200)	(5,000)
Net cash provided by financing activities	2,812,570	2,444,960

Net (decrease) increase in cash	(25,337)	85,772
Cash, beginning of period	135,778	50,006

Cash, end of period	$110,441	$135,778

(continued)

HEALTHLYNKED CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2019	2018
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$38,126	$79,844
Cash paid during the period for income tax	$—	$—
Schedule of non-cash investing and financing activities:
Initial derivative liability and fair value of beneficial conversion feature and original issue discount allocated to proceeds of variable convertible notes payable	$1,870,234	$1,848,098
Common stock issuable issued during period	$35	$13,799
Fair value of warrants issued for professional service	$54,257	$130,306
Conversion of convertible note payable to common shares	$1,219,555	$62,036
Fair value of common shares issued with convertible notes payable	$28,318	$5,593
Cashless exercise of options and warrants	$230	$200
Adoption of lease obligation and ROU asset	$560,050	$—
Fair value of shares issued as acquisition consideration	$1,000,000	$—
Value of contingent acquisition consideration	$500,000	$—
Fair value of warrants issued and modifications of beneficial conversion feature to extend convertible notes payable	$703,267	$229,902
Fair value of warrants issued to extend related party notes payable	$274,801	$337,466
Fair value of warrants issued to extinguish convertible notes payable	$—	$143,014
Derivative liabilities written off with repayment of convertible notes payable	$608,390	$1,102,882
Derivative liabilities written off at end of warrant repricing period	$—	$2,783,372
Derivative liabilities reclassified into additional paid in capital for convertible notes payable conversion into shares	$—	$63,549
Fair value of warrants allocated to proceeds of fixed convertible notes payable	$225,323	$—

See the accompanying notes to these Consolidated Financial Statements

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 1 – BUSINESS AND BUSINESS PRESENTATION

HealthLynked Corp. (the “Company”) was incorporated in the State of Nevada on August 4, 2014. On September 2, 2014, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada setting the total number of authorized shares at 250,000,000 shares, which included up to 230,000,000 shares of common stock and 20,000,000 shares of “blank check” preferred stock. On February 5, 2018, the Company filed an Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of Nevada to increase the number of authorized shares of common stock to 500,000,000 shares.

On September 5, 2014, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Naples Women’s Center LLC (“NWC”), a Florida Limited Liability Company (“LLC”), acquiring 100% of the LLC membership units of NWC through the issuance of 50,000,000 shares of Company common stock to the members of NWC (the “Restructuring”). NWC is a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and General Practice located in Naples, Florida.

On June 28, 2018, the Company formed wholly-owned subsidiary HLYK FL LLC (“Merger Sub”) to act as the acquiring entity in the acquisition of Hughes Center for Functional Medicine, P.A. (the “HCFM”). The acquisition of HCFM was completed on April 12, 2019. At the time of the acquisition, HCFM was renamed and rebranded as Naples Center for Functional Medicine (“NCFM”). See “Note 4 – Acquisition.” NCFM is a Functional Medical Practice located in Naples, Florida and is engaged in improving the health of its patients through individualized and integrative health care. NWC and NCFM comprise the Company’s “Health Services” segment.

The Company also develops and operates an online personal medical information and record archive system, the “HealthLynked Network,” which enables patients and doctors to keep track of medical information via the Internet in a cloud-based system. Patients complete a detailed online personal medical history including past surgical history, medications, allergies, and family history. Once this information is entered patients and their treating physicians are able to update the information as needed to provide a comprehensive medical history. Business activities surrounding the HealthLynked Network comprise the Company’s “Digital Healthcare” segment.

These consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the GAAP.

All significant intercompany transactions and balances have been eliminated upon consolidation. In addition, certain amounts in the prior periods’ consolidated financial statements have been reclassified to conform to the current period presentation.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying consolidated financial statements follows:

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

All amounts referred to in the notes to the consolidated financial statements are in United States Dollars ($) unless stated otherwise.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts receivable, the valuation and recognition of stock-based compensation expense, valuation allowance for deferred tax assets, borrowing rate consideration for right-of-use (“ROU”) lease assets including related lease liability and useful life of fixed assets.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Adopted Accounting Pronouncements

Effective January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (“ASU 2016-02”) using the required modified retrospective approach. ASU 2016-02 requires lessees to record most leases on their balance sheets but recognize expenses on their income statements in a manner similar to current accounting. See discussion below under the caption “Leases” in this Note 2 and in Note 9 for more detail on the Company’s accounting policy with respect to lease accounting.

Effective January 1, 2019, the Company adopted ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The adoption of this guidance did not materially impact the Company’s financial statements and related disclosures.

Patient Service Revenue

Patient service revenue is reported at the amount that reflects the consideration to which the Company expects to be entitled in exchange for providing patient care. These amounts are due from patients and third-party payors (including health insurers and government programs) and includes variable consideration for retroactive revenue adjustments due to settlement of audits, reviews, and investigations. Generally, the Company bills patients and third-party payors within days after the services are performed and/or the patient is discharged from the facility. Revenue is recognized as performance obligations are satisfied.

Performance obligations are determined based on the nature of the services provided by the Company. Revenue for performance obligations satisfied over time is recognized based on actual charges incurred in relation to total expected charges. The Company believes that this method provides a faithful depiction of the transfer of services over the term of the performance obligation based on the inputs needed to satisfy the obligation. Revenue for performance obligations satisfied at a point in time is recognized when goods or services are provided and the Company does not believe it is required to provide additional goods or services to the patient.

The Company determines the transaction price based on standard charges for goods and services provided, reduced by contractual adjustments provided to third-party payors, discounts provided to uninsured patients in accordance with the Company’s policy, and/or implicit price concessions provided to uninsured patients. The Company determines its estimates of contractual adjustments and discounts based on contractual agreements, its discount policies, and historical experience. The Company determines its estimate of implicit price concessions based on its historical collection experience with this class of patients.

Agreements with third-party payors typically provide for payments at amounts less than established charges. A summary of the payment arrangements with major third-party payors follows:

●	Medicare: Certain inpatient acute care services are paid at prospectively determined rates per discharge based on clinical, diagnostic and other factors. Certain services are paid based on cost-reimbursement methodologies subject to certain limits. Physician services are paid based upon established fee schedules. Outpatient services are paid using prospectively determined rates.

●	Medicaid: Reimbursements for Medicaid services are generally paid at prospectively determined rates per discharge, per occasion of service, or per covered member.

●	Other: Payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations provide for payment using prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

Laws and regulations concerning government programs, including Medicare and Medicaid, are complex and subject to varying interpretation. As a result of investigations by governmental agencies, various health care organizations have received requests for information and notices regarding alleged noncompliance with those laws and regulations, which, in some instances, have resulted in organizations entering into significant settlement agreements. Compliance with such laws and regulations may also be subject to future government review and interpretation as well as significant regulatory action, including fines, penalties, and potential exclusion from the related programs. There can be no assurance that regulatory authorities will not challenge the Company’s compliance with these laws and regulations, and it is not possible to determine the impact, if any, such claims or penalties would have upon the Company. In addition, the contracts the Company has with commercial payors also provide for retroactive audit and review of claims.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Settlements with third-party payors for retroactive adjustments due to audits, reviews or investigations are considered variable consideration and are included in the determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and the Company’s historical settlement activity, including an assessment to ensure that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known, or as years are settled or are no longer subject to such audits, reviews, and investigations.

The Company also provides services to uninsured patients, and offers those uninsured patients a discount, either by policy or law, from standard charges. The Company estimates the transaction price for patients with deductibles and coinsurance and from those who are uninsured based on historical experience and current market conditions. The initial estimate of the transaction price is determined by reducing the standard charge by any contractual adjustments, discounts, and implicit price concessions. Subsequent changes to the estimate of the transaction price are generally recorded as adjustments to patient service revenue in the period of the change. Patient services provided by NCFM are provided on a cash basis and not submitted through third party insurance providers.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past collectability of the insurance companies, government agencies, and customers’ accounts receivable during the related period which generally approximates 48% of total billings. Trade accounts receivable are recorded at this net amount. As of and December 31, 2019 and 2018, the Company’s gross accounts receivable were $174,531 and $244,956, respectively, and net accounts receivable were $83,251 and $114,884, respectively, based upon net reporting of accounts receivable. As of December 31, 2019 and 2018, the Company’s allowance of doubtful accounts was $13,972 and $13,972, respectively.

Leases

Upon transition under ASU 2016-02, the Company elected the suite of practical expedients as a package applied to all of its leases, including (i) not reassessing whether any expired or existing contracts are or contain leases, (ii) not reassessing the lease classification for any expired or existing leases, and (iii) not reassessing initial direct costs for any existing leases. For new leases, the Company will determine if an arrangement is or contains a lease at inception. Leases are included as ROU assets within other assets and ROU liabilities within accrued expenses and other liabilities and within other long-term liabilities on the Company’s consolidated balance sheets.

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company’s leases do not provide an implicit rate. The Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Adoption of ASU 2016-02 had an impact of $277,678 and $282,033 on the Company’s assets and liabilities, respectively, and had no material impact on cash provided by or used in operating, investing or financing activities on the Company’s consolidated statements of cash flows.

Inventory

Inventory consisting of supplements, is stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Outdated inventory is directly charged to cost of goods sold.

Goodwill and Intangible Assets

Goodwill is recognized as the excess cost of an acquired entity over the net amount assigned to assets acquired and liabilities assumed. Goodwill is not amortized, but rather tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of goodwill is less than its carrying value.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company recognizes an acquired intangible apart from goodwill whenever the intangible arises from contractual or other legal rights, or whenever it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their estimated useful lives unless the estimated useful life is determined to be indefinite. Amortizable intangible assets are being amortized primarily over useful lives of five years. The straight-line method of amortization is used as it has been determined to approximate the use pattern of the assets. Impairment losses are recognized if the carrying amount of an intangible that is subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

The Company also maintains intangible assets with indefinite lives, which are not amortized. These intangibles are tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of these assets is less than their carrying value. No impairment charges were recognized in the years ended December 31, 2019 or 2018.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. There are no patients/customers that represent 10% or more of the Company’s revenue or accounts receivable. Generally, the Company’s cash and cash equivalents are in checking accounts.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 7 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. There was no impairment as of December 31, 2019 or 2018.

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized as additional paid-in capital and included in equity, net of income tax effects, and is not subsequently remeasured. After initial measurement, they are carried at amortized cost using the effective interest method. Convertible notes for which the maturity date has been extended and that qualify for debt extinguishment treatment are recorded at fair value on the extinguishment date and then revalue at the end of each reporting period, with the change recorded to the statement of operations under “Change in Fair Value of Debt.”

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Financial Instruments

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value. The discount from the face value of convertible debt instruments resulting from allocating some or all of the proceeds to the derivative instruments is amortized over the life of the instrument through periodic charges to income.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities;

●	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data;

●	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

Stock-Based Compensation

The Company accounts for stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial. No Income Tax has been provided for the year ended December 31, 2019, since the Company has sustained a loss for the period. Due to the uncertainty of the utilization and recoverability of the loss carry-forwards (including the year ended December 31, 2019) and other deferred tax assets, management has determined a full valuation allowance for the deferred tax assets, since it is more likely than not that the deferred tax assets will not be realizable.

Recurring Fair Value Measurements

The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, marketable investments, accounts receivable, short-term borrowings, accounts payable, accrued liabilities, and derivative financial instruments approximated their fair value.

Net Loss per Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. During the years ended December 31, 2019 and 2018, the Company reported a net loss and excluded all outstanding stock options, warrants and other dilutive securities from the calculation of diluted net loss per common share because inclusion of these securities would have been anti-dilutive. As of December 31, 2019 and 2018, potentially dilutive securities were comprised of (i) 47,056,293 and 46,161,463 warrants outstanding, respectively, (ii) 3,269,250 and 3,707,996 stock options outstanding, respectively, (iii) 23,210,423 and 15,517,111 shares issuable upon conversion of convertible notes, respectively, and (iv) 332,500 and 540,000 unissued shares subject to future vesting requirements granted pursuant to the Company’s Employee Incentive Plan.

Common stock awards

The Company grants common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the consolidated statement of comprehensive loss in the same manner and charged to the same account as if such settlements had been made in cash.

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance, if there is not a service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 13, Shareholders’ Deficit.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. Using the management approach, the Company determined that it has two operating segments: Health Services (multi-specialty medical group including the NWC OB/GYN practice and the NCFM practice acquired in April 2019) and Digital Healthcare (develops and markets the “HealthLynked Network,” an online personal medical information and record archive system).

Recent Accounting Pronouncements

Effective January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (“ASU 2016-02”) using the required modified retrospective approach. ASU 2016-02 requires lessees to record most leases on their balance sheets but recognize expenses on their income statements in a manner similar to current accounting. See discussion below under the caption “Leases” in this Note 2 and in Note 9 for more detail on the Company’s accounting policy with respect to lease accounting.

Effective January 1, 2019, the Company adopted ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The adoption of this guidance did not materially impact the Company’s financial statements and related disclosures.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers — Topic 606, which supersedes the revenue recognition requirements in FASB ASC 605. The new guidance primarily states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In January 2017 and September 2017, the FASB issued several amendments to ASU 2014-09, including updates stemming from SEC Accounting Staff Announcement in July 2017. The amendments and updates included clarification on accounting for principal versus agent considerations (i.e., reporting gross versus net), licenses of intellectual property and identification of performance obligations. These amendments and updates do not change the core principle of the standard but provide clarity and implementation guidance. We adopted this standard on January 1, 2018 and selected the modified retrospective transition method. We have modified our accounting policies to reflect the requirements of this standard, however, the planned adoption did not materially impact the Company’s financial statements and related disclosures.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU should be applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018, and interim periods within those periods. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

In February 2018, the Financial Accounting Standards Board (“FASB”) issued ASC Update No 2018-02 (Topic 220) Income Statement – Reporting Comprehensive Income: Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.  This ASC update allows for a reclassification into retained earnings of the stranded tax effects in accumulated other comprehensive income (“AOCI”) resulting from the enactment of the Tax Cuts and Jobs Act (“TCJA”). The updated guidance is effective for interim and annual periods beginning after December 15, 2018.  We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. Under ASU 2018-07, equity-classified nonemployee share-based payment awards are measured at the grant date fair value on the grant date The probability of satisfying performance conditions must be considered for equity-classified nonemployee share-based payment awards with such conditions. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

In July 2018, the FASB issued ASU 2018-09 to provide clarification and correction of errors to the Codification. The amendments in this update cover multiple Accounting Standards Updates. Some topics in the update may require transition guidance with effective dates for annual periods beginning after December 15, 2018. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

NOTE 3 – GOING CONCERN MATTERS AND LIQUIDITY

As of December 31, 2019, the Company had a working capital deficit of $4,906,041 and accumulated deficit $16,029,654. For the year ended December 31, 2019, the Company had a net loss of $5,528,599 and net cash used by operating activities of $2,362,851. Net cash used in investing activities was $475,056. Net cash provided by financing activities was $2,812,570, resulting principally from resulting principally from $2,175,000 net proceeds from the issuance of convertible notes and $1,658,986 proceeds from the sale of common stock.

The Company’s cash balance and revenues generated are not currently sufficient and cannot be projected to cover its operating expenses for the next twelve months from the date of this report. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans include attempting to improve its business profitability and its ability to generate sufficient cash flow from its operations to meet its needs on a timely basis, obtaining additional working capital funds through equity and debt financing arrangements, and restructuring on-going operations to eliminate inefficiencies to raise cash balance in order to meet its anticipated cash requirements for the next twelve months from the date of this report. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditures, working capital, and other requirements. Management intends to make every effort to identify and develop sources of funds. The outcome of these matters cannot be predicted at this time. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital and achieve profitable operations. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

A novel strain of coronavirus, COVID-19, that was first identified in China in December 2019, has surfaced in several regions across the world and resulted in travel restrictions and business slowdowns or shutdowns in affected areas. The further spread of COVID-19, and the requirement to take action to limit the spread of the illness, may impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business and financial condition, including our potential to conduct financings on terms acceptable to us, if at all. The extent to which COVID-19 may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

The Company intends that the cost of implementing its development and sales efforts related to the HealthLynked Network, as well as maintaining existing and expanding overhead and administrative costs, will be financed from (i) profits generated by NCFM and, upon completion of the acquisition, from Cura and AHP, and (ii) outside funding sources, including the put rights associated with the Investment Agreement, issuance of convertible notes, sales of common stock, and loans from related parties. The Company expects to repay our outstanding convertible notes, which have an aggregate face value of $2,335,994 as of December 31, 2019, from outside funding sources, including but not limited to new convertible notes payable, amounts available upon the exercise of the put rights granted under the Investment Agreement, sales of equity, loans from related parties and others, or through the conversion of convertible notes into equity. No assurances can be given that the Company will be able to access sufficient outside capital in a timely fashion in order to repay the convertible notes before they mature. If necessary funds are not available, the Company’s business and operations would be materially adversely affected and in such event, the Company would attempt to reduce costs and adjust its business plan.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 4 – ACQUISITION

On April 12, 2019 the Company acquired a 100% interest in HCFM, a medical practice engaged in improving the health of its patients through individualized and integrative health care. Under the terms of acquisition, the Company paid HCFM shareholders $500,000 in cash, issued 3,968,254 shares of the Company’s common stock and agreed to an earn-out provision of $500,000 that may be earned based on the performance of HCFM in fiscal years ended December 31, 2019, 2020, and 2021.  The total consideration represents a transaction value of $2,000,000. The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805, “Business Combinations” (“ASC 805”).

Following the acquisition, HCFM was rebranded as NCFM and was combined with NWC to form the Company’s Health Services segment. As a result of the acquisition, the Company is expected to be a leading provider of Functional Medicine in Southwest Florida. The Company also expects to reduce costs in its Health Services segment through economies of scale.

The following table summarizes the consideration paid for HCFM and the value of assets acquired that were recognized at the acquisition date. There were no liabilities assumed in the acquisition of HCFM.

Cash	$500,000
Common Stock (3,968,254 shares)	1,000,000
Earn Out Agreement	500,000

Fair Value of Total Consideration	$2,000,000

The fair value of the 3,968,254 common shares issued as part of the acquisition consideration was determined using the intraday volume weighted average price of the Company’s common shares on the acquisition date. The terms of the earn out require the Company to pay the former owner of HCFM up to $100,000, $200,000 and $200,000 on the first, second and third anniversary, respectively, based on achievement by NCFM of revenue of at least $3,100,000 (50% weighting) and EBITDA of at least $550,000 (50% weighting) in the year preceding each anniversary date.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date.

Cash	$35,000
Hyperbaric Chambers	452,289
Medical Equipment	29,940
Computer Equipment/Software	19,739
Office Furniture & Equipment	23,052
Inventory	72,114
Leasehold Improvements	25,000
Website	41,000
Patient Management Platform Database	1,230,000
Goodwill	71,866

Fair Value of Identifiable Assets Acquired	$2,000,000

Goodwill of $71,866 arising from the acquisition consists of value associated with the legacy name. None of the goodwill recognized is expected to be deductible for income tax purposes. The fair value of the website of $41,000 was determined based upon the cost to reconstruct and put into use applying current market rates.

The fair value of the Patient Management Platform Database of $1,230,000 was estimated by applying the income approach. Under the income approach, the expected future cash flows generated by the Patient Management Platform Database are estimated and discounted to their net present value at an appropriate risk-adjusted rate of return. Significant factors considered in the calculation of the rate of return are the weighted average cost of capital and return on assets, as well as the risks inherent in the business. Cash flows were estimated based on EBITDA using forecasted revenue and costs. The measure is based on significant inputs that are not observable in the market (i.e. Level 3 inputs). Key assumptions include (i) a capitalization rate of 11.75% (ii) sustainable growth of 5% and (iii) a benefit stream using EBITDA cash flow.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 4 – ACQUISITION (CONTINUED)

The amounts of revenue and net income of HCFM included in the Company’s consolidated income statement from the acquisition date to the period ending December 31, 2019 are as follows:

Revenue	$2,061,032
Net income	$152,981

The following represents the pro forma consolidated income statement as if HCFM had been included in the consolidated results of the Company for the entire years ending December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018

Revenue	$4,914,468	$5,282,346
Net loss	(5,457,676)	(5,564,186)

These amounts have been calculated after applying the Company’s accounting policies and adjusting the results of HCFM to reflect (i) the additional depreciation and amortization that would have been charged assuming the fair value adjustments to property, plant and equipment and intangible assets had been applied on January 1, 2019 and 2018, respectively, and (ii) financing charges related directly to the acquisition of HCFM that would have been incurred in 2018 if the acquisition had been completed on January 1, 2018.

NOTE 5 – DEFERRED OFFERING COSTS AND PREPAID EXPENSES

Deferred Offering Costs

On July 7, 2016, the Company entered into the Investment Agreement with an accredited investor, pursuant to which an accredited investor agreed to invest up to $3,000,000 to purchase the Company’s common stock, par value of $.0001 per share. The purchase price for such shares shall be 80% of the lowest volume weighted average price of the Company’s common stock during the five consecutive trading days prior to the date on which written notice is sent by the Company to the investor stating the number of shares that the Company is selling to the investor, subject to certain discounts and adjustments. Further, for each $50,000 that the investor tenders to the Company for the purchase of shares of common stock, the investor was to be granted warrants for the purchase of an equivalent number of shares of common stock. The warrants were to expire five (5) years from their respective grant dates and have an exercise price equal to 130% of the weighted average purchase price for the respective “$50,000 increment.”

On March 22, 2017, the Company and the investor entered into an Amended Investment Agreement (the “Amended Investment Agreement”) whereby the parties agreed to modify the terms of the Investment Agreement by providing that in lieu of granting the investor warrants for each $50,000 that the investor tenders to the Company, the Company granted to the investor warrants to purchase an aggregate of 7,000,000 shares of common stock. The warrants have the following fixed exercise prices: (i) 4,000,000 shares at $0.25 per share; (ii) 2,000,000 shares at $0.50 per share; and (iii) 1,000,000 shares at $1.00 per share. The warrants also contain a “cashless exercise” provision and the shares underlying the warrants will not be registered. The fair value of the warrants was calculated using the Black-Scholes pricing model at $56,635, with the following assumptions: risk-free interest rate of 1.95%, expected life of 5 years, volatility of 40%, and expected dividend yield of zero.

On June 7, 2017, the Company also granted warrants to purchase 200,000 shares at $0.25 per share, 100,000 shares at $0.50 per share and 50,000 shares at $1.00 per share to an advisor as a fee in connection with the Amended Investment Agreement. The fair value of the warrants was calculated using the Black-Scholes pricing model at $96,990, with the following assumptions: risk-free interest rate of 1.74%, expected life of 5 years, volatility of 40%, and expected dividend yield of zero.

This fair value of the warrants described above was recorded as a deferred offering cost and is being amortized over the period during which the Company can access the financing, which begins the day after a registration statement registering shares underlying the Investment Agreement is declared effective by the United States Securities and Exchange Commission (the “SEC”), and ends 3 years from that date. On May 15, 2017, the SEC declared effective a registration statement registering shares underlying the Investment Agreement. During the years ended December 31, 2019 and 2018, the Company recognized $51,208 and $51,208, respectively, in general and administrative expense related to the cost of the warrants.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 5 – DEFERRED OFFERING COSTS AND PREPAID EXPENSES (CONTINUED)

Prepaid Expenses

On June 6, 2018, the Company granted three-year warrants to purchase 600,000 shares at an exercise price of $0.15 per share to two advisors for services to be provided over a six-month period. The fair value of the warrants was calculated using the Black-Scholes pricing model at $94,844, with the following assumptions: risk-free interest rate of 2.65%, expected life of 3 years, volatility of 286.98%, and expected dividend yield of zero. During the years ended December 31, 2019 and 2018, the Company recognized $-0- and $94,844, respectively, in general and administrative expense related to the cost of these warrants.

On December 6, 2018, the Company granted additional three-year warrants to purchase 240,000 shares at an exercise price of $0.20 per share to two advisors for services to be provided over a three-month period. The fair value of the warrants was calculated using the Black-Scholes pricing model at $35,462, with the following assumptions: risk-free interest rate of 2.76%, expected life of 3 years, volatility of 285.22%, and expected dividend yield of zero. During the years ended December 31, 2019 and 2018, the Company recognized $25,612 and $9,850, respectively, in general and administrative expense related to the cost of these warrants.

During December 2019, the Company completed stock subscription agreements totaling $59,000 for the sale of 479,762 shares of common stock. The funds were received and shares were issued in January and February 2020.

NOTE 6 – PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at December 31, 2019 and 2018 were as follows:

	December 31,
	2019	2018
Capital lease equipment	$251,752	$343,492
Medical equipment	482,229	—
Telephone equipment	12,308	12,308
Furniture, transport and office equipment	516,815	438,970

Total property, plant and equipment	1,263,104	794,770
Less: accumulated depreciation	(749,316)	(752,173)

Property, plant and equipment, net	$513,788	$42,597

Depreciation expense during the years ended December 31, 2019 and 2018 was $67,477 and $23,782, respectively.

NOTE 7 – GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets at December 31, 2019 and 2018 were as follows:

	December 31,
	2019	2018
Medical database	$1,230,000	$—
Website	41,000	—

Total intangible assets	1,271,000	—
Less: accumulated amortization	(5,908)	—

Intangible assets, net	1,265,092
Plus: goodwill	71,866

Goodwill and intangible assets, net	$1,336,958	$—

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 7 – GOODWILL AND INTANGIBLE ASSETS (CONTINUED)

Goodwill and intangible assets arose from the acquisition of NCFM in April 2019. The medical database is assumed to have an indefinite life and is not amortized. The website is being amortized on a straight-line basis over its estimated useful life of five years. Goodwill represents the excess of consideration transferred over the fair value of the net identifiable assets acquired related to the acquisition of NCFM.

Amortization expense in the years ended December 31, 2019 and 2018 was $5,908 and $-0-, respectively. No impairment charges were recognized related to goodwill and intangible assets in the years ended December 31, 2019 or 2018.

NOTE 8 – NOTES PAYABLE AND OTHER AMOUNTS DUE TO RELATED PARTY

Amounts due to related parties as of December 31, 2019 and 2018 were comprised of the following:

	December 31,
	2019	2018
Due to related party:
Deferred compensation, Dr. Michael Dent	$300,600	$300,600
Accrued interest payable to Dr. Michael Dent	192,857	129,117
Total due to related party	493,457	429,717

Notes payable to related party:
Notes payable to Dr. Michael Dent, current portion	$743,955	$672,471

Dr. Michael Dent

Our founder and CEO, Dr. Michael Dent, has made loans to the Company from time to time in the form of unsecured promissory notes payable. The carrying values of notes payable to Dr. Dent as of December 31, 2019 and 2018 were as follows:

		Interest	December 31,
Inception Date	Maturity Date	Rate	2019		2018
January 12, 2017	December 31, 2020	10%	$38,378	*	$40,560
January 18, 2017	December 31, 2020	10%	21,904	*	23,165
January 24, 2017	December 31, 2020	10%	54,696	*	57,839
February 9, 2017	December 31, 2020	10%	32,715	*	34,586
April 20, 2017	December 31, 2020	10%	10,754	*	11,357
June 15, 2017	December 31, 2020	10%	34,560	*	36,464
August 17, 2017	December 31, 2020	10%	20,997	*	20,000
August 24, 2017	December 31, 2020	10%	39,312	*	37,500
September 7, 2017	December 31, 2020	10%	36,586	*	35,000
September 21, 2017	December 31, 2020	10%	27,621	*	26,500
September 29, 2017	December 31, 2020	10%	12,487	*	12,000
December 21, 2017	December 31, 2020	10%	14,318	*	14,000
January 8, 2018	December 31, 2020	10%	76,415	*	75,000
January 11, 2018	December 31, 2020	10%	9,164	*	9,000
January 26, 2018	December 31, 2020	10%	17,712	*	17,450
January 3, 2014	December 31, 2020	10%	296,336	*	222,050

			$743,955		$672,471

* Denotes that note payable is reflected at fair value

Interest accrued on the above unsecured promissory notes as of December 31, 2019 and 2018 was $192,888 and $129,117, respectively.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 8 – NOTES PAYABLE AND OTHER AMOUNTS DUE TO RELATED PARTY (CONTINUED)

On February 12, 2018, the Company issued a five-year warrant to purchase 6,678,462 shares of common stock at an exercise price of $0.065 per share to Dr. Dent (the “2018 Warrant”) as an inducement to (i) extend the maturity dates of up to $439,450 loaned by Dr. Dent to the Company in 2017 and 2018 in the form of unsecured promissory notes, including $75,000 loaned from Dr. Dent to the Company in January 2018 to allow the Company to retire an existing convertible promissory note payable to a third party before such convertible promissory note became eligible for conversion, and (ii) provide continued loans to the Company. The fair value of the warrant was calculated using the Black-Scholes pricing model at $337,466, with the following assumptions: risk-free interest rate of 2.56%, expected life of 5 years, volatility of 268.90%, and expected dividend yield of zero. On March 28, 2018, Dr. Dent agreed to extend the maturity dates of promissory notes with an aggregate face value of $177,500, which were originally scheduled to mature before September 30, 2018, by one year from the original maturity date. Because the fair value of the warrants was greater than 10% of the present value of the remaining cash flows under the modified promissory notes, the transaction was treated as a debt extinguishment and reissuance of new debt instruments pursuant to the guidance of ASC 470-50 “Debt – Modifications and Extinguishments” (“ASC 470-50”). A loss on debt extinguishment was recorded in the amount of $348,938, equal to the fair value of the warrants of $337,466, plus the excess of $11,472 of the fair value of the reissued debt instruments over the carrying value of the existing debt instruments at the time of extinguishment. The change in fair value of the reissued debt instruments subsequent to the reissuance date, which is included on the statement of operations in “Change in fair value of debt,” was $24,098 and $15,029 in the years ended December 31, 2019 and 2018, respectively.

On July 18, 2018, in connection with a $2,000,000 private placement by a third-party investor, Dr. Dent agreed to extend the maturity date on all of the above notes until December 31, 2019 for no additional consideration.

On December 31, 2019, Dr. Dent agreed to further extend the maturity date on all of the above notes until December 31, 2020 in exchange for (i) a new five-year warrant to purchase 1,157,143 shares of common stock at an exercise price of $0.014 per share, and (ii) an extension of the expiration date on the 2018 Dr. Dent Warrant from February 12, 2023 to January 1, 2025. The fair value of the warrant was calculated using the Black-Scholes pricing model at $133,943, with the following assumptions: risk-free interest rate of 1.69%, expected life of 5 years, volatility of 119.72%, and expected dividend yield of zero. The incremental fair value of the extended 2018 Dr. Dent Warrant was $66,572, being the excess Black-Scholes fair value of the warrant immediately after the change in terms over the Black-Scholes fair value immediately before the change in terms. Because the fair value of consideration issued was greater than 10% of the present value of the remaining cash flows under the modified promissory notes, the transaction was treated as a debt extinguishment and reissuance of new debt instruments pursuant to the guidance of ASC 470-50. A loss on debt extinguishment was recorded in the amount of $247,871, equal to the fair value of the warrant consideration of $200,515, plus the excess of $47,356 of the fair value of the reissued debt instruments over the carrying value of the existing debt instruments at the time of extinguishment. There was no change in fair value of the reissued debt instruments subsequent to the reissuance date, since the extinguishment transaction occurred on December 31, 2019.

During the years ended December 31, 2019 and 2018, the Company paid Dr. Dent’s spouse $139,423 and $150,577, respectively, in consulting fees pursuant to a consulting agreement.

MedOffice Direct

During 2017, the Company entered into an agreement with MedOffice Direct (“MOD”), a company majority-owned by the Company’s CEO and largest shareholder, Dr. Michael Dent, pursuant to which the Company agreed to pay rent to MOD in the amount of $2,040 per month for office space in MOD’s facility used by the Company and its employees for the period from January 1, 2017 through July 31, 2018. The agreement terminated on July 31, 2018. During the years ended December 31, 2019 and 2018, the Company recognized rent expense to MOD in the amount of $-0- and $18,360, respectively, pursuant to this agreement.

During 2017, the Company entered into a separate Marketing Agreement with MOD pursuant to which MOD agreed to market the HealthLynked Network to its physician practice clients, in exchange for a semi-annual fee of $25,000. This agreement was terminated effective April 1, 2018. During years ended December 31, 2019 and 2018, the Company recognized general and administrative expense in the amount of $-0- and $12,500, respectively, pursuant to this agreement. On July 1, 2018 the Company and MOD signed a marketing and service agreement pursuant to which the Company will include MOD offering as part of its product offering to physicians and the Company will receive 8% of revenue for new sales related to MOD products sold through the HealthLynked Network.

Stock Repurchase

On October 3, 2018, the Company bought back 100,000 shares of common stock from a shareholder for a total purchase price of $5,000. The shares were retired. The selling shareholder was the brother of our CEO Dr. Michael Dent.

On August 28, 2019, the Company bought back 15,000 shares of common stock from a shareholder for a total purchase price of $1,200. The selling shareholder was a former employee.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 9 – LEASES

The Company has two operating leases for office space and equipment that expire in July 2020 and a separate operating lease for office space that expires in May 2022. The Company’s weighted-average remaining lease term relating to its operating leases is 1.4 years, with a weighted-average discount rate of 18.88%.

The Company is also lessee in a capital equipment finance lease for medical equipment entered into in March 2015 and expiring in March 2020. The Company’s weighted-average remaining lease term relating to its financing lease is 0.2 years, with a weighted-average discount rate of 9.38%. The Company’s lease agreements generally do not provide an implicit borrowing rate, therefore an internal incremental borrowing rate is determined based on information available at lease commencement date for purposes of determining the present value of lease payments.

The table below summarizes the Company’s lease-related assets and liabilities as of December 31, 2019:

	As of December 31, 2019
	Operating	Financing	Total
	Leases	Leases	Leases
Lease assets	$273,196	$4,482	$277,678

Lease liabilities
Lease liabilities (short term)	$197,041	$4,482	$201,523
Lease liabilities (long term)	80,510	—	80,510
Total lease liabilities	$277,551	$4,482	$282,033

The Company incurred lease expense of $343,894 for the year ended December 31, 2019, of which $325,546 related to operating leases and $18,348 related to financing leases.

Maturities of operating and capital lease liabilities were as follows as of December 31, 2019:

	Operating	Capital	Total
	Leases	Leases	Commitments
2020	$234,891	$4,587	$239,478
2021	75,019	—	75,019
2022	28,443	—	28,443
2023	—	—	—
Total lease payments	338,353	4,587	342,940
Less interest	(60,802)	(105)	(60,907)
Present value of lease liabilities	$277,551	$4,482	$282,033

NOTE 10 – NOTES PAYABLE

On December 20, 2017, the Company entered into a Merchant Cash Advance Factoring Agreement (“MCA”) pursuant to which the Company received an advance of $75,000 before closing fees (the “December 2017 MCA”). The Company was required to repay the advance, which acts like an ordinary note payable, at the rate of $4,048 per week until the balance of $102,000 was repaid. At inception, the Company recognized a note payable in the amount of $102,000 and a discount against the note payable of $28,500. The discount was being amortized over the life of the instrument. During the year ended December 31, 2018, the Company made installment payments of $89,048 on the December 2017 MCA. The December 2017 MCA was repaid on June 1, 2018. During the year ended December 31, 2018, the Company recognized amortization of the discount in the amount of $26,881, including $2,267 recognized to amortize the remaining discount at retirement.

On June 1, 2018, the Company entered into an MCA pursuant to which the Company received an advance of $75,000 before closing fees (the “December 2018 MCA”). The Company was required to repay the advance at the rate of $4,048 per week until the balance of $102,000 has been repaid in November 2018. At inception, the Company recognized a note payable in the amount of $102,000 and a discount against the note payable of $28,500. The discount was being amortized over the life of the instrument. During the year ended December 31, 2018, the Company recognized amortization of the discount in the amount of $28,500. The December 2018 MCA was repaid in full in November 2018.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of December 31, 2019 and 2018 were comprised of the following:

	December 31,
	2019		2018

$550k Note - July 2016	$548,010	*	$594,813
$50k Note - July 2016	56,866	*	60,312
$111k Note - May 2017	118,606	*	125,190
$171.5k Note - October 2017	—		186,472
$103k Note I - October 2018	—		103,000
$103k Note II - November 2018	—		103,000
$153k Note - November 2018	—		153,000
$103k Note III - December 2018	—		103,000
$357.5k Note - April 2019	328,728	*	—
$154k Note - June 2019	50,000		—
$136k Notes - July 2019	135,850		—
$78k Note III - July 2019	78,000		—
$230k Note - July 2019	230,000		—
$108.9k Note - August 2019	108,947		—
$142.5k Note - October 2019	142,500		—
$103k Note V - October 2019	103,000		—
$108.9k Note II - October 2019	108,947		—
$128.5k Note - October 2019	128,500		—
$103k Note VI - November 2019	103,000		—
$78.8k Note II - December 2019	78,750		—
	2,319,704		1,428,787
Less: unamortized discount	(777,668)		(386,473)
Convertible notes payable, net of original issue discount and debt discount	$1,542,036		$1,042,314

* - Denotes that convertible note payable is carried at fair value

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Interest expense and amortization of debt discount recognized on each convertible note outstanding during the years ended December 31, 2019 and 2018 were as follows:

	Interest Expense		Amortization of Debt Discount
	Year Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

$550k Note - July 2016	$33,000	$33,090	$—	$—
$50k Note - July 2016	5,000	5,014	—	—
$111k Note - May 2017	16,537	16,537	—	6,931
$53k Note - July 2017	—	116	—	1,520
$35k Note - September 2017	—	614	—	7,972
$55k Note - September 2017	—	1,085	—	10,849
$53k Note II - October 2017	—	1,568	—	20,443
$171.5k Note - October 2017	1,786	17,150	—	140,875
$57.8k Note - January 2018	—	3,786	—	37,925
$112.8k Note - February 2018	—	5,746	—	57,456
$83k Note - February 2018	—	4,184	—	41,841
$105k Note - March 2018	—	5,121	—	51,205
$63k Note I - April 2018	—	3,124	—	39,594
$57.8k Note II - April 2018	—	2,895	—	28,954
$90k Note - April 2018	—	3,156	—	31,562
$53k Note III - April 2018	—	2,657	—	33,794
$68.3k Note - May 2018	—	3,366	—	33,566
$37k Note - May 2018	—	1,815	—	18,145
$63k Note II - May 2018	—	3,107	—	31,240
$78.8k Note - May 2018	—	3,938	—	38,836
$103k Note I - October 2018	2,653	2,088	33,972	26,744
$103k Note II - November 2018	3,584	1,383	44,952	17,344
$153k Note - November 2018	7,008	1,761	91,451	23,538
$103k Note III - December 2018	4,261	790	42,611	7,901
$78k Note I - January 2019	3,889	—	52,000	—
$78k Note II - January 2019	3,868	—	47,858	—
$103k Note III - April 2019	5,108	—	56,323	—
$104.5k Note - April 2019	5,768	—	58,246	—
$104.5k Note II - April 2019	5,325	—	53,107	—
$357.5k Note - April 2019	33,550	—	257,821	—
$103k Note IV - May 2019	4,120	—	63,118	—
$154k Note - June 2019	8,526	—	85,027	—
$67.9k Note I - July 2019	3,220	—	34,765	—
$67.9k Note II - July 2019	3,220	—	34,765	—
$78k Note III - July 2019	3,590	—	45,343	—
$230k Note - July 2019	10,460	—	104,317	—
$108.9k Note - August 2019	3,791	—	31,560	—
$142.5k Note - October 2019	1,366	—	35,430	—
$103k Note V - October 2019	2,568	—	28,213	—
$108.9k Note II - October 2019	1,851	—	14,805	—
$128.5k Note - October 2019	2,183	—	21,768	—
$103k Note VI - November 2019	1,609	—	17,989	—
$78.8k Note II - December 2019	626	—	5,072	—

	$178,464	$124,090	$1,260,513	$708,235

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Unamortized debt discount on outstanding convertible notes payable as of December 31, 2019 and 2018 are comprised of the following:

	Unamortized Discount as of December 31,
	2019	2018
$103k Note I - October 2018	$—	$76,256
$103k Note II - November 2018	—	85,656
$153k Note - November 2018	—	129,462
$103k Note III - December 2018	—	95,099
$154k Note - June 2019	21,175	—
$67.9k Note - July 2019	20,497	—
$67.9k Note II - July 2019	20,497	—
$78k Note III - July 2019	32,657	—
$230k Note - July 2019	125,684	—
$103.5k Note - August 2019	59,392	—
$142.5k Note - October 2019	107,070	—
$103k Note V - October 2019	70,686	—
$108.9k Note II - October 2019	72,592	—
$128.5k Note - October 2019	106,732	—
$103k Note VI - November 2019	81,740	—
$78.8k Note II - December 2019	58,946	—

	$777,668	$386,473

Certain of our convertible notes payable are also carried at fair value and revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The changes in fair value during the years ended December 31, 2019 and 2018 and the fair value as of the years then ended on such instruments were as follows:

	Change in Fair Value of Debt		Fair Value of Debt as of
	Year Ended December 31,		December 31,
	2019	2018	2019	2018
$550k Note - July 2016	$70,285	$96,787	$548,010	$594,813
$50k Note - July 2016	7,125	13,257	56,866	60,312
$111k Note - May 2017	14,789	10,474	118,606	125,190
$171.5k Note - October 2017	1,781	5,241	—	186,472
$104.5k Note II - April 2019	3,431	—	—	—

	$97,411	$125,759	$723,482	$966,787

Extensions of Iconic Convertible Notes Payable – December 2019

Between 2016 and 2019, the Company issued and amended certain terms and conditions of the following convertible notes payable to Iconic Holdings, LLC (“Iconic”): a 6% fixed convertible secured promissory note dated July 7, 2016 with a face value of $550,000 (the “$550k Note”), a 10% fixed convertible commitment fee promissory note dated July 7, 2016 with a face value of $50,000 (the “$50k Note”), a 10% fixed convertible secured promissory note dated May 22, 2017 with a face value of $111,000 (the “$111k Note”), and a 10% fixed convertible note dated April 15, 2019 with a face value of $357,500 (the “$357.5k Note”). During the years ended December 31, 2018 and 2019, the terms and conditions of the above notes were amended as described below.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

On March 28, 2018, in exchange for a five-year warrant to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.05 per share, Iconic and the Company agreed to extend the maturity date from January 22, 2018 until July 11, 2018. The fair value of the warrants using Black/Scholes was $10,199 with the following assumptions: risk-free interest rate of 2.59%, expected life of 5 years, volatility of 578.45%, and expected dividend yield of zero. The issuance of the warrants in exchange for the maturity extension was treated as an extinguishment and reissuance of existing debt pursuant to the guidance of ASC 470-50. A loss on debt extinguishment was recorded in the amount of $19,014 and the $111k Note was subsequently carried at fair value and revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.”

On July 11, 2018, Iconic and the Company entered into an Amendment agreement related to the $550k Note, the $50k Note and the $111k Note, pursuant to which the holder agreed to extend the maturity date of the three notes until July 31, 2019 in exchange for (i) a three-year warrant to purchase 200,000 of our common shares at an exercise price of $0.25, and (ii) a three-year warrant to purchase 300,000 of our common shares at an exercise price of $0.50. The fair value of the warrants using Black/Scholes was $133,019 with the following assumptions: risk-free interest rate of 2.67%, expected life of 3 years, volatility of 287.57%, and expected dividend yield of zero. The issuance of the warrants in exchange for the maturity extension was treated as an extinguishment and reissuance of existing debt pursuant to the guidance of ASC 470-50. A loss on debt extinguishment was recorded in the amount of $90,624.

On July 13, 2018, Iconic and the Company entered into a second Amendment agreement, pursuant to which the holder agreed to further extend the maturity date of the $550k Note, the $50k Note and the $111k Note until December 31, 2019 in exchange for (i) three-year warrant to purchase 175,000 of our common shares at an exercise price of $0.25, and (ii) three-year warrant to purchase 75,000 of our common shares at an exercise price of $0.50. The fair value of the warrants using Black/Scholes was $60,401 with the following assumptions: risk-free interest rate of 2.66%, expected life of 3 years, volatility of 287.77%, and expected dividend yield of zero. The issuance of the warrants in exchange for the maturity extension was treated as an extinguishment and reissuance of existing debt pursuant to the guidance of ASC 470-50. A loss on debt extinguishment was recorded in the amount of $42,777.

On December 31, 2019, Iconic and the Company agreed to extend the maturity date of the $550k Note, the $50k Note, the $111k Note and the $357.5k Note until December 31, 2020 in exchange for (i) a new five-year warrant to Iconic to purchase 1,907,143 shares at an exercise price of $0.14 per share, (ii) extension of the expiration date on 12,586,111 warrants held by Iconic until January 1, 2025, (iii) repricing of the exercise price 3,508,333 warrants held by Iconic from various prices above $0.50 to $0.25, (iv) a reduction of the conversion price of the $111k Note from $0.35 to $0.15 and of the $357.5k Note from $0.20 to $0.15, and (v) the Company agreed to allow a one-time conversion of up to $30,000 on the $111k Note at a reduced conversion rate.

The fair value of consideration issued was calculated as follows: (i) the new warrant was calculated using the Black-Scholes pricing model at $220,758, (ii) the incremental fair value of the extended warrants was $395,158 and the incremental fair value of the repriced warrants was $87,351, being the excess of the fair value of the warrants immediately after the change in terms over the fair value immediately before the change in terms, (iii) the incremental fair value of the reduction in conversion price, which represented a change to the beneficial conversion feature, was $142,617, being the excess of the fair value of the conversion feature immediately after the change in terms over the fair value immediately before the change in terms, and (iv) the one-time conversion feature was valued using the Black-Scholes pricing model at $29,642. Because the fair value of consideration issued was greater than 10% of the present value of the remaining cash flows under the modified promissory notes, the transaction was treated as a debt extinguishment and reissuance of new debt instruments pursuant to the guidance of ASC 470-50. A loss on debt extinguishment was recorded in the amount of $697,722, equal to the fair value of the consideration issued of $875,526, less the excess of $177,804 of the carrying value of the existing debt instruments at the time of extinguishment over the fair value of the reissued debt instruments. As a result of the agreement, the $357.5k Note will subsequently be carried at fair value and revalued at each period end. The $550k Note, the $50k Note and the $111k Note were already carried at fair value due to previous extinguishment and reissuance transactions. There was no change in fair value of the reissued debt instruments subsequent to the reissuance date, since the extinguishment transaction occurred on December 31, 2019.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($550,000) – July 2016

On July 7, 2016, the Company entered into a 6% fixed convertible secured promissory note with an investor with a face value of $550,000. The $550k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.08 per share, or 6,875,000 of the Company’s common shares, and is secured by all of the Company’s assets. The Company received $500,000 net proceeds from the note after a $50,000 original issue discount. The $550k Note matures on December 31, 2020. The discount from the original issue discount, warrants and embedded conversion feature (“ECF”) associated with the $550k Note was amortized over the original life of the note. The $550k Note is carried at fair value due to an extinguishment and reissuance recorded in 2017 and is revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.”

Convertible Note Payable ($50,000) – July 2016

On July 7, 2016, the Company entered into a 10% fixed convertible commitment fee promissory note with an investor with a face value of $50,000. The $50k Note matures on December 31, 2020. The $50k note was issued as a commitment fee payable to the Investment Agreement investor in exchange for the investor’s commitment to enter into the Investment Agreement, subject to registration of the shares underlying the Investment Agreement. The $50k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.10 per share, or 500,000 of the Company’s common shares. The $50k Note is carried at fair value due to an extinguishment and reissuance recorded in 2017 and is revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.”

Convertible Note Payable ($111,000) – May 2017

On May 22, 2017, the Company entered into a 10% fixed convertible secured promissory note with an investor with a face value of $111,000. The $111k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.15 per share, or 740,000 of the Company’s common shares, and is secured by all of the Company’s assets. The Company received $100,000 net proceeds from the note after an $11,000 original issue discount. At inception, the investors were also granted a five-year warrant to purchase 133,333 shares of the Company’s common stock at an exercise price of $0.75 per share. The $111k Note matures on December 31, 2020.

Convertible Note Payable ($53,000) – July 2017

On July 10, 2017, the Company entered into a securities purchase agreement for the sale of a $53,000 convertible note (the “$53k Note”). On January 8, 2018, the Company prepaid the balance on the $53k Note, including accrued interest, for a one-time cash payment of $74,922. In connection with the repayment, the Company recognized a gain on debt extinguishment of $16,188, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

Convertible Note Payable ($35,000) – September 2017

On September 7, 2017, the Company entered into a securities purchase agreement for the sale of a $35,000 convertible note (the “$35k Note”). On March 5, 2018, the Company prepaid the balance on the $35k Note, including accrued interest, for a one-time cash payment of $49,502. In connection with the repayment, the Company recognized a gain on debt extinguishment of $11,778, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

Convertible Note Payable ($55,000) – September 2017

On September 11, 2017, the Company entered into a securities purchase agreement for the sale of a $55,000 convertible note (the “$55k Note”). On March 13, 2018, the Company prepaid the balance on the $55k Note, including accrued interest, for a one-time cash payment of $85,258. In connection with the repayment, the Company recognized a gain on debt extinguishment of $14,763, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($53,000) – October 2017

On October 23, 2017, the Company entered into a securities purchase agreement for the sale of a $53,000 convertible note (the “$53k Note II”) to PULG. On April 18, 2018, the Company prepaid the balance on the $53k Note II, including accrued interest, for a one-time cash payment of $75,000. In connection with the repayment, the Company recognized a gain on debt extinguishment of $16,865, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

Convertible Note Payable ($171,500) – October 2017

On October 27, 2017, the Company entered into a securities purchase agreement for the sale of a $171,500 convertible note (the “$171.5k Note”) to an individual lender. The $171.5k Note included a $21,500 original issue discount, for net proceeds of $150,000. On October 31, 2018, the holder of the $171.5k Note agreed to extend the maturity date from the original date of October 26, 2018 until December 31, 2019 in exchange for (i) a three-year warrant to purchase 75,000 shares of Company common stock at an exercise price of $0.25 per share, and (ii) a three-year warrant to purchase 25,000 shares of Company common stock at an exercise price of $0.50 per share. The fair value of the warrants using Black/Scholes was $26,282 with the following assumptions: risk-free interest rate of 2.93%, expected life of 3 years, volatility of 291.52%, and expected dividend yield of zero. The issuance of the warrants in exchange for the maturity extension was treated as an extinguishment and reissuance of existing debt pursuant to the guidance of ASC 470-50. Accordingly, the $171.5k Note was carried at fair value subsequent to the extinguishment date and is revalued at each period end.

On February 7, 2019, the holder of the $171.5k Note converted the entire principal balance of $171,500 into 2,512,821 shares of Company common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $139,798, representing the excess of the fair value of the shares issued at conversion over the carrying value of the host instrument and the bifurcated conversion feature at the time of conversion.

Convertible Note Payable ($57,750) – January 2018

On January 2, 2018, the Company entered into a securities purchase agreement for the sale of a $57,750 convertible note (the “$58k Note”). The transaction closed on January 3, 2018. The $58k Note included a $5,250 original issue discount and $2,500 fee for net proceeds of $50,000. The $58k Note had an interest rate of 10% and a default interest rate of 18% and was scheduled to mature on January 2, 2019. The $58k Note was convertible into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 28% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. On June 26, 2018, the holder agreed, without consideration, to reduce the discount to 28% of the volume weighted average price of the Company’s common stock for the 10 days prior to the conversion date. During the year ended December 31, 2018, the holder converted the entire principal balance of $57,750, as well as accrued interest in the amount of $3,786, into 384,839 shares of Company common stock.

Convertible Note Payable ($112,750) – February 2018

On February 2, 2018, the Company entered into a securities purchase agreement for the sale of a $112,750 convertible note (the “$113k Note”). On August 7, 2018, the Company prepaid the balance on the $113k Note, including accrued interest, for a one-time cash payment of $151,536. In connection with the extinguishment, the Company also issued the holder a 3-year warrant to purchase 100,000 shares of Company common stock at an exercise price of $0.25. The fair value of the warrant was $50,614. In connection with the repayment, the Company recognized a gain on debt extinguishment of $2,014, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount and fair value of the warrant issued, in the year ended December 31, 2018.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($83,000) – February 2018

On February 13, 2018, the Company entered into a securities purchase agreement for the sale of a $83,000 convertible note (the “$83k Note”). On August 16, 2018, the Company prepaid the balance on the $83k Note, including accrued interest, for a one-time cash payment of $111,596. In connection with the extinguishment, the Company also issued the holder a 5-year warrant to purchase 237,143 shares of Company common stock at an exercise price of $0.35. The fair value of the warrant was $92,400. In connection with the repayment, the Company recognized a loss on debt extinguishment of $51,251, equal to the excess of the payment amount and fair value of the warrant issued over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($105,000) – March 2018

On March 5, 2018, the Company entered into a securities purchase agreement for the sale of a $105,000 convertible note (the “$105k Note”). On August 30, 2018, the Company prepaid the balance on the $105k Note, including accrued interest, for a one-time cash payment of $140,697. In connection with the repayment, the Company recognized a gain on debt extinguishment of $51,804, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

Convertible Note Payable ($63,000) – April 2018

On April 2, 2018, the Company entered into a securities purchase agreement for the sale of a $63,000 convertible note (the “$63k Note”). On September 28, 2018, the Company prepaid the balance on the $63k Note, including accrued interest, for a one-time cash payment of $89,198. In connection with the repayment, the Company recognized a gain on debt extinguishment of $25,856, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

Convertible Note Payable ($57,750) – April 2018

On April 16, 2018, the Company entered into a securities purchase agreement for the sale of a $57,750 convertible note (the “$57.8k Note II”). On October 16, 2018, the Company prepaid the balance on the $57.8k Note II, including accrued interest, for a one-time cash payment of $81,850. In connection with the repayment, the Company recognized a gain on debt extinguishment of $24,427, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

Convertible Note Payable ($90,000) – April 2018

On April 18, 2018, the Company entered into a securities purchase agreement for the sale of a $90,000 convertible note (the “$90k Note”). On August 24, 2018, the Company prepaid the balance on the $90k Note, including accrued interest, for a one-time cash payment of $119,240. In connection with the repayment, the Company recognized a gain on debt extinguishment of $38,508, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

Convertible Note Payable ($53,000) – April 2018

On April 18, 2018, the Company entered into a securities purchase agreement for the sale of a $53,000 convertible note (the “$53k Note III”). On October 18, 2018, the Company prepaid the balance on the $53k Note III, including accrued interest, for a one-time cash payment of $75,039. In connection with the repayment, the Company recognized a gain on debt extinguishment of $20,945, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

Convertible Note Payable ($68,250) – May 2018

On May 3, 2018, the Company entered into a securities purchase agreement for the sale of a $68,250 convertible note (the “$68.3k Note”). On October 30, 2018, the Company prepaid the balance on the $68.3k Note, including accrued interest, for a one-time cash payment of $91,644. In connection with the repayment, the Company recognized a gain on debt extinguishment of $36,420, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($37,000) – May 2018

On May 7, 2018, the Company entered into a securities purchase agreement for the sale of a $37,000 convertible note (the “$37k Note”). On November 2, 2018, the Company prepaid the balance on the $37k Note, including accrued interest, for a one-time cash payment of $49,144. In connection with the repayment, the Company recognized a gain on debt extinguishment of $18,579, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

Convertible Note Payable ($63,000) – May 2018

On May 9, 2018, the Company entered into a securities purchase agreement for the sale of a $63,000 convertible note (the “$63k Note II”). On November 5, 2018, the Company prepaid the balance on the $63k Note II, including accrued interest, for a one-time cash payment of $89,198. In connection with the repayment, the Company recognized a gain on debt extinguishment of $26,166, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

Convertible Note Payable ($78,750) – May 2018

On May 24, 2018, the Company entered into a securities purchase agreement for the sale of a $78,750 convertible note (the “$78.8k Note”). On November 20, 2018, the Company prepaid the balance on the $78.8k Note, including accrued interest, for a one-time cash payment of $104,738. In connection with the repayment, the Company recognized a gain on debt extinguishment of $38,705, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2018.

Convertible Note Payable ($103,000) – October 2018

On October 18, 2018, the Company entered into a securities purchase agreement for the sale of a $103,000 convertible note (the “$103k Note I”). On April 4, 2019, the Company prepaid the balance on the $103k Note I, including accrued interest, for a one-time cash payment of $134,500. In connection with the repayment, the Company recognized a gain on debt extinguishment of $28,169, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2019.

Convertible Note Payable ($103,000) – November 2018

On November 12, 2018, the Company entered into a securities purchase agreement for the sale of a $103,000 convertible note (the “$103k Note II”). On May 7, 2019, the Company prepaid the balance on the $103k Note II, including accrued interest, for a one-time cash payment of $134,888. In connection with the repayment, the Company recognized a gain on debt extinguishment of $23,821, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2019.

Convertible Note Payable ($153,000) – November 2018

On November 19, 2018, the Company entered into a securities purchase agreement for the sale of a $153,000 convertible note (the “$153k Note”). The $153k Note included $3,000 fees for net proceeds of $150,000. The $153k Note had an interest rate of 10% and a default interest rate of 22% and was scheduled to mature on August 19, 2019. The $153k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the ten (10) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due. During the year ended December 31, 2019, the holder of the $153k Note converted the full principal in the amount of $153,000 and $8,768 of accrued interest into 1,070,894 shares of Company common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $44,993, representing the excess of the fair value of the shares issued at conversion over the carrying value of the host instrument and the bifurcated conversion feature at the time of conversion.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($103,000) – December 2018

On December 3, 2018, the Company entered into a securities purchase agreement for the sale of a $103,000 convertible note (the “$103k Note III”). On May 31, 2019, the Company prepaid the balance on the $103k Note III, including accrued interest, for a one-time cash payment of $135,029. In connection with the repayment, the Company recognized a gain on debt extinguishment of $20,445, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2019.

Convertible Note Payable ($78,000) – January 2019

On January 14, 2019, the Company entered into a securities purchase agreement for the sale of a $78,000 convertible note (the “$78k Note”). On July 15, 2019, the Company prepaid the balance on the $78k Note, including accrued interest, for a one-time cash payment of $102,321. In connection with the repayment, the Company recognized a loss on debt extinguishment of $6,258, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest over, in the year ended December 31, 2019.

Convertible Note Payable ($78,000) – January 2019

On January 24, 2019, the Company entered into a securities purchase agreement for the sale of a $78,000 convertible note (the “$78k Note II”). On July 24, 2019, the Company prepaid the balance on the $78k Note II, including accrued interest, for a one-time cash payment of $102,255. In connection with the repayment, the Company recognized a gain on debt extinguishment of $11,162, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2019.

Convertible Note Payable ($103,000) – April 2019

On April 3, 2019, the Company entered into a securities purchase agreement for the sale of a $103,000 convertible note (the “$103k Note III”). On October 1, 2019, the Company prepaid the balance on the $103k Note III, including accrued interest, for a one-time cash payment of $135,099. In connection with the repayment, the Company recognized a gain on debt extinguishment of $7,728, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2019.

Convertible Note Payable ($104,500) – April 2019

On April 11, 2019, the Company entered into securities purchase agreements for the sale of a $104,500 convertible note (the “$104.5k Note I”). The $104.5k Note I included $4,500 fees for net proceeds of $100,000. The $104.5k Note I has an interest rate of 10% and a default interest rate of 22%, matures on April 11, 2020, and may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the ten (10) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due. During the year ended December 31, 2019, the holder of the $104.5k Note I converted the full principal in the amount of $104,500 and $5,768 of accrued interest into 1,176,189 shares of Company common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $98,193, representing the excess of the fair value of the shares issued at conversion over the carrying value of the host instrument and the bifurcated conversion feature at the time of conversion.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($104,500) – April 2019

On April 11, 2019, the Company entered into securities purchase agreements for the sale of a second $104,500 convertible note (the “$104.5k Note II”). The $104.5k Note II included $4,500 fees for net proceeds of $100,000. The $104.5k Note II has an interest rate of 10% and a default interest rate of 22%, matures on April 11, 2020, and may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the ten (10) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On October 14, 2019, the holder entered into a forbearance agreement (pursuant to which the Lender agreed to forbear its right to convert the $104.5k Note II until October 31, 2019 in exchange for an increase to the principal of the note to $142,500. Because the fair value of consideration issued was greater than 10% of the present value of the remaining cash flows under the modified note, the transaction was treated as a debt extinguishment and reissuance of new debt instruments pursuant to the guidance of ASC 470-50. A loss on debt extinguishment was recorded in the amount of $91,760, equal to the fair value of the consideration issued of $80,725 (comprised of the value of the modified ECF), plus the excess of $11,035 of the fair value of the reissued debt instruments over the carrying value of the existing debt instruments at the time of extinguishment. As a result of the agreement, the $104.5k Note II was subsequently carried at fair value.

On October 31, 2019, the Company prepaid the balance on the $104.5k Note II, including accrued interest, for a one-time cash payment of $142,500. In connection with the repayment, the Company recognized a gain on debt extinguishment of $69,472, equal to the excess of the carrying value of the note and derivative embedded conversion feature over the payment amount, in the year ended December 31, 2019.

Convertible Note Payable ($357,500) – April 2019

On April 15, 2019, the Company issued a fixed convertible note with a face value of $357,500 (the “$357.5k Note”). The $357.5k Note included $32,500 fees for net proceeds of $325,000. The $357.5k Note has an interest rate of 10%, matures on December 31, 2020, and may be converted into common stock of the Company by the holder at any time, subject to a 9.99% beneficial ownership limitation, at a fixed conversion price per share of $0.15 (originally $0.20), or 2,383,333 shares. At inception, the investors were also granted a five-year warrant to purchase 600,000 shares of the Company’s common stock at an exercise price of $0.25 per share. Upon an event of default, 140% of the outstanding principal and any interest due amount shall be immediately due and the conversion price resets to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date.

The fair value of the warrants was calculated using the Black-Scholes pricing model at $150,782, with the following assumptions: risk-free interest rate of 2.37%, expected life of 5 years, volatility of 191.68%, and expected dividend yield of zero. The net proceeds from the issuance of the $357.5k Note, being $325,000 after the original issue discount, were then allocated to the warrants and the convertible note instrument based on their relative fair values, of which $96,411 was allocated to the warrants and $228,589 to the convertible note. The intrinsic value of the embedded conversion feature of the $357.5k Note was then calculated as $128,911. The original issue discount, warrants and embedded conversion feature were then allocated and recorded as discounts against the carrying value of the $357.5k Note. The final allocation of the proceeds at inception was as follows:

Original issue discount	$32,500
Warrants	96,411
Embedded conversion feature	128,911
Convertible note	99,678

Gross proceeds	$357,500

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($103,000) – April 2019

On May 7, 2019, the Company entered into a securities purchase agreement for the sale of a $103,000 convertible note (the “$103k Note IV”). On November 5, 2019, the Company prepaid the balance on the $103k Note IV, including accrued interest, for a one-time cash payment of $133,900. In connection with the repayment, the Company recognized a gain on debt extinguishment of $11,549, equal to the excess of the carrying value of the note, derivative embedded conversion feature and accrued interest over the payment amount, in the year ended December 31, 2019.

Convertible Note Payable ($154,000) – June 2019

On June 3, 2019, the Company entered into a securities purchase agreement for the sale of a $154,000 convertible note (the “$154k Note”). The $154k Note included $4,000 fees for net proceeds of $150,000. The $154k Note has an interest rate of 10% and a default interest rate of 22% and was scheduled to mature on February 28, 2020. The $154k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due. During the year ended December 31, 2019, the holder of the $154k Note converted $104,000 of principal into 1,572,989 shares of Company common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $75,529, representing the excess of the fair value of the shares issued at conversion over the carrying value of the host instrument and the bifurcated conversion feature at the time of conversion.

Convertible Note Payable ($67,925) – July 2019

On July 11, 2019, the Company entered into a securities purchase agreement for the sale of a $67,925 convertible note (the “$67.9k Note I”). The $67.9k Note I included $2,925 fees for net proceeds to the Company of $65,000. The $67.9k Note I had an interest rate of 10% and a default interest rate of 22%, a maturity date of April 11, 2020, and may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF was calculated using the Black-Scholes pricing model at $48,866 with the following assumptions: risk-free interest rate of 1.97%, expected life of 0.75 years, volatility of 140.57%, and expected dividend yield of zero. In connection with the $67.9k Note I, the Company also issued to the holders 16,250 shares of Company common stock valued at $3,471, which was recorded to equity. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$48,866
Original issue discount and fees	2,925
Fair value of shares recorded to equity	3,471
Convertible note	12,663

Gross proceeds	$67,925

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($67,925) – July 2019

On July 11, 2019, the Company entered into a securities purchase agreement for the sale of a second $67,925 convertible note (the “$67.9k Note II”). The $67.9k Note II included $2,925 fees for net proceeds to the Company of $65,000. The $67.9k Note II had an interest rate of 10% and a default interest rate of 22%, a maturity date of April 11, 2020, and may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF was calculated using the Black-Scholes pricing model at $48,866 with the following assumptions: risk-free interest rate of 1.97%, expected life of 0.75 years, volatility of 140.57%, and expected dividend yield of zero. In connection with the $67.9k Note II, the Company also issued to the holders 16,250 shares of Company common stock valued at $3,471, which was recorded to equity. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$48,866
Original issue discount and fees	2,925
Fair value of shares recorded to equity	3,471
Convertible note	12,663

Gross proceeds	$67,925

Convertible Note Payable ($78,000) – July 2019

On July 16, 2019, the Company entered into a securities purchase agreement for the sale of a $78,000 convertible note (the “$78k Note III”). The $78k Note II included $3,000 fees for net proceeds of $75,000. The $78k Note III has an interest rate of 10% and a default interest rate of 22% and matures on April 30, 2020. The $78k Note III may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $78k Note III was calculated using the Black-Scholes pricing model at $76,763 with the following assumptions: risk-free interest rate of 2.00%, expected life of 0.79 years, volatility of 140.36%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $76,763 over the net proceeds from the note of $75,000, for a net charge of $1,763. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$76,763
Original issue discount and fees	3,000
Financing cost	(1,763)
Convertible note	—

Gross proceeds	$78,000

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($230,000) – July 2019

On July 18, 2019, the Company entered into securities purchase agreements for the sale of a convertible note with a face value of $230,000 (the “$230k Note”). The $230k Note included $20,000 fees and discounts for net proceeds to the Company of $210,000. The $230k Note has an interest rate of 10% and a default interest rate of 24%, matures on July 18, 2020, and may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 35% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default, the amount of principal shall increase by between 10 and 50% depending on the nature of the default.

The fair value of the ECF of the $230k Note was calculated using the Black-Scholes pricing model at $220,246 with the following assumptions: risk-free interest rate of 1.90%, expected life of 1.00 year, volatility of 140.13%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $220,246 over the net proceeds from the note of $210,000, for a net charge of $10,246. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$220,246
Original issue discount and fees	20,000
Financing cost	(10,246)
Convertible note	—

Gross proceeds	$230,000

Convertible Note Payable ($108,947) – August 2019

On August 26, 2019, the Company entered into securities purchase agreements for the sale of a convertible note with a face value of $108,947 (the “$108.9k Note”). The $108.9k Note included $8,947 fees and discounts for net proceeds to the Company of $100,000. The $108.9k Note has an interest rate of 10% and a default interest rate of 22%, matures on August 26, 2020, and may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $108.9k Note was calculated using the Black-Scholes pricing model at $77,904 with the following assumptions: risk-free interest rate of 1.75%, expected life of 1.00 year, volatility of 130.74%, and expected dividend yield of zero. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$82,004
Original issue discount and fees	8,947
Convertible note	17,996

Gross proceeds	$108,947

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($142,500) – October 2019

On October 1, 2019, the Company entered into securities purchase agreements for the sale of a convertible note with a face value of $142,500 (the “$142.5k Note”). The $142.5k Note included $7,500 fees and discounts for net proceeds to the Company of $135,000. The $142.5k Note has an interest rate of 10% and a default interest rate of 20%, matures on October 1, 2020, and may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 125% of the outstanding principal and any interest due amount shall be immediately due and the conversion discount shall increase by 10%.

The fair value of the ECF of the $142.5k Note was calculated using the Black-Scholes pricing model at $137,205 with the following assumptions: risk-free interest rate of 1.73%, expected life of 1.00 year, volatility of 119.04%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $137,205 over the net proceeds from the note of $135,000, for a net charge of $2,205. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$137,205
Original issue discount and fees	7,500
Financing cost	(2,205)
Convertible note	—

Gross proceeds	$142,500

Convertible Note Payable ($103,000) – October 2019

On October 1, 2019, the Company entered into a securities purchase agreement for the sale of a $103,000 convertible note (the “$103k Note V”). The $103k Note V included $3,000 fees for net proceeds of $100,000. The $103k Note V has an interest rate of 10% and a default interest rate of 22% and matures on August 15, 2020. The $103k Note V may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $103k Note V was calculated using the Black-Scholes pricing model at $95,899 with the following assumptions: risk-free interest rate of 1.73%, expected life of 0.87 years, volatility of 119.04%, and expected dividend yield of zero. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$95,899
Original issue discount and fees	3,000
Convertible note	4,101

Gross proceeds	$103,000

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($108,947) – October 2019

On October 30, 2019, the Company entered into securities purchase agreements for the sale of a convertible note with a face value of $108,947 (the “$108.9k Note II”). The $108.9k Note II included $8,947 fees and discounts for net proceeds to the Company of $100,000. The $108.9k Note II has an interest rate of 10% and a default interest rate of 22%, matures on October 30, 2020, and may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $108.9k Note II was calculated using the Black-Scholes pricing model at $78,450 with the following assumptions: risk-free interest rate of 1.59%, expected life of 1.00 year, volatility of 121.92%, and expected dividend yield of zero. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$78,450
Original issue discount and fees	8,947
Convertible note	21,550

Gross proceeds	$108,947

Convertible Note Payable ($128,500) – October 2019

On October 30, 2019, the Company entered into a securities purchase agreement for the sale of a $128,500 convertible note (the “$128.5k Note”). The $128.5k Note included $3,500 fees for net proceeds of $125,000. The $128.5k Note has an interest rate of 10% and a default interest rate of 18% and matures on October 30, 2020. The $128.5k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $128.5k Note was calculated using the Black-Scholes pricing model at $125,080 with the following assumptions: risk-free interest rate of 1.59%, expected life of 1.00 year, volatility of 121.92%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $125,080 over the net proceeds from the note of $125,000, for a net charge of $80. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$125,080
Original issue discount and fees	3,500
Financing cost	(80)
Convertible note	—

Gross proceeds	$128,500

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 11 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($103,000) – November 2019

On November 4, 2019, the Company entered into a securities purchase agreement for the sale of a $103,000 convertible note (the “$103k Note VI”). The $103k Note VI included $3,000 fees for net proceeds of $100,000. The $103k Note VI has an interest rate of 10% and a default interest rate of 22% and matures on August 15, 2020. The $103k Note VI may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $103k Note VI was calculated using the Black-Scholes pricing model at $96,730 with the following assumptions: risk-free interest rate of 1.56%, expected life of 0.87 years, volatility of 122.02%, and expected dividend yield of zero. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$96,730
Original issue discount and fees	3,000
Convertible note	3,270

Gross proceeds	$103,000

Convertible Note Payable ($78,750) – December 2019

On December 2, 2019, the Company entered into a securities purchase agreement for the sale of a $78,750 convertible note (the “$78.8k Note”). The $78.8k Note included $3,750 fees for net proceeds of $75,000. The $78.8k Note has an interest rate of 10% and a default interest rate of 22% and matures on December 2, 2020. The $78.8k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $78.8k Note was calculated using the Black-Scholes pricing model at $56,068 with the following assumptions: risk-free interest rate of 1.60%, expected life of 1.00 year, volatility of 119.72%, and expected dividend yield of zero. In connection with the $78.8k Note, the Company also issued to the holder 30,000 shares of Company common stock valued at $4,200, which was recorded to equity. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$56,068
Original issue discount and fees	3,750
Fair value of shares recorded to equity	4,200
Convertible note	14,732

Gross proceeds	$78,750

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 12 – DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments are comprised of the fair value of conversion features embedded in convertible promissory notes for which the conversion rate is not fixed, but instead is adjusted based on a discount to the market price of the Company’s common stock. The fair market value of the derivative liabilities was calculated at inception of each convertible promissory notes for which the conversion rate is not fixed and allocated to the respective convertible notes, with any excess recorded as a charge to “Financing cost.” The derivative financial instruments are then revalued at the end of each period, with the change in value recorded to “Change in fair value of on derivative financial instruments.”

Derivative financial instruments and changes thereto recorded in the years ended December 31, 2019 and 2018 include the following:

	Years Ended December 31,
	2019	2018

Balance, beginning of period	$800,440	$398,489
Inception of derivative financial instruments related to issuance of convertible notes payable	1,870,234	4,245,613
Inception of derivative financial instruments related to extinguishment and reissuance of convertible notes payable	51,169	—
Change in fair value of derivative financial instruments	(671,822)	106,141
Conversion or extinguishment of derivative financial instruments	(1,058,733)	(3,949,803)

Balance, end of period	$991,288	$800,440

During the years ended December 31, 2019 and 2018, 4 and 1 convertible notes, respectively, were converted in part or in full into common shares by the holders and 8 and 15 convertible notes, respectively, were repaid in full in cash. Accordingly, the derivative financial instruments associated with the ECFs of these convertible notes were written off in connection with the extinguishment of each convertible note.

Fair market value of the derivative financial instruments is measured using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 1.55% to 2.73%, expected life of .011 to 1.00 years, volatility of 119.04% to 293.97% and expected dividend yield of zero. The entire amount of derivative instrument liabilities is classified as current due to the fact that settlement of the derivative instruments could be required within twelve months of the balance sheet date.

NOTE 13 – SHAREHOLDERS’ DEFICIT

Common Stock

The holders of the Company’s common stock are entitled to one vote per share. In addition, the holders of common stock will be entitled to receive ratably dividends, if any, declared by the board of directors out of legally available funds; however, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

On January 3, 2018, holders of a majority of the voting power of the outstanding capital stock of the Company, acting by written consented, authorized and approved an amendment to the Amended and Restated Articles of Incorporation of the Company increasing the amount of authorized shares of common stock to 500,000,000 shares from 230,000,000 shares. On February 5, 2018, the Company filed the amendment with the Secretary of State of Nevada to effect the increase.

Preferred Stock

The Company’s board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 13 – SHAREHOLDERS’ DEFICIT (CONTINUED)

On September 4, 2014, the Company filed with the Nevada Secretary of State a certificate of designation for up to 20,000,000 shares of Series A Convertible Preferred Stock (the “Series A”). Each share of Series A Convertible Preferred Stock (“Series A”) issued in 2014 converts into one share of common, has voting rights on an as converted basis, and receives liquidation preferences. Series A shares are not redeemable and have no dividend rights. No shares of Series A were outstanding as of December 31, 2019 or 2018.

July 2018 Private Placement

On July 16, 2018, the Company entered into a Securities Purchase Agreement with certain accredited investors pursuant to which the Company sold the following securities (the “July 2018 Private Placement”): (1) an aggregate of 3,900,000 shares of the Company’s common stock, par value $0.0001 per share, (2) Pre-Funded Warrants to purchase an aggregate of 4,100,000 shares of Company common stock with an exercise price of $0.0001 and a five-year life, (3) Series A Warrants to purchase 8,000,000 shares of Company common stock with an exercise price of $0.25 per share, subject to anti-dilution and other adjustment as described below, and a term of five years, and (4) Series B Warrants to purchase up to a maximum of 17,000,000 shares of Company common stock, subject to adjustment as described below, at a fixed exercise price of $0.0001. On July 18, 2018, the Company and the investors consummated the transaction. The Company received gross proceeds of $1,999,590. After investor legal fees of $15,000 and placement agent fees of $209,900, net proceeds to the Company were $1,774,690. The Company also issued to the placement agent 640,000 Series A Warrants with the same terms as the investor’s Series A Warrants and Series B Warrants to purchase up to a maximum of 1,360,000 shares of Company common stock at an exercise price of $0.0001.

The warrants issued in the transaction were treated as follows at inception: (1) because the Series A Warrants were not settled at a fixed price, these instruments did not qualify for equity classification and were recorded as derivative financial instruments with an inception date fair value of $1,984,722, (2) because the Series B Warrants were not settled into a fixed number of shares, these instruments did not qualify for equity classification and were recorded as derivative financial instruments with an inception date fair value of $412,794, (3) the Pre-Funded Warrants were settled into a fixed number of shares at a fixed price and were classified as equity with an inception date fair value of $942,988. The fair value of all warrants at inception was calculated using the Black-Scholes option pricing model with an assumed risk-free interest rate of 2.77%, expected life of 5 years, volatility of 288.0%, and expected dividend yield of zero. At inception, the net proceeds of $1,774,690 were classified first to common stock for the par value of common shares issued and second to derivative liabilities using the fair value of such instruments, with the excess amount of $623,216 recorded as “Financing cost” on the statement of operations.

In connection with the transaction, the Company also entered into a Registration Rights Agreement with the investors, pursuant to which the Company was required to (i) file a registration statement on Form S-1 covering the resale of the securities issued in the transaction with thirty (30) days of the closing, and (ii) use its best efforts to have the registration statement declared effective by the U.S. Securities and Exchange Commission (the “SEC”) as soon as practicable, but in no event later than the earlier of: (x) (i) in the event that the registration statement is not subject to a full review by the SEC, ninety (90) calendar days after the closing or (ii) in the event that the registration statement is subject to a full review by the SEC, one hundred twenty (120) calendar days after the closing; and (y) the fifth (5th) Business Day (as such term is defined in the Registration Rights Agreement) after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed or will not be subject to further review. If the Company fails to (i) file the registration statement when required, (ii) have the registration statement declared effective when required or (iii) maintain the effectiveness of the registration statement, the Company will be required to pay certain liquidated damages to the Investors.

The Company filed a registration statement on August 16, 2018 that was declared effective by the SEC on August 22, 2018. Based on the price of the Company’s common stock during the repricing period that began following the effectiveness of the registration statement and ended on September 21, 2018 (the “Repricing Date”), the following adjustments were made to the securities issued in the transaction: (1) the exercise price of the Series A Warrants issued to the investors and the placement agent was reduced from $0.25 to $0.2233, and (2) the number of Series B Warrants issuable was set at 2,745,757 for the investors and 219,660 for the placement agent. At the Repricing Date, the exercise price of the Series A Warrants and the number of shares issuable pursuant to the Series B Warrants was fixed. Accordingly, the derivative liabilities related to the Series A and Series B Warrants were revalued as of the Repricing Date at $2,071,680 and $711,692, respectively, using the Black-Scholes option pricing model with an assumed risk-free interest rate of 2.95%, expected life of 4.82 years, volatility of 298.82%, and expected dividend yield of zero, and reclassified to equity. The Company recognized a loss on change in fair value of derivative liabilities related to the Series A and Series B Warrants of $385,856 between the closing date and the Repricing Date in the year ended December 31, 2018.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 13 – SHAREHOLDERS’ DEFICIT (CONTINUED)

Other Private Placements

During the year ended December 31, 2019, the Company sold 3,239,924 shares of common stock in eight separate private placement transactions. The Company received $670,000 in proceeds from the sales, which were transacted at share prices between $0.12 and $0.30 per share. In connection with these stock sales, the Company also issued 1,619,962 five-year warrants to purchase shares of common stock at exercise prices between $0.22 and $0.40 per share and 250,000 three-year warrants to purchase shares of common stock at an exercise price of $0.50 per share

During the year ended December 31, 2018, the Company sold 3,534,891 shares of common stock in six separate private placement transactions. The Company received $417,500 in proceeds from the sales, which were transacted at share prices between $0.085 and $0.35 per share. In connection with these stock sales, the Company also issued 2,649,798 five-year warrants to purchase shares of common stock at exercise prices between $0.15 and $0.45 per share.

Investment Agreement Draws

During the year ended December 31, 2019, the Company issued 5,074,068 common shares pursuant to draws made by the Company under the Investment Agreement. The Company received an aggregate of $929,986 in net proceeds from the draws.

During the year ended December 31, 2018, the Company issued 2,440,337 common shares pursuant to draws made by the Company under the Investment Agreement. The Company received an aggregate of $440,523 in net proceeds from the draws.

Common Stock Issuable

As of December 31, 2019 and 2018, the Company was obligated to issue the following shares:

	December 31,
	2019		2018
	Amount	Shares	Amount	Shares

Shares issuable pursuant to consulting agreements	$93,377	493,142	$26,137	114,080
Shares issuable to employees	7,161	75,000	—	—
Shares issuable pursuant to stock subscriptions received	59,000	479,762	—	—
	$159,538	1,047,904	$26,137	114,080

During December 2019, the Company completed stock subscription agreements totaling $59,000 for the sale of 479,762 shares of common stock. The funds were received and shares were issued in January and February 2020.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 13 – SHAREHOLDERS’ DEFICIT (CONTINUED)

Stock Warrants

Transactions involving our stock warrants during the years ended December 31, 2019 and 2018 are summarized as follows:

	2019		2018
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding at beginning of the period	46,161,463	$0.18	20,526,387	$0.23
Granted during the period	5,864,843	$0.22	27,635,819	$0.10
Exercised during the period	(4,970,013)	$0.00	(2,000,744)	$(0.00)
Terminated during the period	—	$—	—	$—
Outstanding at end of the period	47,056,293	$0.21	46,161,462	$0.18

Exercisable at end of the period	47,056,293	$0.21	46,161,462	$0.18

Weighted average remaining life	3.0 years		3.8 years

The following table summarizes information about the Company’s stock warrants outstanding as of December 31, 2019:

Warrants Outstanding				Warrants Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (years)	Price	Exercisable	Price
$0.0001 to 0.09	15,287,011	4.9	$0.07	15,287,011	$0.07
$0.10 to 0.24	17,735,322	3.4	$0.18	17,735,322	$0.18
$0.25 to 0.49	10,093,960	4.4	$0.29	10,093,960	$0.29
$0.50 to 1.00	3,940,000	2.2	$0.28	3,940,000	$0.28
$0.05 to 1.00	47,056,293	4.0	$0.18	47,056,293	$0.18

During the year ended December 31, 2019, the Company issued 5,864,843 warrants. The fair value of warrants issued in 2019 was calculated using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 1.54% to 2.52%, expected life of 3.0 to 5.0 years, volatility of 118.60% to 216.35%, and expected dividend yield of zero.

During the year ended December 31, 2018, the Company issued 27,635,819 warrants. The fair value of warrants issued in 2018 was calculated using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 2.32% to 2.93%, expected life of 3.0 to 5.0 years, volatility of 261.18% to 308.60%, and expected dividend yield of zero. The aggregate grant date fair value of warrants issued during the years ended December 31, 2019 and 2018 and 2017 was $920,668 and $4,645,446, respectively.

In June 2018, the Company issued 600,000 five-year warrants with an exercise price of $0.15 to two individuals for consulting services to be performed between June 6 and December 6, 2018. The fair value of the warrants was $94,844, which was recognized to general and administrative expense during the year ended December 31, 2018.

In August 2018, the Company issued 400,000 five-year warrants with an exercise price of $0.35 to a consultant for services performed. The fair value of the warrants was $145,861, which was recognized to general and administrative expense during the year ended December 31, 2018.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 13 – SHAREHOLDERS’ DEFICIT (CONTINUED)

In December 2018, the Company issued 240,000 three-year warrants with an exercise price of $0.20 to two consultants for services performed. The fair value of the warrants was $35,462, which was recognized to general and administrative expense during the year ended December 31, 2018.

During the year ended December 31, 2018, the Company sold 3,534,891 shares of common stock in six separate private placement transactions. In connection with these stock sales, the Company also issued 2,649,798 five-year warrants to purchase shares of common stock at exercise prices between $0.15 and $0.45 per share.

In March 2019, the Company issued 180,000 three-year warrants with an exercise price of $0.35 to two consultants for services performed. The fair value of the warrants was $54,257, which was recognized to general and administrative expense during the year ended December 31, 2019.

On December 31, 2019, Iconic and the Company agreed to extend the maturity date of the $550k Note, the $50k Note, the $111k Note and the $357.5k Note until December 31, 2020 in exchange for (i) a new five-year warrant to Iconic to purchase 1,907,143 shares at an exercise price of $0.14 per share, (ii) extension of the expiration date on 12,586,111 warrants held by Iconic until January 1, 2025, (iii) repricing of the exercise price 3,508,333 warrants held by Iconic from various prices above $0.50 to $0.25, (iv) a reduction of the conversion price of the $111k Note from $0.35 to $0.15 and of the $357.5k Note from $0.20 to $0.15, and (v) the Company agreed to allow a one-time conversion of up to $30,000 on the $111k Note at a reduced conversion rate.

During the year ended December 31, 2019, the Company sold 3,239,924 shares of common stock in eight separate private placement transactions. In connection with these stock sales, the Company also issued 1,619,962 five-year warrants to purchase shares of common stock at exercise prices between $0.22 and $0.40 per share and 250,000 three-year warrants to purchase shares of common stock at an exercise price of $0.50 per share.

On December 31, 2019, Dr. Dent agreed to further extend the maturity date on all of notes payable to him until December 31, 2020 in exchange for (i) a new five-year warrant to purchase 1,157,143 shares of common stock at an exercise price of $0.014 per share, and (ii) an extension of the expiration date on the 2018 Dr. Dent Warrant from February 12, 2023 to January 1, 2025.

During the years ended December 31, 2019 and 2018, holders of warrants exercised warrants into 4,937,745 and 2,000,001 shares of common stock, respectively, from which the Company received proceeds of $275 and $-0-, respectively.

Employee Equity Incentive Plan

On January 1, 2016, the Company instituted the EIP for the purpose of having equity awards available to allow for equity participation by its employees. The EIP allows for the issuance of up to 15,503,680 shares of the Company’s common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or restricted shares. The EIP is governed by the Company’s board, or a committee that may be appointed by the board in the future.

The following table summarizes the status of shares issued and outstanding under the EIP outstanding as of and for the years ended December 31, 2019 and 2018:

	2019	2018
Outstanding at beginning of the period	1,738,750	1,498,750
Granted during the period	135,313	440,000
Terminated during the period	—	(200,000)
Outstanding at end of the period	1,874,063	1,738,750

Shares vested at period-end	1,535,313	1,198,750
Weighted average grant date fair value of shares granted during the period	$0.26	$0.30
Aggregate grant date fair value of shares granted during the period	$12,805	$107,197
Shares available for grant pursuant to EIP at period-end	10,360,368	10,075,934

Total stock-based compensation recognized for grants under the EIP was $86,523 and $28,678 during the years ended December 31, 2019 and 2018, respectively. Total unrecognized stock compensation related to these grants was $88,045 as of December 31, 2019.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 13 – SHAREHOLDERS’ DEFICIT (CONTINUED)

A summary of the status of non-vested shares issued pursuant to the EIP as of December 31, 2019 is presented below:

	2019		2018
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value
Nonvested at beginning of period	540,000	$0.16	628,750	$0.05
Granted	—	$—	440,000	$0.24
Vested	(207,500)	$0.14	(328,750)	$0.13
Forfeited	—	$—	(200,000)	$0.04
Nonvested at end of period	332,500	$0.17	540,000	$0.16

Employee Stock Options

The following table summarizes the status of options outstanding as of and for the years ended of December 31, 2019 and 2018:

	2019		2018
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding at beginning of the period	3,707,996	$0.18	2,349,996	$0.12
Granted during the period	1,078,750	$0.26	1,383,000	$0.29
Exercised during the period	(154,166)	$0.20	—	$—
Forfeited during the period	(1,363,330)	$0.18	(25,000)	$0.15
Outstanding at end of the period	3,269,250	$0.21	3,707,996	$0.18

Options exercisable at period-end	1,633,000		1,375,583
Weighted average remaining life (in years)	7.7		8.1
Weighted average grant date fair value of options granted during the period	$0.20		$0.22
Options available for grant at period-end	10,360,368		10,075,684

The following table summarizes information about the Company’s stock options outstanding as of December 31, 2019:

Options Outstanding				Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (years)	Price	Exercisable	Price
$ — to 0.10	1,283,000	6.0	$0.08	1,258,000	0.08
$0.11 to 0.31	1,986,250	8.9	$0.29	375,000	0.31
$0.08 to 0.31	3,269,250	7.7	$0.21	1,633,000	$0.13

Total stock-based compensation recognized related to option grants was $127,010 and $73,954 during the years ended December 31, 2019 and 2018, respectively.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 13 – SHAREHOLDERS’ DEFICIT (CONTINUED)

A summary of the status of non-vested options issued pursuant to the EIP as of December 31, 2019 and 2018 is presented below:

	2019		2018
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value
Nonvested at beginning of period	2,332,413	$0.13	1,774,996	$0.03
Granted	1,078,750	$0.20	1,383,000	$0.22
Vested	(414,583)	$0.19	(803,583)	$0.05
Forfeited	(1,360,330)	$0.07	(22,000)	$0.12
Nonvested at end of period	1,636,250	$0.22	2,332,413	$0.13

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Service contracts

The Company carries various service contracts on its office buildings & certain copier equipment for repairs, maintenance and inspections. All contracts are short term and can be cancelled.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Leases

Maturities of lease liabilities were as follows as of December 31, 2019:

	Operating	Capital	Total
	Leases	Leases	Commitments
2020	$234,891	$4,587	$239,478
2021	75,019	—	75,019
2022	28,443	—	28,443
2023	—	—	—
Total lease payments	338,353	4,587	342,940
Less interest	(60,802)	(105)	(60,907)
Present value of lease liabilities	$277,551	$4,482	$282,033

Employment/Consulting Agreements

The Company has employment agreements with each of its four physicians. The agreements generally call for a fixed salary at the beginning of the contract with a transaction to performance-based pay later in the contract. The contracts expire at various times through 2019, with early termination available upon a notice period of 30-90 days during which compensation is paid to the physician but the Company has no further severance obligation.

On July 1, 2016, the Company entered into an employment agreement with Dr. Michael Dent, Chief Executive Officer and a member of the Board of Directors. Dr. Dent’s employment agreement continues until terminated by Dr. Dent or the Company. If Dr. Dent’s employment is terminated by the Company (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Dr. Dent will be entitled to severance in an amount equal to 12 months of his then-current annual base salary, as well as the pro-rata portion of any bonus that would be due and payable to him. In the event that Dr. Dent terminates the employment agreement, he shall be entitled to any accrued but unpaid salary and other benefits up to and including the date of termination, and the pro-rata portion of any unvested time-based options up until the date of termination.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 14 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

On July 1, 2016, the Company entered into an agreement with Mr. George O’Leary, the Company’s Chief Financial Officer and a member of the Board of Directors, extending his prior agreement with the Company. Mr. O’Leary’s employment agreement continues until terminated by Mr. O’Leary or the Company. If Mr. O’Leary employment is terminated by the Company (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Mr. O’Leary will be entitled to receive his base salary and the Company shall maintain his employee benefits for a period of twelve (12) months beginning on the date of termination. In the event that Mr. O’Leary terminates the agreement, he shall be entitled to any accrued by unpaid salary and other benefits up to and including the date of termination. On July 1, 2018, the Company and Mr. O’Leary entered into an Extension Letter Agreement pursuant to which Mr. O’Leary was increased to full time employment (previously half-time) and agreed to extend the term of his employment to September 30, 2022. In addition to a base salary, the extension provides Mr. O’Leary with certain performance-based cash bonuses, stock grants, and stock option grants.

NOTE 15 – INCOME TAXES

The tax reform bill that Congress voted to approve December 20, 2017, also known as the “Tax Cuts and Jobs Act”, made sweeping modifications to the Internal Revenue Code, including a much lower corporate tax rate, changes to credits and deductions, and a move to a territorial system for corporations that have overseas earnings. The act replaced the prior-law graduated corporate tax rate, which taxed income over $10 million at 35%, with a flat rate of 21%.

The following is a reconciliation of the statutory federal income tax rate applied to pre-tax accounting net loss compared to the income taxes in the consolidated statement of operations:

	2019	2018

Pre-tax loss	$(5,528,599)	$(5,790,835)
Statutory rate - Tax Law Change 2017	21%	21%
Income tax benefit at statutory rate	(1,161,006)	(1,216,075)
Permanent and other differences	—	—

Change in valuation allowance	$(1,161,006)	$(1,216,075)

As of December 31, 2019 and 2018, the types of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts which gave rise to deferred taxes, and their tax effects were as follows:

	2019	2018

Net operating loss carryforwards	$2,903,578	$1,792,125
Stock based compensation expense	—	—
Total deferred tax assets	2,903,578	1,792,125
Valuation allowance	(2,903,578)	(1,792,125)

Net deferred tax assets	$—	$—

Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, Management has determined a full valuation allowance for the deferred tax assets, since it is more likely than not that the deferred tax assets will not be realizable.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 15 – INCOME TAXES (CONTINUED)

Prior to 2014, the Company was an S-Corporation, as defined in the Internal Revenue Code. As an S-Corporation, income/losses were passed through to the stockholders for each year. During 2014, the Company failed to meet the requirements of an S-Corporation when it authorized and issued a second class of stock other than common stock. The S-Corporation requirements allow only one class of stock, among other certain requirements, to maintain S-Corporation status, as defined. The Company upon failing to maintain its S Corporation status became a C-Corporation during 2014. Prior year losses and up to the date that the Company lost its S-Corporation status are not available to the Company, since they were passed through to qualified S-Corporation shareholders. The net operating loss (“NOL”) carryovers presented in this note are estimates based on the losses reported at December 31, 2018, 2017 and 2016. While such NOL carryovers could also be subject to IRC Section 382/383 change of ownership rules, Management has not reviewed the Company’s ownership changes at the date of this filing. If an ownership change has occurred, the entire amount of Deferred Tax Assets could be limited or possibly eliminated. Based upon Management’s assessment a full valuation allowance has been placed upon the Net Deferred Tax Assets, since it is more likely than not that such Assets will not be realized. Therefore, no financial statement benefit has been taken for the Deferred Tax Assets, as of the filing date.

Prior to September 5, 2014, the date on which NWC and HLYK completed the Restructuring, the Company’s business was comprised of the operations of NWC, which at the time was an LLC comprised of two members. All income taxes resulting from the operation of NWC were passed through to the personal income tax returns of the LLC members. Subsequent to September 5, 2014, HLKD reports the consolidated operations of NWC and HLKD in its tax returns. On a consolidated basis, the Company did not have any tax liability for 2018 or 2019 due to its pre-tax losses. Such return filings are being reviewed by Management, based upon the Company failing to meet the S-Corporation status, as defined. The Company believes there would be no tax liability created for the S corporation failure, since the Company has had losses for the periods presented in this filing.

The Company has not taken any uncertain tax positions on any of its open income tax returns filed through the period ended December 31, 2019. The Company’s methods of accounting are based on established income tax principles in the Internal Revenue Code and are reflected within its filed income tax returns on the accrual basis.

The Company re-assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause the Company to change its judgment regarding the likelihood of a tax position’s sustainability under audit. The Company has determined that there were no uncertain tax positions for the years ended December 31, 2019 and 2018.

NOTE 16 – SEGMENT REPORTING

The Company has two reportable segments: Health Services and Digital Healthcare. Health Services is comprised of the operations of (i) NWC, a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and General Practice, and (ii) NCFM, a Functional Medical Practice acquired in April 2019 that is engaged in improving the health of its patients through individualized and integrative health care. The Company’s Digital Healthcare segment develops and plans to operate an online personal medical information and record archive system, the “HealthLynked Network,” which will enable patients and doctors to keep track of medical information via the Internet in a cloud-based system.

The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 16 – SEGMENT REPORTING (CONTINUED)

Segment information for the years ended December 31, 2019 and 2018 was as follows:

	Year Ended December 31, 2019			Year Ended December 31, 2018
	Health Services	Digital Healthcare	Total	Health Services	Digital Healthcare	Total
Revenue
Patient service revenue, net	$4,018,818	$—	$4,018,818	$2,259,002	$—	$2,259,002

Operating Expenses
Practice salaries and benefits	2,137,257	—	2,137,257	1,446,243	—	1,446,243
Other practice operating costs	2,101,767	—	2,101,767	916,408	—	916,408
General and administrative	—	2,915,419	2,915,419	—	2,844,715	2,844,715
Depreciation and amortization	71,006	2,379	73,385	21,870	1,912	23,782
Total Operating Expenses	4,310,030	2,917,798	7,227,828	2,384,521	2,846,627	5,231,148

Loss from operations	$(291,212)	$(2,917,798)	$(3,209,010)	$(125,519)	$(2,846,627)	$(2,972,146)

Other Segment Information
Interest expense	$22,782	$221,303	$244,085	$24,356	$168,753	$193,109
Loss on extinguishment of debt	$—	$1,229,777	$1,229,777	$—	$393,123	$393,123
Financing cost	$—	$135,528	$135,528	$—	$1,221,911	$1,221,911
Amortization of original issue and debt discounts on convertible notes	$—	$1,260,513	$1,260,513	$—	$763,616	$763,616
Change in fair value of debt	$—	$121,508	$121,508	$—	$140,789	$140,789
Change in fair value of derivative financial instruments	$—	$(671,822)	$(671,822)	$—	$106,141	$106,141

	December 31, 2019			December 31, 2018
Identifiable assets	$2,428,752	$117,802	$2,546,554	$184,912	$242,451	$427,363
Goodwill	$71,866	$—	$71,866	$—	$—	$—

The Digital Healthcare segment recognized revenue of $6,374 and $13,388 in the years ended December 31, 2019 and 2018, respectively, related to subscription revenue billed to and paid for by the Company’s physicians for access to the HealthLynked Network. The revenue for Digital Healthcare and related expense for Health Services were eliminated on consolidation.

NOTE 17 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate their respective fair values due to the short-term nature of such instruments.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 17 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The Company measures certain financial instruments at fair value on a recurring basis, including certain convertible notes payable and related party loans which were extinguished and reissued and are therefore subject to fair value measurement, as well as derivative financial instruments arising from conversion features embedded in convertible promissory notes for which the conversion rate is not fixed. All financial instruments carried at fair value fall within Level 3 of the fair value hierarchy as their value is based on unobservable inputs. The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

The following table summarizes the conclusions reached regarding fair value measurements as of December 31, 2019 and 2018:

	As of December 31, 2019
				Total
	Level 1	Level 2	Level 3	Fair Value
Convertible notes payable	$—	$—	$723,482	$723,482
Notes payable to related party	—	—	193,007	193,007
Derivative financial instruments	—	—	991,288	991,288

Total	$—	$—	$1,907,777	$1,907,777

	As of December 31, 2018
				Total
	Level 1	Level 2	Level 3	Fair Value
Convertible notes payable	$—	$—	$780,315	$780,315
Notes payable to related party	—	—	203,971	203,971
Derivative financial instruments	—	—	800,440	800,440

Total	$—	$—	$1,784,726	$1,784,726

The changes in Level 3 financial instruments that are measured at fair value on a recurring basis during the years ended December 31, 2019 and 2018 were as follows:

	Years Ended December 31,
	2019	2018

Convertible notes payable	$(97,410)	$(125,760)
Notes payable to related party	(24,098)	(15,029)
Derivative financial instruments	671,822	(106,141)

Total	$550,314	$(246,930)

NOTE 18 – SUBSEQUENT EVENTS

On January 7, 2020, the Company entered into an MCA agreement with a third party pursuant to which the Company received an advance of $150,000 before closing fees (the “January 2020 MCA”). The Company is required to repay the advance, which acts like an ordinary note payable, at the rate of $7,212 per week until a total of $187,500 is repaid.

On January 8, 2020, the holder of the $154k Note converted the remaining principal balance of $50,000 and accrued interest of $8,572 into 968,390 shares of Company common stock.

During January and February 2020, the Company sold 2,554,944 shares of common stock in seven separate private placement transactions and received $335,000 in proceeds from the sales. The shares were issued at a share price of $0.14 per share with respect to 285,714 shares and $0.13 per share with respect to 2,269,230 shares. In connection with the stock sales, the Company also issued 142,858 five-year warrants to purchase shares of common stock at an exercise price of $0.24 per share and 1,134,616 five-year warrants to purchase shares of common stock at an exercise price of $0.23 per share.

On January 13, 2020, the Company entered into a securities purchase agreement for the sale of a $131,250 convertible note (the “$131.3k Note”). The $131.3k Note included $8,750 fees and discounts for net proceeds of $122,500. The $131.3k Note has an interest rate of 10% and a default interest rate of 22% and matures on January 13, 2021. The $131.3k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 18 – SUBSEQUENT EVENTS (CONTINUED)

On January 14, 2020, the Company prepaid the balance on the $67.9k Note II, including accrued interest, for a one-time cash payment of $89,152.

On January 16, 2020, the Company entered into a securities purchase agreement for the sale of a $78,000 convertible note (the “$78k Note IV”). The $78k Note IV included $3,000 fees for net proceeds of $75,000. The $78k Note IV has an interest rate of 10% and a default interest rate of 22% and matures on October 15, 2020. The $78k Note IV may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On January 22, 2020, the Company prepaid $40,000 against the balance of the $230k Note.

On January 24, 2020, the holder of the $230k Note converted $40,000 of principal and $2,016 of accrued interest on the note into 582,348 shares of Company common stock. On February 24, 2020, the holder converted an additional $40,000 of principal and $2,356 of accrued interest into 654,320 shares of Company common stock. On March 13, 2020, the Company paid the remaining $110,000 of principal plus accrued interest on the $230k Note for a one-time cash payment of $141,554.

On January 23, 2020, the holder of the $67.9k Note I converted $35,000 of principal and $3,679 of accrued interest on the note into 464,616 shares of Company common stock. On February 19, 2020, the holder converted the remaining $32,925 of principal and $247 of accrued interest into 421,231 shares of Company common stock and the note was retired.

On January 23, 2020, the Company prepaid the balance on the $78k Note III, including accrued interest, for a one-time cash payment of $102,388.

On February 5, 2020, the Company entered into an Agreement and Plan of Merger by and among the Company, the Company’s wholly-owned subsidiary HLYK Florida, LLC, Cura Health Management LLC, a Florida limited liability company (the “Target”), and ACO Health Partners, LLC, a Delaware limited liability company, Bradberry Holdings, LLC, a Florida limited liability company, and FocusOne Holdings, LLC, a Florida limited liability company (each a “Seller,” and, collectively, the “Sellers”). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Merger Agreement, the Target will merge with and into HLYK FL, with HLYK FL as the surviving entity. The aggregate merger consideration payable to the Sellers is as follows: (i) $437,500 payable at the closing; (ii) common shares of the Company equal to an aggregate value of $875,000 based on the average volume weighted average price (VWAP) of the five (5) business days prior to the closing; (iii) “earn-out” payments in the aggregate amount of $437,500 to be paid over four (4) years, subject to certain revenue and profit targets; and (iv) cash, if any, representing any excess over $25,000 of accounts receivable of the Target immediately prior to the closing. If the accounts receivable balance is below $25,000 at the closing, the difference shall be paid by the Sellers.

On February 6, 2020, the holder of the $111k Note converted $30,000 principal on the note into 448,029 shares of Company common stock.

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The Company is monitoring this closely, and although operations have not been materially affected by the coronavirus outbreak to date, the ultimate severity of the outbreak is uncertain. The further spread of COVID-19, and the requirement to take action to limit the spread of the illness, may impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business and financial condition, including our potential to conduct financings on terms acceptable to us, if at all.

On March 13, 2020, the holder of the $108.9k Note converted $25,000 of principal and $5,992 of accrued interest on the note into 596,002 shares of Company common stock. On March 20, 2020, the holder converted and additional $25,000 of principal and $163 of accrued interest on the note into 537,676 shares of Company common stock.

On March 10, 2020, the Company entered into a securities purchase agreement for the sale of a $157,500 convertible note (the “$157.5k Note”). The $157.5k Note included $11,000 fees for net proceeds of $146,500. The $157.5k Note has an interest rate of 10% and a default interest rate of 22% and matures on March 10, 2021. The $157.5k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current Assets
Cash	$204,266	$110,441
Accounts receivable, net of allowance for doubtful accounts of $13,972 and $13,972 as of March 31, 2020 and December 31, 2019, respectively	74,161	83,251
Inventory	89,601	70,460
Prepaid expenses	56,766	119,328
Deferred offering costs	6,401	19,203
Total Current Assets	431,195	402,683

Property, plant and equipment, net of accumulated depreciation of $772,057 and $749,316 as of March 31, 2020 and December 31, 2019, respectively	491,047	513,788
Intangible assets, net of accumulated amortization of $7,953 and $5,908 as of March 31, 2020 and December 31, 2019, respectively	1,134,585	1,336,958
ROU lease assets and deposits	255,662	293,125

Total Assets	$2,312,489	$2,546,554

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$786,095	$836,465
Lease liability, current portion	145,869	201,523
Due to related party, current portion	509,563	493,457
Notes payable to related party, current portion	817,037	743,955

Convertible notes payable, net of original issue discount and debt discount of $427,567 and $777,668 as of March 31, 2020 and December 31, 2019, respectively	1,651,917	1,542,036
Contingent acquisition consideration, current portion	50,263	100,000
Derivative financial instruments	219,938	991,288
Total Current Liabilities	4,180,682	4,908,724

Long-Term Liabilities
Contingent acquisition consideration, long term portion	256,031	400,000
Lease liability, long term portion	103,225	80,510

Total Liabilities	4,539,938	5,389,234

Shareholders’ Deficit
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 118,887,168 and 109,894,490 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	11,889	10,990
Common stock issuable, $0.0001 par value; 1,652,347 and 1,047,904 shares as of March 31, 2020 and December 31, 2019, respectively	205,241	159,538
Additional paid-in capital	14,165,291	13,016,446
Accumulated deficit	(16,609,870)	(16,029,654)
Total Shareholders’ Deficit	(2,227,449)	(2,842,680)

Total Liabilities and Shareholders’ Deficit	$2,312,489	$2,546,554

See the accompanying notes to these Unaudited Condensed Consolidated Financial Statements

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Revenue
Patient service revenue, net	$1,336,940	$464,990

Operating Expenses
Practice salaries and benefits	765,121	350,240
Other practice operating costs	563,691	244,539
General and administrative	510,976	691,802
Depreciation and amortization	24,786	1,655
Total Operating Expenses	1,864,574	1,288,236

Loss from operations	(527,634)	(823,246)

Other Income (Expenses)
Loss on extinguishment of debt	(467,937)	(139,798)
Change in fair value of debt	35,965	(29,697)
Financing cost	---	(33,903)
Amortization of original issue and debt discounts on notes payable and convertible notes	(292,163)	(179,384)
Change in fair value of derivative financial instruments and contingent acquisition consideration	733,734	191,633
Interest expense	(62,181)	(46,322)
Total other expenses	(52,582)	(237,471)

Net loss before provision for income taxes	(580,216)	(1,060,717)

Provision for income taxes	---	---

Net loss	$(580,216)	$(1,060,717)

Net loss per share, basic and diluted:
Basic	$(0.01)	$(0.01)
Fully diluted	$(0.01)	$(0.01)

Weighted average number of common shares:
Basic	114,601,960	88,506,930
Fully diluted	114,601,960	88,506,930

See the accompanying notes to these Unaudited Condensed Consolidated Financial Statements

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(UNAUDITED)

	Number of Shares		Common	Additional		Total
	Common	Common	Stock	Paid-in	Accumulated	Shareholders’
	Stock	Stock	Issuable	Capital	Deficit	Deficit
	(#)	($)	($)	($)	($)	($)
Balance at December 31, 2019	109,894,490	10,990	159,538	13,016,446	(16,029,654)	(2,842,680)

Sale of common stock	4,187,566	419	(59,000)	407,181	---	348,600
Fair value of warrants allocated to proceeds of common stock	---	---	---	88,833	---	88,833
Conversion of convertible notes payable to common stock	4,672,612	467	51,652	600,441	---	652,560
Consultant and director fees payable with common shares and warrants	---	---	60,212	6,666	---	66,878
Shares and options issued pursuant to employee equity incentive plan	132,500	13	(7,161)	45,724	---	38,576
Net loss	---	---	---	---	(580,216)	(580,216)

Balance at March 31, 2020	118,887,168	11,889	205,241	14,165,291	(16,609,870)	(2,227,449)

	Number of Shares		Common	Additional		Total
	Common	Common	Stock	Paid-in	Accumulated	Shareholders’
	Stock	Stock	Issuable	Capital	Deficit	Deficit
	(#)	($)	($)	($)	($)	($)
Balance at December 31, 2018	85,178,902	8,518	26,137	7,531,553	(10,501,055)	(2,934,847)

Sale of common stock	3,261,978	326	---	693,832	---	694,158
Fair value of warrants allocated to proceeds of common stock	---	---	---	139,068	---	139,068
Shares issued with convertible notes payable	28,000	3	---	4,673	---	4,676
Fair value of warrants issued for professional services	---	---	---	54,257	---	54,257
Conversion of convertible notes payable to common stock	2,512,821	251	---	534,980	---	535,231
Consultant fees payable with common shares and warrants	270,000	27	19,960	6,850	---	26,837
Shares and options issued pursuant to employee equity incentive plan	113,750	12	---	61,223	---	61,235
Exercise of stock warrants	2,098,427	210	---	(210)	---	---
Exercise of stock options	113,141	11	---	(11)	---	---
Net loss	---	---	---	---	(1,060,717)	(1,060,717)

Balance at March 31, 2019	93,577,019	9,358	46,097	9,026,215	(11,561,772)	(2,480,102)

See the accompanying notes to these Unaudited Condensed Consolidated Financial Statements

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(580,216)	$(1,060,717)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24,786	1,655
Stock based compensation, including amortization of prepaid fees	118,257	180,741
Amortization of original issue discount and debt discount on convertible notes	292,163	179,384
Financing cost	---	33,903
Change in fair value of derivative financial instruments and contingent acquisition consideration	(733,734)	(191,633)
Loss on extinguishment of debt	467,937	139,798
Change in fair value of debt	(35,965)	29,697
Changes in operating assets and liabilities:
Accounts receivable	9,090	7,979
Inventory	(19,141)	---
Prepaid expenses and deposits	62,562	9,903
ROU lease assets	80,760	61,870
Accounts payable and accrued expenses	(10,556)	51,237
Lease liability	(76,236)	(60,800)
Due to related party, current portion	16,106	16,590
Net cash used in operating activities	(384,187)	(600,393)

Cash Flows from Investing Activities
Acquisition of property and equipment	---	(4,302)
Net cash used in investing activities	---	(4,302)

Cash Flows from Financing Activities
Proceeds from sale of common stock	437,433	833,226
Proceeds from issuance of convertible notes	344,000	---
Repayment of convertible notes	(373,094)	150,000
Proceeds from related party loans	149,000	---
Repayment of related party loans	(79,327)	---
Net cash provided by financing activities	478,012	983,226

Net increase in cash	93,825	378,531
Cash, beginning of period	110,441	135,778

Cash, end of period	$204,266	$514,309

(continued)

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2020		2019
Supplemental disclosure of cash flow information:
Cash paid during the period for interest		$15,016		$830
Cash paid during the period for income tax	$	---	$	---
Schedule of non-cash investing and financing activities:
Initial derivative liability and fair value of beneficial conversion feature and original issue discount allocated to proceeds of variable convertible notes payable		$72,890		$179,227
Common stock issuable issued during period		$66,175		$4,483
Fair value of warrants issued for professional service	$	---		$14,743
Conversion of convertible note payable to common shares		$652,560		$535,231
Fair value of common shares issued with convertible notes payable	$	---		$4,676
Cashless exercise of options and warrants	$	---		$222
Adoption of lease obligation and ROU asset		$43,297		$417,317
Derivative liabilities written off with repayment and conversion of convertible notes payable		$103,885	$	---
Reduction in contingent acquisition consideration		$200,328	$	---

See the accompanying notes to these Unaudited Condensed Consolidated Financial Statements

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 1 - BUSINESS AND BUSINESS PRESENTATION

HealthLynked Corp. (the “Company”) was incorporated in the State of Nevada on August 4, 2014. On September 2, 2014, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada setting the total number of authorized shares at 250,000,000 shares, which included up to 230,000,000 shares of common stock and 20,000,000 shares of “blank check” preferred stock. On February 5, 2018, the Company filed an Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of Nevada to increase the number of authorized shares of common stock to 500,000,000 shares.

The Company operates in two distinct divisions: Health Services and Digital Healthcare. The Health Services division is comprised of the operations of (i) Naples Women’s Center (“NWC”), a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology) and General Practice, (ii) Naples Center for Functional Medicine (“NCFM”), a Functional Medical Practice acquired in April 2019 that is engaged in improving the health of its patients through individualized and integrative health care, and (iii) Bridging the Gap Physical Therapy (“BTG”), a physical therapy practice in Bonita Springs, FL opened in January 2020 that provides hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery. The Digital Healthcare division develops and plans to operate an online personal medical information and record archive system, the “HealthLynked Network,” which will enable patients and doctors to keep track of medical information via the Internet in a cloud-based system.

These unaudited condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”). These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the years ended December 31, 2019 and 2018, respectively, which are included in the Company’s Form 10-K, filed with the United States Securities and Exchange Commission on March 30, 2020. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited consolidated financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the three months ended March 31, 2020 are not necessarily indicative of results for the entire year ending December 31, 2020.

All significant intercompany transactions and balances have been eliminated upon consolidation. In addition, certain amounts in the prior periods’ consolidated financial statements have been reclassified to conform to the current period presentation.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying unaudited condensed consolidated financial statements follows:

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

All amounts referred to in the notes to the consolidated financial statements are in United States Dollars ($) unless stated otherwise.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts receivable, the valuation and recognition of stock-based compensation expense, valuation allowance for deferred tax assets, borrowing rate consideration for right-of-use (“ROU”) lease assets including related lease liability and useful life of fixed assets.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Adopted Accounting Pronouncements

Effective January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (“ASU 2016-02”) using the required modified retrospective approach. ASU 2016-02 requires lessees to record most leases on their balance sheets but recognize expenses on their income statements in a manner similar to current accounting. See discussion below under the caption “Leases” in this Note 2 and in Note 8 for more detail on the Company’s accounting policy with respect to lease accounting.

Effective January 1, 2019, the Company adopted ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The adoption of this guidance did not materially impact the Company’s financial statements and related disclosures.

Patient Service Revenue

Patient service revenue is reported at the amount that reflects the consideration to which the Company expects to be entitled in exchange for providing patient care. These amounts are due from patients and third-party payors (including health insurers and government programs) and includes variable consideration for retroactive revenue adjustments due to settlement of audits, reviews, and investigations. Generally, the Company bills patients and third-party payors within days after the services are performed and/or the patient is discharged from the facility. Revenue is recognized as performance obligations are satisfied.

Performance obligations are determined based on the nature of the services provided by the Company. Revenue for performance obligations satisfied over time is recognized based on actual charges incurred in relation to total expected charges. The Company believes that this method provides a faithful depiction of the transfer of services over the term of the performance obligation based on the inputs needed to satisfy the obligation. Revenue for performance obligations satisfied at a point in time is recognized when goods or services are provided and the Company does not believe it is required to provide additional goods or services to the patient.

The Company determines the transaction price based on standard charges for goods and services provided, reduced by contractual adjustments provided to third-party payors, discounts provided to uninsured patients in accordance with the Company’s policy, and/or implicit price concessions provided to uninsured patients. The Company determines its estimates of contractual adjustments and discounts based on contractual agreements, its discount policies, and historical experience. The Company determines its estimate of implicit price concessions based on its historical collection experience with this class of patients.

Agreements with third-party payors typically provide for payments at amounts less than established charges. A summary of the payment arrangements with major third-party payors follows:

●	Medicare: Certain inpatient acute care services are paid at prospectively determined rates per discharge based on clinical, diagnostic and other factors. Certain services are paid based on cost-reimbursement methodologies subject to certain limits. Physician services are paid based upon established fee schedules. Outpatient services are paid using prospectively determined rates.

●	Medicaid: Reimbursements for Medicaid services are generally paid at prospectively determined rates per discharge, per occasion of service, or per covered member.

●	Other: Payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations provide for payment using prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Laws and regulations concerning government programs, including Medicare and Medicaid, are complex and subject to varying interpretation. As a result of investigations by governmental agencies, various health care organizations have received requests for information and notices regarding alleged noncompliance with those laws and regulations, which, in some instances, have resulted in organizations entering into significant settlement agreements. Compliance with such laws and regulations may also be subject to future government review and interpretation as well as significant regulatory action, including fines, penalties, and potential exclusion from the related programs. There can be no assurance that regulatory authorities will not challenge the Company’s compliance with these laws and regulations, and it is not possible to determine the impact, if any, such claims or penalties would have upon the Company. In addition, the contracts the Company has with commercial payors also provide for retroactive audit and review of claims.

Settlements with third-party payors for retroactive adjustments due to audits, reviews or investigations are considered variable consideration and are included in the determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and the Company’s historical settlement activity, including an assessment to ensure that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known, or as years are settled or are no longer subject to such audits, reviews, and investigations.

The Company also provides services to uninsured patients, and offers those uninsured patients a discount, either by policy or law, from standard charges. The Company estimates the transaction price for patients with deductibles and coinsurance and from those who are uninsured based on historical experience and current market conditions. The initial estimate of the transaction price is determined by reducing the standard charge by any contractual adjustments, discounts, and implicit price concessions. Subsequent changes to the estimate of the transaction price are generally recorded as adjustments to patient service revenue in the period of the change. Patient services provided by NCFM are provided on a cash basis and not submitted through third party insurance providers.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past collectability of the insurance companies, government agencies, and customers’ accounts receivable during the related period which generally approximates 48% of total billings. Trade accounts receivable are recorded at this net amount. As of and March 31, 2020 and December 31, 2019, the Company’s gross accounts receivable were $156,458 and $174,531, respectively, and net accounts receivable were $74,161 and $83,251, respectively, based upon net reporting of accounts receivable. As of March 31, 2020 and December 31, 2019, the Company’s allowance of doubtful accounts was $13,972 and $13,972, respectively.

Leases

Upon transition under ASU 2016-02, the Company elected the suite of practical expedients as a package applied to all of its leases, including (i) not reassessing whether any expired or existing contracts are or contain leases, (ii) not reassessing the lease classification for any expired or existing leases, and (iii) not reassessing initial direct costs for any existing leases. For new leases, the Company will determine if an arrangement is or contains a lease at inception. Leases are included as ROU assets within other assets and ROU liabilities within accrued expenses and other liabilities and within other long-term liabilities on the Company’s consolidated balance sheets.

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company’s leases do not provide an implicit rate. The Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company adopted ASU 2016-02 in the first quarter of 2019. See Note 8 for more complete details on balances at March 31, 2020, and December 31, 2019. The adoption had no material impact on cash provided by or used in operating, investing or financing activities on the Company’s unaudited condensed consolidated statements of cash flows.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory consisting of supplements, is stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Outdated inventory is directly charged to cost of goods sold.

Goodwill and Intangible Assets

Goodwill is recognized as the excess cost of an acquired entity over the net amount assigned to assets acquired and liabilities assumed. Goodwill is not amortized, but rather tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of goodwill is less than its carrying value.

The Company recognizes an acquired intangible apart from goodwill whenever the intangible arises from contractual or other legal rights, or whenever it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their estimated useful lives unless the estimated useful life is determined to be indefinite. Amortizable intangible assets are being amortized primarily over useful lives of five years. The straight-line method of amortization is used as it has been determined to approximate the use pattern of the assets. Impairment losses are recognized if the carrying amount of an intangible that is subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

The Company also maintains intangible assets with indefinite lives, which are not amortized. These intangibles are tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of these assets is less than their carrying value. No impairment charges were recognized in the three months ended March 31, 2020 or 2019.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. There are no patients/customers that represent 10% or more of the Company’s revenue or accounts receivable. Generally, the Company’s cash and cash equivalents are in checking accounts.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 7 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. There was no impairment as of March 31, 2020 or 2019.

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized as additional paid-in capital and included in equity, net of income tax effects, and is not subsequently remeasured. After initial measurement, they are carried at amortized cost using the effective interest method. Convertible notes for which the maturity date has been extended and that qualify for debt extinguishment treatment are recorded at fair value on the extinguishment date and then revalue at the end of each reporting period, with the change recorded to the statement of operations under “Change in Fair Value of Debt.”

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Financial Instruments

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value. The discount from the face value of convertible debt instruments resulting from allocating some or all of the proceeds to the derivative instruments is amortized over the life of the instrument through periodic charges to income.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities;

●	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data;

●	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

Prior to January 1, 2020, the Company utilized the closed-form Black-Scholes option pricing model to estimate the fair value of options, warrants, beneficial conversion features and other Level 3 financial assets and liabilities. Effective January 1, 2020, the Company changed to a binomial lattice option pricing model. The Company believes that the binomial lattice model results in a better estimate of fair value because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) necessary to fair value these instruments and, unlike the Black-Scholes model, also accommodates assumptions regarding investor exercise behavior and other market conditions that market participants would likely consider in negotiating the transfer of such an instruments.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

The Company accounts for stock-based compensation to employees and nonemployees under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. Effective January 1, 2020, the Company uses a binomial lattice pricing model to estimate the fair value of options and warrants granted. In prior periods, the Company used the Black-Scholes pricing model.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial. No Income Tax has been provided for the three months ended March 31, 2020 or 2019, since the Company has sustained a loss for both periods. Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, management has determined a full valuation allowance for the deferred tax assets, since it is more likely than not that the deferred tax assets will not be realizable.

Recurring Fair Value Measurements

The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, marketable investments, accounts receivable, short-term borrowings, accounts payable, accrued liabilities, and derivative financial instruments approximated their fair value.

Net Loss per Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. During the three months ended March 31, 2020 or 2019, the Company reported a net loss and excluded all outstanding stock options, warrants and other dilutive securities from the calculation of diluted net loss per common share because inclusion of these securities would have been anti-dilutive. As of March 31, 2020 and December 31, 2019, potentially dilutive securities were comprised of (i) 48,333,767 and 47,056,293 warrants outstanding, respectively, (ii) 3,209,250 and 3,269,250 stock options outstanding, respectively, (iii) 30,177,865 and 23,210,423 shares issuable upon conversion of convertible notes, respectively, and (iv) 318,750 and 332,500 unissued shares subject to future vesting requirements granted pursuant to the Company’s Employee Incentive Plan.

Common stock awards

The Company grants common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the consolidated statement of comprehensive loss in the same manner and charged to the same account as if such settlements had been made in cash.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes pricing model as of the measurement date. Effective January 1, 2020, the Company uses a binomial lattice pricing model to estimate the fair value of compensation options and warrants. In prior periods, the Company used the Black-Scholes pricing model. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance, if there is not a service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 12, Shareholders’ Deficit.

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. Using the management approach, the Company determined that it has two operating segments: Health Services (multi-specialty medical group including the NWC OB/GYN practice and the NCFM practice acquired in April 2019) and Digital Healthcare (develops and markets the “HealthLynked Network,” an online personal medical information and record archive system).

Recent Accounting Pronouncements

Effective January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (“ASU 2016-02”) using the required modified retrospective approach. ASU 2016-02 requires lessees to record most leases on their balance sheets but recognize expenses on their income statements in a manner similar to current accounting. See discussion below under the caption “Leases” in this Note 2 and in Note 9 for more detail on the Company’s accounting policy with respect to lease accounting.

Effective January 1, 2019, the Company adopted ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The adoption of this guidance did not materially impact the Company’s financial statements and related disclosures.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU should be applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018, and interim periods within those periods. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

In February 2018, the Financial Accounting Standards Board (“FASB”) issued ASC Update No 2018-02 (Topic 220) Income Statement – Reporting Comprehensive Income: Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.  This ASC update allows for a reclassification into retained earnings of the stranded tax effects in accumulated other comprehensive income (“AOCI”) resulting from the enactment of the Tax Cuts and Jobs Act (“TCJA”). The updated guidance is effective for interim and annual periods beginning after December 15, 2018.  We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. Under ASU 2018-07, equity-classified nonemployee share-based payment awards are measured at the grant date fair value on the grant date The probability of satisfying performance conditions must be considered for equity-classified nonemployee share-based payment awards with such conditions. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

In July 2018, the FASB issued ASU 2018-09 to provide clarification and correction of errors to the Codification. The amendments in this update cover multiple Accounting Standards Updates. Some topics in the update may require transition guidance with effective dates for annual periods beginning after December 15, 2018. We adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact our financial statements and related disclosures.

NOTE 3 – GOING CONCERN MATTERS AND LIQUIDITY

As of March 31, 2020, the Company had a working capital deficit of $3,749,487 and accumulated deficit $16,609,870. For the three months ended March 31, 2020, the Company had a net loss of $580,216 and net cash used by operating activities of $384,187. Net cash used in investing activities was $-0-. Net cash provided by financing activities was $478,012, resulting principally from $437,433 proceeds from the sale of common stock, $344,000 net proceeds from the issuance of convertible notes and $149,000 proceeds from the issuance of related party loans.

The Company’s cash balance and revenues generated are not currently sufficient and cannot be projected to cover its operating expenses for the next twelve months from the date of this report. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans include attempting to improve its business profitability and its ability to generate sufficient cash flow from its operations to meet its needs on a timely basis, obtaining additional working capital funds through equity and debt financing arrangements, and restructuring on-going operations to eliminate inefficiencies to raise cash balance in order to meet its anticipated cash requirements for the next twelve months from the date of this report. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditures, working capital, and other requirements. Management intends to make every effort to identify and develop sources of funds. The outcome of these matters cannot be predicted at this time. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital and achieve profitable operations. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

A novel strain of coronavirus, COVID-19, that was first identified in China in December 2019, has surfaced in several regions across the world and resulted in travel restrictions and business slowdowns or shutdowns in affected areas. The further spread of COVID-19, and the requirement to take action to limit the spread of the illness, may impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business and financial condition, including our potential to conduct financings on terms acceptable to us, if at all. The extent to which COVID-19 may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 3 – GOING CONCERN MATTERS AND LIQUIDITY (CONTINUED)

The Company intends that the cost of completing intended acquisitions, implementing its development and sales efforts related to the HealthLynked Network, as well as maintaining existing and expanding overhead and administrative costs, will be financed from (i) profits generated by NCFM and, upon completion of the acquisition, from Cura and AHP, and (ii) outside funding sources, including the put rights associated with the Investment Agreement, issuance of convertible notes, sales of common stock, and loans from related parties. The Company expects to repay our outstanding convertible notes, which have an aggregate face value of $2,133,895 as of March 31, 2020, from outside funding sources, including but not limited to new convertible notes payable, amounts available upon the exercise of the put rights granted under the Investment Agreement, sales of equity, loans from related parties and others, or through the conversion of convertible notes into equity. No assurances can be given that the Company will be able to access sufficient outside capital in a timely fashion in order to repay the convertible notes before they mature. If necessary funds are not available, the Company’s business and operations would be materially adversely affected and in such event, the Company would attempt to reduce costs and adjust its business plan.

NOTE 4 – ACQUISITION

On April 12, 2019, the Company acquired a 100% interest in Hughes Center for Functional medicine (“HCFM”), a medical practice engaged in improving the health of its patients through individualized and integrative health care. Under the terms of acquisition, the Company paid HCFM shareholders $500,000 in cash, issued 3,968,254 shares of the Company’s common stock and agreed to an earn-out provision of $500,000 that may be earned based on the performance of HCFM in the years ended on the first, second and third anniversary dates of the acquisition closing. The total consideration fair value represents a transaction value of $1,799,672. The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805, “Business Combinations” (“ASC 805”).

Following the acquisition, HCFM was rebranded as NCFM and was combined with NWC to form the Company’s Health Services segment. As a result of the acquisition, the Company is expected to be a leading provider of Functional Medicine in Southwest Florida. The Company also expects to reduce costs in its Health Services segment through economies of scale.

The following table summarizes the fair value of consideration paid for HCFM.

Cash	$500,000
Common Stock (3,968,254 shares)	1,000,000
Contingent acquisition consideration subject to earn-out	299,672

Fair Value of Total Consideration	$1,799,672

The fair value of the 3,968,254 common shares issued as part of the acquisition consideration was determined using the intraday volume weighted average price of the Company’s common shares on the acquisition date. The terms of the earn out require the Company to pay the former owner of HCFM up to $100,000, $200,000 and $200,000 on the first, second and third anniversary, respectively, based on achievement by NCFM of revenue of at least $3,100,000 (50% weighting) and EBITDA of at least $550,000 (50% weighting) in the year preceding each anniversary date. The fair value of the contingent acquisition consideration related to the future earn-out payments was calculated using a probability-weighted discounted cash flow projection. The fair value of the contingent acquisition consideration is remeasured at the end of each reporting period and changes are included in the statement of operations under the caption “Change in fair value of derivative financial instruments and contingent acquisition consideration.” During the three months ended March 31, 2020 and 2019, the Company recognized losses on the change in the fair value of contingent acquisition consideration of $6,621 and $-0-, respectively.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 4 – ACQUISITION (CONTINUED)

The following table summarizes the estimated fair values of the assets acquired at the acquisition date. There were no liabilities assumed in the acquisition of HCFM.

Cash	$35,000
Hyperbaric Chambers	452,289
Medical Equipment	29,940
Computer Equipment/Software	19,739
Office Furniture & Equipment	23,052
Inventory	72,114
Leasehold Improvements	25,000
Website	41,000
Patient Management Platform Database	1,101,538

Fair Value of Identifiable Assets Acquired	$1,799,672

The fair value of the website of $41,000 was determined based upon the cost to reconstruct and put into use applying current market rates. The fair value of the Patient Management Platform Database of $1,101,538 was estimated by applying the income approach. Under the income approach, the expected future cash flows generated by the Patient Management Platform Database are estimated and discounted to their net present value at an appropriate risk-adjusted rate of return. Significant factors considered in the calculation of the rate of return are the weighted average cost of capital and return on assets, as well as the risks inherent in the business. Cash flows were estimated based on EBITDA using forecasted revenue and costs. The measure is based on significant inputs that are not observable in the market (i.e. Level 3 inputs). Key assumptions include (i) a capitalization rate of 11.75% (ii) sustainable growth of 5% and (iii) a benefit stream using EBITDA cash flow. The Company finalized the purchase price allocation in March 2020 and determined that no goodwill was included in the acquisition.

The following represents the pro forma consolidated income statement as if HCFM had been included in the consolidated results of the Company for the entire three-month periods ending March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019

Revenue	$1,336,940	$1,187,170
Net loss	$(580,216)	$(1,035,152)

These amounts have been calculated after applying the Company’s accounting policies and adjusting the results of HCFM to reflect the additional depreciation and amortization that would have been charged assuming the fair value adjustments to property, plant and equipment and intangible assets had been applied on January 1, 2020 and 2019, respectively.

NOTE 5 – DEFERRED OFFERING COSTS AND PREPAID EXPENSES

On March 22, 2017, the Company the Company granted to the investor in the Investment Agreement warrants to purchase 4,000,000 shares at $0.25 per share, 2,000,000 shares at $0.50 per share and 1,000,000 shares at $1.00 per share. On June 7, 2017, the Company also granted warrants to purchase 200,000 shares at $0.25 per share, 100,000 shares at $0.50 per share and 50,000 shares at $1.00 per share to an advisor as a fee in connection with the Investment Agreement. The aggregate fair value of these warrants totaling $153,625 was recorded as a deferred offering cost and is being amortized over the period during which the Company can access the financing, which began on May 15, 2017 and ends on May 15, 2020. During the three months ended March 31, 2020 and 2019, the Company recognized $12,802 and $12,802, respectively, in general and administrative expense related to the cost of the warrants.

On December 6, 2018, the Company granted three-year warrants to purchase 240,000 shares at an exercise price of $0.20 per share to two advisors for services to be provided over a three-month period. The fair value of the warrants of $35,462 was amortized over a three-month service period. During the three months ended March 31, 2020 and 2019, the Company recognized $-0- and $25,611, respectively, to general and administrative expense related to the warrants.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 6 – PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at March 31, 2020 and December 31, 2019 are as follows:

	March 31,	December 31,
	2020	2019

Capital lease equipment	$251,752	$251,752
Medical equipment	482,229	482,229
Telephone equipment	12,308	12,308
Furniture, transport and office equipment	516,815	516,815

Total property, plant and equipment	1,263,104	1,263,104
Less: accumulated depreciation	(772,057)	(749,316)

Property, plant and equipment, net	$491,047	$513,788

Depreciation expense during the three months ended March 31, 2020 and 2019 was $22,742 and $1,655, respectively.

NOTE 7 – INTANGIBLE ASSETS

Intangible assets at March 31, 2020 and December 31, 2019 are as follows:

	March 31,	December 31,
	2020	2019

Medical database	$1,101,538	$1,230,000
Website	41,000	41,000
Goodwill	---	71,866

Total intangible assets	1,142,538	1,342,866
Less: accumulated amortization	(7,953)	(5,908)

Intangible assets, net	$1,134,585	$1,336,958

Goodwill and intangible assets arose from the acquisition of NCFM in April 2019. The medical database is assumed to have an indefinite life and is not amortized. The website is being amortized on a straight-line basis over its estimated useful life of five years. Goodwill represents the excess of consideration transferred over the fair value of the net identifiable assets acquired related to the acquisition of NCFM. The Company finalized the purchase price allocation in March 2020 and determined that no goodwill was included in the acquisition.

Amortization expense in the three months ended March 31, 2020 and 2019 was $2,044 and $-0-, respectively. No impairment charges were recognized related to goodwill and intangible assets in the three months ended March 31, 2020 or 2019.

NOTE 8 – LEASES

The Company has two operating leases for office space and equipment that expire in July 2020, an operating lease for office space that expires in May 2022, and an operating lease for office space that expires in March 2023. The Company’s weighted-average remaining lease term relating to its operating leases is 1.7 years, with a weighted-average discount rate of 21.48%.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 8 – LEASES (CONTINUED)

The Company is also lessee in a capital equipment finance lease for medical equipment entered into in March 2015 that expired in March 2020. The Company’s weighted-average remaining lease term relating to its financing lease is -0- years, with a weighted-average discount rate of 9.38%. The Company’s lease agreements generally do not provide an implicit borrowing rate, therefore an internal incremental borrowing rate was determined based on information available at lease commencement date for purposes of determining the present value of lease payments.

The table below summarizes the Company’s lease-related assets and liabilities as of March 31, 2020:

	As of March 31, 2020			As of December 31, 2019
	Operating	Financing	Total	Operating	Financing	Total
	Leases	Leases	Leases	Leases	Leases	Leases
Lease assets	$240,215	$-	$240,215	$273,196	$4,482	$277,678

Lease liabilities
Lease liabilities (short term)	$145,869	$-	$145,869	$197,041	$4,482	$201,523
Lease liabilities (long term)	103,225	-	103,225	80,510	-	80,510
Total lease liabilities	$249,094	$-	$249,094	$277,551	$4,482	$282,033

The Company incurred lease expense of $95,269 ($90,682 related to operating leases and $4,587 related to financing leases) and $73,415 ($68,828 related to operating leases and $4,587 related to financing leases) in the three months ended March 31, 2020 and 2019, respectively.

Maturities of operating and capital lease liabilities were as follows as of March 31, 2020:

	Operating	Capital		Total
	Leases	Leases		Commitments
2020	$164,809	$	---	$164,809
2021	98,531		---	98,531
2022	52,662		---	52,662
2023	6,099		---	6,099
Total lease payments	322,101		---	322,101
Less interest	(73,007)		---	(73,007)
Present value of lease liabilities	$249,094	$	---	$249,094

NOTE 9 – NOTES PAYABLE AND OTHER AMOUNTS DUE TO RELATED PARTY

Amounts due to related parties as of March 31, 2020 and December 31, 2019 were comprised of the following:

	March 31,	December 31,
	2020	2019
Due to related party:
Deferred compensation, Dr. Michael Dent	$300,600	$300,600
Accrued interest payable to Dr. Michael Dent	208,963	192,857
Total due to related party	509,563	493,457

Notes payable to related party:
Notes payable to Dr. Michael Dent and family (all current)	$817,037	$743,955

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 9 – NOTES PAYABLE AND OTHER AMOUNTS DUE TO RELATED PARTY (CONTINUED)

Notes Payable to Dr. Michael Dent

Our founder and CEO, Dr. Michael Dent, has made loans to the Company from time to time in the form of unsecured promissory notes payable. The carrying values of notes payable to Dr. Dent as of March 31, 2020 and December 31, 2019 were as follows:

		Interest	March 31,		December 31,
Inception Date	Maturity Date	Rate	2020		2019
January 12, 2017	December 31, 2020	10%	$37,624	*	$38,378	*
January 18, 2017	December 31, 2020	10%	21,474	*	21,904	*
January 24, 2017	December 31, 2020	10%	53,623	*	54,696	*
February 9, 2017	December 31, 2020	10%	32,073	*	32,715	*
April 20, 2017	December 31, 2020	10%	10,543	*	10,754	*
June 15, 2017	December 31, 2020	10%	33,881	*	34,560	*
August 17, 2017	December 31, 2020	10%	20,585	*	20,997	*
August 24, 2017	December 31, 2020	10%	38,541	*	39,312	*
September 7, 2017	December 31, 2020	10%	35,868	*	36,586	*
September 21, 2017	December 31, 2020	10%	27,079	*	27,621	*
September 29, 2017	December 31, 2020	10%	12,242	*	12,487	*
December 21, 2017	December 31, 2020	10%	14,037	*	14,318	*
January 8, 2018	December 31, 2020	10%	74,915	*	76,415	*
January 11, 2018	December 31, 2020	10%	8,984	*	9,164	*
January 26, 2018	December 31, 2020	10%	17,364	*	17,712	*
January 3, 2014	December 31, 2020	10%	290,519	*	296,336	*
January 7, 2020	July 3, 2020	10%	87,685		---

			$817,037		$743,955

*	Denotes that note payable is reflected at fair value

As denoted in the table above, certain of our notes payable to Dr. Dent are carried at fair value and revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The changes in fair value during the three months ended March 31, 2020 and 2019 was $(21,362) and $(14,603), respectively and the fair value of these notes as of March 31, 2020 and December 31, 2019 was $729,352 and $743,955, respectively.

On January 7, 2020, the Company entered into a Merchant Cash Advance Factoring Agreement (“MCA”) with a trust controlled by Dr. Dent, pursuant to which the Company received an advance of $150,000 before closing fees (the “2020 MCA”). The Company is required to repay the 2020 MCA, which acts like an ordinary note payable, at the rate of $7,212 per week until the balance of $187,500 is repaid, which was scheduled for July 2020. At inception, the Company recognized a note payable in the amount of $187,500 and a discount against the note payable of $38,500. The discount is being amortized over the life of the instrument. During the three months ended March 31, 2020 and 2019, the Company made installment payments of $79,327 and $-0-, respectively. During the three months ended March 31, 2020 and 2019, the Company recognized amortization of the discount in the amount of $18,012 and $-0-, respectively. As of March 31, 2020 and December 31, 2019, the carrying value of the MCA was $87,685 and $-0-, respectively.

Interest accrued on the above notes payable as of March 31, 2020 and December 31, 2019 was $208,963 and $192,888, respectively. Interest expense on the above unsecured promissory notes for the three months ended March 31, 2020 and 2019 was $34,117 and $16,237, respectively.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 10 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of March 31, 2020 and December 31, 2019 were comprised of the following:

	March 31,		December 31,
	2020		2019

$550k Note - July 2016	$537,253	*	$548,010
$50k Note - July 2016	55,750	*	56,866
$111k Note - May 2017	98,811	*	118,606
$357.5k Note - April 2019	322,276	*	328,728
$154k Note - June 2019	---		50,000
$136k Notes - July 2019	---		135,850
$78k Note III - July 2019	---		78,000
$230k Note - July 2019	---		230,000
$108.9k Note - August 2019	33,947		108,947
$142.5k Note - October 2019	142,500		142,500
$103k Note V - October 2019	103,000		103,000
$108.9k Note II - October 2019	108,947		108,947
$128.5k Note - October 2019	128,500		128,500
$103k Note VI - November 2019	103,000		103,000
$78.8k Note II - December 2019	78,750		78,750
$131.3k Note - January 2020	131,250		---
$78k Note IV - January 2020	78,000		---
$157.5k Note - March 2020	157,500		---
	2,079,484		2,319,704
Less: unamortized discount	(427,567)		(777,668)
Convertible notes payable, net of original issue discount and debt discount	$1,651,917		$1,542,036

* - Denotes that convertible note payable is carried at fair value

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 10 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Interest expense and amortization of debt discount recognized on each convertible note outstanding during the three months ended March 31, 2020 and 2019 were as follows:

	Interest Expense		Amortization of Debt Discount
	Three Months Ended March 31,		Three Months Ended March 31,
	2020	2019	2020		2019

$550k Note - July 2016	$8,225	$8,136	$	---	$	---
$50k Note - July 2016	1,247	1,233		---		---
$111k Note - May 2017	4,694	4,078		---		---
$171.5k Note - October 2017	---	1,785		---		---
$103k Note I - October 2018	---	2,540		---		32,526
$103k Note II - November 2018	---	2,540		---		31,856
$153k Note - November 2018	---	3,773		---		50,440
$103k Note III - December 2018	---	2,540		---		25,397
$78k Note I - January 2019	---	1,624		---		21,714
$78k Note II - January 2019	---	1,410		---		17,451
$357.5k Note - April 2019	829	---		---		---
$154k Note - June 2019	46	---		1,093		---
$67.9k Note - July 2019	707	---		7,252		---
$67.9k Note II - July 2019	177	---		2,813		---
$78k Note III - July 2019	492	---		6,208		---
$230k Note - July 2019	3,041	---		58,526		---
$108.9k Note - August 2019	2,545	---		20,960		---
$142.5k Note - October 2019	5,739	---		35,430		---
$103k Note V - October 2019	2,568	---		28,213		---
$108.9k Note II - October 2019	2,716	---		21,730		---
$128.5k Note - October 2019	3,204	---		31,949		---
$103k Note VI - November 2019	2,568	---		28,720		---
$78.8k Note II - December 2019	1,963	---		15,917		---
$131.3k Note - January 2020	2,805	---		6,945		---
$78k Note IV - January 2020	1,603	---		6,030		---
$157.5k Note - March 2020	906	---		2,365		---

	$46,075	$29,659		$274,151		$179,384

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 10 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Unamortized debt discount on outstanding convertible notes payable as of March 31, 2020 and December 31, 2019 were comprised of the following:

	Unamortized Discount as of
	March 31,	December 31,
	2020	2019

$154k Note - June 2019	$ ---	$21,175
$67.9k Note - July 2019	---	20,497
$67.9k Note II - July 2019	---	20,497
$78k Note III - July 2019	---	32,657
$230k Note - July 2019	---	125,684
$108.9k Note - August 2019	11,460	59,392
$142.5k Note - October 2019	71,639	107,070
$103k Note V - October 2019	42,474	70,686
$108.9k Note II - October 2019	50,862	72,592
$128.5k Note - October 2019	74,783	106,732
$103k Note VI - November 2019	53,021	81,740
$78.8k Note II - December 2019	43,028	58,946
$131.3k Note - January 2020	25,643	---
$78k Note IV - January 2020	15,920	---
$157.5k Note - March 2020	38,737	---

	$427,567	$777,668

Certain of our convertible notes payable are also carried at fair value and revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The changes in fair value during the three months ended March 31, 2020 and 2019 and the fair value as of the three months then ended on such instruments were as follows:

	Change in Fair Value of Debt		Fair Value of Debt as of
	Three Months Ended March 31,		March 31,	December 31,
	2020	2019	2020	2019

$550k Note - July 2016	$(10,757)	$16,838	$537,253	$548,010
$50k Note - July 2016	(1,116)	1,707	55,750	56,866
$111k Note - May 2017	(3,036)	3,544	98,811	118,606
$171.5k Note - October 2017	---	1,781	---	---
$357.5k Note - April 2019	(6,453)	---	322,275	328,727

	$(21,362)	$23,870	$1,014,089	$1,052,209

Convertible Note Payable ($78,000) – January 2019

On January 14, 2019, the Company entered into a securities purchase agreement for the sale of a $78,000 convertible note (the “$78k Note”). The $78k Note, including accrued interest, was prepaid in July 2019 for a one-time cash payment of $102,321.

Convertible Note Payable ($78,000) – January 2019

On January 24, 2019, the Company entered into a securities purchase agreement for the sale of a $78,000 convertible note (the “$78k Note II”). The $78k Note II, including accrued interest, was prepaid in July 2019 for a one-time cash payment of $102,255.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 10 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($111,000) – May 2017

On May 22, 2017, the Company entered into a 10% fixed convertible secured promissory note with an investor with a face value of $111,000. The $111k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.15 per share, or 740,000 of the Company’s common shares, and is secured by all of the Company’s assets. The Company received $100,000 net proceeds from the note after an $11,000 original issue discount. At inception, the investors were also granted a five-year warrant to purchase 133,333 shares of the Company’s common stock at an exercise price of $0.75 per share. The $111k Note matures on December 31, 2020. On February 6, 2020, the holder of the $111k Note converted $30,000 principal on the note into 448,029 shares of Company common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $25,394, representing the excess of the fair value of the shares issued at conversion over the carrying value of the portion of the host instrument and the bifurcated conversion feature converted.

Convertible Note Payable ($154,000) – June 2019

On June 3, 2019, the Company issued a $154,000 convertible note (the “$154k Note”). During the three months ended March 31, 2020, the holder converted the remaining unpaid principal balance of $50,000 and accrued interest of $8,572 into 968,390 shares of Company common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $125,865 in the three months ended March 31, 2020, representing the excess of the fair value of the shares issued at conversion over the carrying value of the portion of the host instrument and the bifurcated conversion feature converted.

Convertible Note Payable ($67,925) – July 2019

On July 11, 2019, the Company issued a $67,925 convertible note (the “$67.9k Note I”). During the three months ended March 31, 2020, the holder converted the full principal of $67,925 and accrued interest of $3,926 into 885,847 shares of Company common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $55,117 in the three months ended March 31, 2020, representing the excess of the fair value of the shares issued at conversion over the carrying value of the portion of the host instrument and the bifurcated conversion feature converted.

Convertible Note Payable ($67,925) – July 2019

On July 11, 2019, the Company issued a second $67,925 convertible note (the “$67.9k Note II”). During the three months ended March 31, 2020, the Company prepaid the balance on the $67.9k Note II, including accrued interest, for a one-time cash payment of $89,152. In connection with the repayment, the Company recognized a loss on debt extinguishment of $26,890 in the three months ended March 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($78,000) – July 2019

On July 16, 2019, the Company issued a $78,000 convertible note (the “$78k Note III”). During the three months ended March 31, 2020, the Company prepaid the balance on the $78k Note III, including accrued interest, for a one-time cash payment of $102,388. In connection with the repayment, the Company recognized a loss on debt extinguishment of $31,432 in the three months ended March 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($230,000) – July 2019

On July 18, 2019, the Company issued a convertible note with a face value of $230,000 (the “$230k Note”). During the three months ended March 31, 2020, the holder converted $80,000 of principal and $4,373 of accrued interest on the note into 1,236,668 shares of Company common stock and the Company repaid principal of $150,000 and accrued interest of $9,128 for cash payments totaling $181,554. The note was retired upon these conversions and repayments. In connection with the conversions and repayments, the Company recognized a loss on debt extinguishment of $112,498 in the three months ended March 31, 2020 equal to the excess of the cash payment amount and the fair value of the shares issued at conversion over the carrying value of the note, derivative embedded conversion feature and accrued interest.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 10 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($108,947) – August 2019

On August 26, 2019, the Company issued a convertible note with a face value of $108,947 (the “$108.9k Note”). During the three months ended March 31, 2020, the holder converted principal of $75,000 and accrued interest of $6,335 into 1,779,322 shares of Company common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $90,732 in the three months ended March 31, 2020, representing the excess of the fair value of the shares issued at conversion over the carrying value of the portion of the host instrument and the bifurcated conversion feature converted.

Convertible Note Payable ($131,250) – January 2020

On January 13, 2020, the Company issued a $131,250 convertible note (the “$131.3k Note”). The $131.3k Note included $8,750 fees and discounts for net proceeds of $122,500. The $131.3k Note has an interest rate of 10% and a default interest rate of 22% and matures on January 13, 2021. The $131.3k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the embedded conversion feature (“ECF”) was calculated using a binomial lattice pricing model at $23,838. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$23,838
Original issue discount and fees	8,750
Convertible note	98,662

Gross proceeds	$131,250

Convertible Note Payable ($78,000) – January 2020

On January 16, 2020, the Company issued a $78,000 convertible note (the “$78k Note IV”). The $78k Note IV included $3,000 fees for net proceeds of $75,000. The $78k Note IV has an interest rate of 10% and a default interest rate of 22% and matures on October 15, 2020. The $78k Note IV may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF was calculated using a binomial lattice pricing model at $18,950. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$18,950
Original issue discount and fees	3,000
Convertible note	56,050

Gross proceeds	$78,000

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 10 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($157,500) – March 2020

On March 10, 2020, the Company issued a $157,500 convertible note (the “$157.5k Note”). The $157.5k Note included $11,000 fees for net proceeds of $146,500. The $157.5k Note has an interest rate of 10% and a default interest rate of 22% and matures on March 10, 2021. The $157.5k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 25% discount to the lowest bid or trading price of the Company’s common stock during the thirteen (13) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF was calculated using a binomial lattice pricing model at $30,102. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$30,102
Original issue discount and fees	11,000
Convertible note	116,398

Gross proceeds	$157,500

NOTE 11 – DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments are comprised of (i) the fair value of ECFs embedded in convertible promissory notes for which the conversion rate is not fixed, but instead is adjusted based on a discount to the market price of the Company’s common stock, and (ii) a conditional cash redemption feature included in certain outstanding warrant agreements. The fair market value of the ECF derivative liabilities was calculated at inception of each convertible promissory note for which the conversion rate is not fixed and allocated to the respective convertible notes, with any excess recorded as a charge to “Financing cost.” The fair market value of the warrant feature derivative liabilities, which is only exercisable upon a change of control of the Company, was calculated as of the time that the beneficial ownership of the Company’s management and board fell below 50% and therefore a change of control a transaction, including a hostile takeover, was no longer within the Company’s control. Derivative financial instruments are revalued at the end of each period, with the change in value recorded to “Change in fair value of on derivative financial instruments.”

Derivative financial instruments and changes thereto recorded in the three months ended March 31, 2020 and 2019 include the following:

	Three Months Ended March 31,
	2020	2019

Balance, beginning of period	$991,288	$800,440
Inception of derivative financial instruments	72,890	179,230
Change in fair value of derivative financial instruments	(740,355)	(191,633)
Conversion or extinguishment of derivative financial instruments	(103,885)	(207,182)

Balance, end of period	$219,938	$580,855

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 11 – DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

Fair market value of the derivative financial instruments was measured using the following assumptions:

	Three Months Ended March 31,
	2020	2019

Pricing model utilized	Binomial Lattice	Black/Scholes
Risk free rate range	0.05% to 1.61%	2.40% to 2.73%
Expected life range (in years)	0.14 to 1.00	0.33 to 1.00
Volatility range	117.48% to 125.32%	202.73% to 293.97%
Dividend yield	0.00%	0.00%

In addition, specific assumptions regarding investor exercise behavior were used in 2020, including probability assumptions related to estimated exercise behavior. The entire amount of derivative instrument liabilities is classified as current due to the fact that settlement of the derivative instruments could be required within twelve months of the balance sheet date.

During the three months ended March 31, 2020 and 2019, five and one convertible notes, respectively, were converted in part or in full into common shares by the holders, and three and zero convertible notes, respectively, were repaid in part or in full in cash. Accordingly, the derivative financial instruments associated with the ECFs of these convertible notes were written off in connection with the extinguishment of each convertible note.

NOTE 12 – SHAREHOLDERS’ DEFICIT

Private Placements

During the three months ended March 31, 2019, the Company sold 1,133,334 shares of common stock in two separate private placement transactions and received $340,000 in proceeds from the sales. The shares were issued at a share price of $0.30 per share. In connection with the stock sale, we also issued 566,667 five-year warrants to purchase shares of common stock at an exercise price of $0.40 per share and 250,000 three-year warrants to purchase shares of common stock at an exercise price of $0.50 per share.

During the three months ended March 31, 2020, the Company sold 2,412,087 shares of common stock in seven separate private placement transactions and received $315,000 in proceeds from the sales. The shares were issued at a share price of $0.13 per share with respect to 2,269,230 shares and $0.14 per share with respect to 142,857 shares. In connection with the stock sales, the Company also issued 1,134,616 five-year warrants to purchase shares of common stock at an exercise price of $0.23 and 71,429 five-year warrants to purchase shares of common stock at an exercise price of $0.24 per share.

Investment Agreement Draws

During three months ended March 31, 2020 and 2019, the Company issued 1,331,432 and 2,128,644 common shares, respectively, pursuant to draws made by the Company under the Investment Agreement and received an aggregate of $122,433 and $493,226, respectively, in net proceeds from the draws.

Common Stock Issuable

As of March 31, 2020 and December 31, 2019, the Company was obligated to issue the following shares:

	March 31, 2020		December 31, 2019
	Amount	Shares	Amount	Shares

Shares issuable pursuant to consulting agreements	$123,589	740,439	$93,377	493,142
Shares issuable to employees and directors	30,000	266,264	7,161	75,000
Shares issuable pursuant to stock subscriptions received	---	---	59,000	479,762
Shares issuable pursuant to convertible note conversion notices	51,652	645,644	---	---
	$205,241	1,652,347	$159,538	1,047,904

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 12 – SHAREHOLDERS’ DEFICIT (CONTINUED)

During December 2019, the Company completed stock subscription agreements totaling $59,000 for the sale of 479,762 shares of common stock. The funds were received and shares were issued in January and February 2020.

Stock Warrants

Transactions involving our stock warrants during the three months ended March 31, 2020 and 2019 are summarized as follows:

	2020		2019
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding at beginning of the period	47,056,293	$0.21	46,161,463	$0.18
Granted during the period	1,277,474	$0.23	996,667	$0.42
Exercised during the period	---	$ ---	(2,099,256)	$(0.00)
Terminated during the period	---	$ ---	---	$ ---
Outstanding at end of the period	48,333,767	$0.21	45,058,874	$0.19

Exercisable at end of the period	48,333,767	$0.21	45,058,874	$0.19

Weighted average remaining life	3.8 years		3.5 years

The following table summarizes information about the Company’s stock warrants outstanding as of March 31, 2020:

Warrants Outstanding				Warrants Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (years)	Price	Exercisable	Price
$0.0001 to 0.09	15,287,011	4.7	$0.07	15,287,011	$0.07
$0.10 to 0.24	19,012,796	3.3	$0.18	19,012,796	$0.18
$0.25 to 0.49	10,093,960	4.2	$0.29	10,093,960	$0.29
$0.50 to 1.00	3,940,000	1.9	$0.28	3,940,000	$0.28
$0.05 to 1.00	48,333,767	3.8	$0.18	48,333,767	$0.18

During the three months ended March 31, 2020 and 2019, the Company issued 1,277,474 and 996.667 warrants, respectively, the aggregate grant date fair value of which was $100,547 and $294,707, respectively. The fair value of the warrant was calculated using the following assumptions:

	Three Months Ended March 31,
	2020	2019

Pricing model utilized	Binomial Lattice	Black/Scholes
Risk free rate range	1.38% to 1.59%	2.44% to 2.52%
Expected life range (in years)	5.00 years	3.00 to 5.00
Volatility range	119.69% to 124.02%	212.96% to 216.35%
Dividend yield	0.00%	0.00%

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 12 – SHAREHOLDERS’ DEFICIT (CONTINUED)

In addition, specific assumptions regarding investor exercise behavior were used in 2020, including probability assumptions related to estimated exercise behavior.

Employee Equity Incentive Plan

On January 1, 2016, the Company instituted the Employee Equity Incentive Plan (the “EIP”) for the purpose of having equity awards available to allow for equity participation by its employees. The EIP allows for the issuance of up to 15,503,680 shares of the Company’s common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or restricted shares. The EIP is governed by the Company’s board, or a committee that may be appointed by the board in the future.

The following table summarizes the status of shares issued and outstanding under the EIP outstanding as of and for the three months ended March 31, 2020 and 2019:

	2020	2019
Outstanding at beginning of the period	1,874,063	1,738,750
Granted during the period	207,500	61,563
Terminated during the period	(62,500)	---
Outstanding at end of the period	2,019,063	1,800,313

Shares vested at period-end	1,700,313	1,336,563
Weighted average grant date fair value of shares granted during the period	$0.10	$0.26
Aggregate grant date fair value of shares granted during the period	$17,000	$12,805
Shares available for grant pursuant to EIP at period-end	10,275,368	10,154,118

Total stock-based compensation recognized for grants under the EIP was $17,696 and $32,779 during the three months ended March 31, 2020 and 2019, respectively. Total unrecognized stock compensation related to these grants was $53,382 as of March 31, 2020.

A summary of the status of nonvested shares issued pursuant to the EIP as of and for the three months ended March 31, 2020 and 2019 is presented below:

	2020		2019
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value
Nonvested at beginning of period	332,500	$0.17	540,000	$0.16
Granted	207,500	$0.10	---	$ ---
Vested	(158,750)	$0.08	(76,250)	$0.04
Forfeited	(62,500)	$0.07	---	$ ---
Nonvested at end of period	318,750	$0.19	463,750	$0.18

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 12 – SHAREHOLDERS’ DEFICIT (CONTINUED)

Employee Stock Options

The following table summarizes the status of options outstanding as of and for the three months ended March 31, 2020 and 2019:

	2020			2019
			Weighted		Weighted
			Average		Average
			Exercise		Exercise
	Number		Price	Number	Price
Outstanding at beginning of the period		3,269,250	$0.21	3,707,996	$0.18
Granted during the period		20,000	$0.11	591,250	$0.26
Exercised during the period		---	$ ---	(154,166)	$0.20
Forfeited during the period		(80,000)	$0.26	(595,830)	$0.20
Outstanding at end of the period		3,209,250	$0.20	3,549,250	$0.19

Options exercisable at period-end		1,926,125		1,261,000
Weighted average remaining life (in years)		7.4		8.2
Weighted average grant date fair value of options granted during the period	$	---		$0.21
Options available for grant at period-end		10,275,368		10,154,118

The following table summarizes information about the Company’s stock options outstanding as of March 31, 2020:

Options Outstanding				Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (years)	Price	Exercisable	Price
$ --- to 0.10	1,283,000	5.7	$0.08	1,270,500	0.08
$0.11 to 0.31	1,926,250	8.6	$0.28	655,625	0.29
$0.08 to 0.31	3,209,250	7.4	$0.20	1,926,125	$0.15

Total stock-based compensation recognized related to option grants was $20,880 and $28,456 during the three months ended March 31, 2020 and 2019, respectively.

A summary of the status of nonvested options issued pursuant to the EIP as of and for the three months ended March 31, 2020 and 2019 is presented below:

	2020		2019
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value
Nonvested at beginning of period	1,636,250	$0.22	2,332,413	$0.13
Granted	20,000	$0.08	591,250	$0.21
Vested	(293,125)	$0.20	(39,583)	$0.03
Forfeited	(80,000)	$0.21	(595,830)	$0.02
Nonvested at end of period	1,283,125	$0.22	2,288,250	$0.18

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Service contracts

The Company carries various service contracts on its office buildings & certain copier equipment for repairs, maintenance and inspections. All contracts are short term and can be cancelled.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Leases

Maturities of lease liabilities were as follows as of March 31, 2020:

	Operating	Capital		Total
	Leases	Leases		Commitments
2020	$164,809	$	---	$164,809
2021	98,531		---	98,531
2022	52,662		---	52,662
2023	6,099		---	6,099
Total lease payments	322,101		---	322,101
Less interest	(73,007)		---	(73,007)
Present value of lease liabilities	$249,094	$	---	$249,094

Employment/Consulting Agreements

The Company has employment agreements with certain of its physicians, nurse practitioners and physical therapists in the Health Services division. The agreements generally call for a fixed salary at the beginning of the contract with a transaction to performance-based pay later in the contract.

On July 1, 2016, the Company entered into an employment agreement with Dr. Michael Dent, Chief Executive Officer and a member of the Board of Directors. Dr. Dent’s employment agreement continues until terminated by Dr. Dent or the Company. If Dr. Dent’s employment is terminated by the Company (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Dr. Dent will be entitled to severance in an amount equal to 12 months of his then-current annual base salary, as well as the pro-rata portion of any bonus that would be due and payable to him. In the event that Dr. Dent terminates the employment agreement, he shall be entitled to any accrued but unpaid salary and other benefits up to and including the date of termination, and the pro-rata portion of any unvested time-based options up until the date of termination.

On July 1, 2016, the Company entered into an agreement with Mr. George O’Leary, the Company’s Chief Financial Officer and a member of the Board of Directors, extending his prior agreement with the Company. Mr. O’Leary’s employment agreement continues until terminated by Mr. O’Leary or the Company. If Mr. O’Leary employment is terminated by the Company (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Mr. O’Leary will be entitled to receive his base salary and the Company shall maintain his employee benefits for a period of twelve (12) months beginning on the date of termination. In the event that Mr. O’Leary terminates the agreement, he shall be entitled to any accrued by unpaid salary and other benefits up to and including the date of termination. On July 1, 2018, the Company and Mr. O’Leary entered into an Extension Letter Agreement pursuant to which Mr. O’Leary was increased to full time employment (previously half-time) and agreed to extend the term of his employment to September 30, 2022. In addition to a base salary, the extension provides Mr. O’Leary with certain performance-based cash bonuses, stock grants, and stock option grants.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 14 – SEGMENT REPORTING

The Company has two reportable segments: Health Services and Digital Healthcare. Health Services division is comprised of the operations of (i) Naples Women’s Center (“NWC”), a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and General Practice, (ii) Naples Center for Functional Medicine (“NCFM”), a Functional Medical Practice acquired in April 2019 that is engaged in improving the health of its patients through individualized and integrative health care, and (iii) Bridging the Gap Physical Therapy (“BTG”), a newly-formed physical therapy practice in Bonita Springs, FL that provides hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery. The Company’s Digital Healthcare segment develops and plans to operate an online personal medical information and record archive system, the “HealthLynked Network,” which will enable patients and doctors to keep track of medical information via the Internet in a cloud-based system. The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

Segment information for the three months ended March 31, 2020 and 2019 was as follows:

	Three Months Ended March 31, 2020						Three Months Ended March 31, 2019
	Health Services		Digital Healthcare		Total		Health Services		Digital Healthcare		Total
Revenue
Patient service revenue, net		$1,336,940	$	---		$1,336,940		$464,990	$	---	$464,990

Operating Expenses
Practice salaries and benefits		765,121		---		765,121		350,240		---	350,240
Other practice operating costs		563,691		---		563,691		244,539		---	244,539
General and administrative		---		510,976		510,976		---		691,802	691,802
Depreciation and amortization		24,191		595		24,786		1,060		595	1,655
Total Operating Expenses		1,353,003		511,571		1,864,574		595,839		692,397	1,288,236

Loss from operations		$(16,063)		$(511,571)		$(527,634)		$(130,849)		$(692,397)	$(823,246)

Other Segment Information
Interest expense		$5,536		$56,645		$62,181		$5,828		$40,494	$46,322
Loss on extinguishment of debt	$	---		$467,937		$467,937	$	---		$139,798	$139,798
Financing cost	$	---	$	---	$	---	$	---		$33,903	$33,903
Amortization of original issue and debt discounts on convertible notes	$	---		$292,163		$292,163	$	---		$179,384	$179,384
Change in fair value of debt	$	---		$(35,965)		$(35,965)	$	---		$29,697	$29,697
Change in fair value of derivative financial instruments and contingent acquisition consideration	$	---		$(733,734)		$(733,734)	$	---		$(191,633)	$(191,633)
	March 31, 2020						December 31, 2019
Identifiable assets		$2,175,990		$136,499		$2,312,489		$2,428,752		$117,802	$2,546,554
Goodwill	$	---	$	---	$	---		$71,866	$	---	$71,866

The Digital Healthcare segment recognized revenue of $1,356 and $1,941 in the three months ended March 31, 2020 and 2019, respectively, related to subscription revenue billed to and paid for by the Company’s physicians for access to the HealthLynked Network. The revenue for Digital Healthcare and related expense for Health Services were eliminated on consolidation.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 15 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate their respective fair values due to the short-term nature of such instruments. The Company measures certain financial instruments at fair value on a recurring basis, including certain convertible notes payable and related party loans which were extinguished and reissued and are therefore subject to fair value measurement, as well as derivative financial instruments arising from conversion features embedded in convertible promissory notes for which the conversion rate is not fixed. All financial instruments carried at fair value fall within Level 3 of the fair value hierarchy as their value is based on unobservable inputs. The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

The following table summarizes the conclusions reached regarding fair value measurements as of March 31, 2020 and December 31, 2019:

	As of March 31, 2020
				Total
	Level 1	Level 2	Level 3	Fair Value
Convertible notes payable	$-	$-	$1,014,090	$1,014,090
Notes payable to related party	-	-	729,352	729,352
Derivative financial instruments	-	-	219,938	219,938

Total	$-	$-	$1,963,380	$1,963,380

	As of December 31, 2019
				Total
	Level 1	Level 2	Level 3	Fair Value
Convertible notes payable	$-	$-	$1,052,209	$1,052,209
Notes payable to related party	-	-	743,955	743,955
Derivative financial instruments	-	-	991,288	991,288

Total	$-	$-	$2,787,452	$2,787,452

The changes in Level 3 financial instruments that are measured at fair value on a recurring basis during the three months ended March 31, 2020 and 2019 were as follows:

	Three Months Ended March 31,
	2020	2019

Convertible notes payable	$21,362	$(23,869)
Notes payable to related party	14,603	(5,828)
Derivative financial instruments	740,355	191,633
Contingent acquisition consideration	(6,621)	-

Total	$769,699	$161,936

NOTE 16 – SUBSEQUENT EVENTS

On April 2, 2020, the holder of the $108.9k Note converted the remaining principal balance of $33,947 and accrued interest of $19 into 870,929 shares of the Company’s common stock. The note was retired upon this conversion.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 16 – SUBSEQUENT EVENTS (CONTINUED)

On April 2, 2020, the Company issued a $157,500 convertible note (the “$157.5k Note”). The $157.5k Note included $10,500 fees and discounts for net proceeds of $147,000. The $157.5k Note has an interest rate of 10% and a default interest rate of 22% and matures on April 2, 2021. The $157.5k Note may be converted into common stock of the Company by the holder at any time six months after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 29% discount to the lowest bid or trading price of the Company’s common stock during the thirteen (13) trading days prior to the conversion date.

On April 3, 2020, the Company prepaid the balance on the $103k Note V, including accrued interest, for a one-time cash payment of $135,205.

On April 6, 2020, the Company issued a $135,000 convertible note (the “$135k Note”). The $135k Note included $3,500 fees and discounts for net proceeds of $131,500. The $135k Note has an interest rate of 10% and a default interest rate of 18% and matures on April 6, 2021. The $135k Note may be converted into common stock of the Company by the holder at any time six months after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date.

On April 6, 2020, the Company issued an $83,000 convertible note (the “$83k Note”). The $83k Note included $3,000 fees and discounts for net proceeds of $80,000. The $83k Note has an interest rate of 10% and a default interest rate of 22% and matures on February 15, 2021. The $83k Note may be converted into common stock of the Company by the holder at any time six months after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date.

On April 30, 2020, the Company issued a $128,000 convertible note (the “$128k Note”). The $128k Note included $3,000 fees and discounts for net proceeds of $125,000. The $128k Note has an interest rate of 10% and a default interest rate of 2% and matures on February 28, 2021. The $128k Note may be converted into common stock of the Company by the holder at any time six months after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date.

On May 4, 2020, the Company prepaid the balance on the $103k Note VI, including accrued interest, for a one-time cash payment of $135,099.

On May 5, 2020, the holder of the $108.9k Note II converted principal of $25,000 and accrued interest of $5,538 into 479,030 shares of the Company’s common stock..

On May 8, 2020, the holder of the $128.5k Note converted principal of $25,000 and $500 in fees into 491,804 shares of the Company’s common stock.

On May 8, 2020, the Company and its subsidiaries received an aggregate of $585,000 in loans under the Paycheck Protection Program (the “PPP”). The PPP loans, administered by the U.S. Small Business Administration and processed through Wells Fargo bank, were issued under the recently enacted Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act. The loans bear interest at 1% per annum in mature in May 2022. Principal and interest payments are deferred for the first six months of the loans. Pursuant to the terms of the PPP, principal amounts may be forgiven if loan proceeds are used for qualifying expenses as described in the CARES Act, including costs such as payroll, benefits, employer payroll taxes, rent and utilities. The Company plans to use the proceeds for payroll costs and other permitted expenses.

On May 12, 2020, the Company sold 1,075,269 shares of common stock in a private placement transaction to an accredited investor and received $100,000 in proceeds from the sales. In connection with the stock sale, the Company also issued 537,644 five-year warrants to purchase shares of common stock at an exercise price of $0.19 per share.

805 Third Avenue
Suite 1430
New York, NY 10022
212.868.3669
212.838.2676 / Fax
www.rbsmllp.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of Hughes Center for Functional Medicine PA

We have audited the accompanying financial statements of Hughes Center for Functional Medicine PA (the “Company”), a Florida S-corporation, which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of income and retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hughes Center for Functional Medicine PA as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New York, NY

April 10, 2019

New York | Washington, DC | California | Nevada | China | India | Greece

Member of ANTEA International with offices worldwide

HUGHES CENTER FOR FUNCTIONAL MEDICINE PA

(an S Corporation)

BALANCE SHEETS

December 31, 2018 and 2017

	2018	2017
ASSETS
Current Assets:
Cash	$83,223	$112,705
Inventory	83,371	103,852

Total Current Assets	166,594	216,557

Furniture and Equipment	413,671	399,314
Less: Accumulated Depreciation	(149,229)	(80,642)

Net Furniture and Equipment	264,442	318,672

Other Assets:
Security deposit	5,194	5,194
Loan costs net	119	2,291

Total Other Assets	5,313	7,485

Total Assets	$436,349	$542,714

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$38,060	$52,796
Accrued payroll liabilities	16,213	12,774
Line of credit	-	214,000

Total Current Liabilities	54,273	279,570
Total Liabilities	54,273	279,570

Stockholders’ Equity:
Common stock-100 shares authorized no par value; Issued and outstanding 100 and 100 shares in 2018 and 2017, respectively	-	-
Additional paid in capital	1,000	1,000
Retained Earnings	381,076	262,144

Total Stockholders’ Equity	382,076	263,144

Total Liabilities and Stockholders’ Equity	$436,349	$542,714

See accompanying independent auditor’s report and notes to financial statements

HUGHES CENTER FOR FUNCTIONAL MEDICINE PA

(an S Corporation)

STATEMENTS OF INCOME AND RETAINED EARNINGS

Years Ended December 31, 2018 and 2017

	2018	2017

Revenue	$3,023,344	$2,686,245

Cost of Services	1,092,187	970,446

Gross Profit	1,931,157	1,715,799

Operating Expenses:

Salaries and wages	671,743	621,587
Contract/purchased services	412,372	360,328
Fringe benefits and payroll taxes	132,696	132,790
Rent	106,202	98,682
Depreciation and amortization	72,688	53,764
Advertising and promotion	87,207	53,905
Insurance	11,145	17,715
Telephone	11,946	9,868
Dues and subscriptions	9,557	4,038
Records storage	7,030	7,824
Professional fees	22,389	8,165
Repairs and maintenance	20,153	16,223
Postage and shipping	20,573	17,713
Office expense	34,030	41,902
Other operating expense	11,193	13,616

Total operating expenses	1,630,924	1,458,120

Income From Operations	300,233	257,679

Other Income (Expense):
Interest expense	(9,278)	(421)

Total other (expense)	(9,278)	(421)

Net Income	290,955	257,258

Retained Earnings At Beginning Of Year	262,144	215,298

Distributions	(172,023)	(210,412)

Retained Earnings At End Of Year	$381,076	$262,144

See accompanying independent auditor’s report and notes to financial statements

HUGHES CENTER FOR FUNCTIONAL MEDICINE PA

(an S Corporation)

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2018 and 2017

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income	$290,955	$257,258

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	72,688	53,764
Changes in operating assets and liabilities:
Inventory	20,481	(15,122)
Other assets	(1,929)	-
Accounts payable	(14,736)	3,256
Accrued payroll liabilities	3,439	(250)

NET CASH PROVIDED BY OPERATING ACTIVITIES	370,898	298,906

CASH FLOWS FROM INVESTING ACTIVITIES

Equipment acquisitions	(14,357)	(227,633)

NET CASH USED IN INVESTING ACTIVITIES	(14,357)	(227,633)

CASH FLOWS FROM FINANCING ACTIVITIES

Borrowing on line of credit	-	224,000
Repayments on line of credit	(214,000)	(60,332)
Distributions to shareholder	(172,023)	(210,412)

NET CASH USED IN FINANCING ACTIVITIES	(386,023)	(46,744)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(29,482)	24,529

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	112,705	88,176

CASH AND CASH EQUIVALENTS AT END OF YEAR	$83,223	$112,705

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:
Interest	$9,278	$421

See accompanying independent auditor’s report and notes to financial statements

HUGHES CENTER FOR FUNCTIONAL MEDICINE PA

(an S Corporation)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Note 1. DESCRIPTION OF COMPANY

The Company is a Functional Medical Practice and Professional Association organized under the laws of the State of Florida and is engaged in improving the health of its patients through individualized and integrative health care. Led by Pamela Hughes, DO, ABFM, ABAARM, the Company specializes in treating chronic diseases and helping patients to proactively maintain their long-term health. This is accomplished by exploring the root cause of their condition and partnering with them to shape a customized treatment path to achieve wellness and improved quality of life.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America, except where otherwise noted.

Revenue Recognition

Revenues are recognized when earned and expenditures are recognized when incurred. Amounts billed to patients are collected when services are rendered. The Company does not carry accounts receivable and does not accept insurance.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company presents its statement of cash flows using the indirect method. For purposes of the statement of cash flows, cash includes cash in checking, merchant and savings accounts.

Inventory

Inventory consisting of supplements, is stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Outdated inventory is directly charged to cost of goods sold.

Furniture and Equipment

Equipment is stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then assets are written down first, followed by other long-lived assets of the operation to fair value. Fair value is determined based on discounted cash

HUGHES CENTER FOR FUNCTIONAL MEDICINE PA

(an S Corporation)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

flows or appraised values, depending on the nature of the assets. As of December 31, 2018 and 2017, there were no impairment losses recognized for long lived assets.

Advertising and Promotion

The Company expenses all advertising costs as they are incurred. Total advertising expenses were $87,207 and $53,905 for the years ended December 31, 2018 and 2017, respectively.

Shipping Costs

The Company records shipping costs billed to its patients in revenue. Shipping costs recorded in revenue for the years ended December 31, 2018 and 2017 totaled $9,476 and $8,979, respectively.

Income Taxes

Federal income taxes have not been provided because the Company has elected, by consent of its stockholder, to be treated as an S Corporation for federal income tax purposes as provided in Section 1362(a) of the Internal Revenue Code.

The Company’s income or loss and credits are passed through to the stockholder and combined with other personal income and deductions to determine taxable income on the individual tax returns.

In accordance with generally accepted accounting principles, the Company accounts for uncertainty in income taxes by recognizing tax positions in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.

As of December 31, 2018 and 2017, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the years ended December 31, 2018 and 2017, no interest or penalties were incurred.

Note 3. INVENTORIES

Inventories consist of supplements private labeled under Dr. Hughes brand. The carrying value of Inventory stock at December 31, 2018 and 2017 was $83,371 and $103,852, respectively.

Note 4. FURNITURE AND EQUIPMENT

	December 31, 2018	December 31, 2017
Assets:
Computer equipment & software	$49,809	$39,582
Medical equipment	305,174	301,044
Office furniture & equipment	58,688	58,688
	413,671	399,314
Accumulated Depreciation:
Computer equipment & software	30,069	21,770
Medical equipment	87,720	35,816
Office furniture & equipment	31,440	23,056
	149,229	80,642
Furniture & Equipment Net	$264,442	$318,672

HUGHES CENTER FOR FUNCTIONAL MEDICINE PA

(an S Corporation)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Note 5. LINE OF CREDIT

The Company has a line of credit agreement with a bank of $325,000. Borrowings against the line at December 31, 2018 and 2017 were $-0- and $214,000, respectively. The line of credit bears interest of 5.75%. The line is reviewed annually and is due on demand. Under terms of the line of credit, the Company is required to maintain its operating accounts at the issuing bank. Interest expense for the twelve months ended December 31, 2018 and 2017 was $9,278 and $421, respectively.

Note 6. COMMITMENTS AND CONTINGENCIES

The Company leases its office space. The lease was executed on February 23, 2015 for the three-year period commencing March 1, 2015 and terminating February 28, 2018. The Company executed an extension agreement on March 1, 2018 for a period of one-year terminating on February 28, 2019. In addition to minimum monthly rent, the Company is also responsible for common area maintenance costs, which are estimated to be approximately $44,000 and $36,000 annually for the years ended December 31, 2018 and 2017, respectively. Pursuant to the original lease agreement, the Company made a security deposit with the landlord in the amount of $5,194.

U.S. GAAP requires that rent expense be recognized evenly on a straight-line basis over the lease term. The Company recognizes actual amounts paid as an expense in the year payment is made. The overall effect of this departure is immaterial to the Company’s financial statements for the years ending December 31, 2018 and 2017, respectively. Total rent expense for the years ending December 31, 2018 and 2017 was $106,202 and $98,682, respectively.

Future minimum rent payments under the terms of the lease extension agreement are:

Year Ended December 31,	Amount
2019	$11,014

Note 7. CONCENTRATION OF CREDIT RISK

Cash Balances

The Company maintains cash balances in one checking account and one money market account at a single financial institution. These accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to a combined total of $250,000; at times, the cash in this institution may exceed FDIC insured limits. The Company has not experienced any loss in such accounts. The Company believes it is not exposed to any significant credit risk on these cash balances.

Purchases and Accounts Payable

For the years ending December 31, 2018 and 2017, one vendor individually provided supplement inventory in excess of 10% of the Company’s total purchases. Purchases from this vendor amounted to $301,094 and $311,812 for 2018 and 2017, respectively. The Company had no accounts payable to this vendor at December 31, 2018 and 2017 and the supplies are readily available from other vendors.

Note 8. SUBSEQUENT EVENTS:

The Company has evaluated subsequent events through April 5, 2019, which is the date the financial statements were available to be issued.

On April 5, 2019, the Company entered in to a three-year agreement on its building lease. Minimum monthly lease payments under the new agreement are as follows:

Year ending December 31, 2019	$47,335
Year ending December 31, 2120	68,237
Year ending December 31, 2021	70,283
Year ending December 31, 2022	20,675

On January 15, 2019, the Company entered into a definitive agreement to be acquired by HealthLynked Corp. (OTCQB:HLYK)(“HealthLynked”) for $750,000 in cash, $750,000 in shares of HealthLynked common stock and $500,000 in a three-year performance-based payout.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of presentation

The following unaudited pro forma combined balance sheet and statements of income are presented to give effect to the acquisition of Hughes Center for Functional Medicine, P.A. (“HCFM”) by HealthLynked Corp (“HealthLynked”). The pro forma information was prepared based on the historical financial statements and related notes of HealthLynked and HCFM, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and assumptions that HealthLynked believes are reasonable. The allocation of the purchase price of the HCFM acquisition reflected in these unaudited pro forma combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the acquisition.

The unaudited pro forma combined balance sheet has been prepared to reflect the transaction as if the transaction had occurred on December 31, 2018. The unaudited pro forma combined statement of income combines the results of operations of HealthLynked and HCFM for the fiscal year ended December 31, 2018, as if the transaction had occurred on January 1, 2018.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting with HealthLynked treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by HealthLynked to complete the acquisition was allocated to the assets acquired and liabilities assumed from HCFM based upon their estimated fair values on the closing date of the acquisition. HealthLynked has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from HCFM and the related allocations of purchase price, nor has HealthLynked identified all adjustments necessary to conform HCFM’s accounting policies to HealthLynked’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from HCFM will be based on the actual net tangible and intangible assets and liabilities of HCFM that existed as of the closing date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. HealthLynked estimated the fair value of HCFM’s assets and liabilities based on discussions with HCFM’s management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

HealthLynked Corp.

Unaudited Pro Forma Balance Sheets

As of December 31, 2018

			Pro Forma		Pro Forma
	HealthLynked	HCFM	Adjustments		Consolidated
ASSETS
Current Assets
Cash	$135,778	$83,223	$(88,954	)(1)	$130,047
Accounts receivable, net	114,884				114,884
Prepaid expenses	28,542				28,542
Inventory		83,371			83,371
Deferred offering costs	96,022				96,022
Total Current Assets	375,226	166,594	(88,954)		452,866

Property, plant and equipment, net	42,597	264,442			307,039
Deposits and other long term assets	9,540	5,313			14,853
Goodwill and other intangible assets			1,590,146	(2)	1,590,146

Total Assets	$427,363	$436,349	$1,501,192		$2,364,904

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$394,333	$54,273	$500,000	(3)	$948,606
Capital lease, current portion	19,877				19,877
Due to related party, current portion	429,717				429,717
Notes payable to related party, current portion	672,471				672,471
Convertible notes payable, net of original issue discount	1,042,314			(4)	1,042,314
Derivative financial instruments	800,440		331,830	(4)	1,132,270
Total Current Liabilities	3,359,152	54,273	831,830		4,245,255

Long-Term Liabilities
Capital leases, long-term portion	3,058				3,058

Total Liabilities	3,362,210	54,273	831,830		4,248,313

Shareholders’ Deficit
Common stock	8,518		459	(5)	8,977
Common stock issuable	26,137				26,137
Additional paid-in capital	7,531,553	1,000	1,094,309	(6)	8,626,862
Retained earnings (accumulated deficit)	(10,501,055)	381,076	(425,406	)(7)	(10,545,385)
Total Shareholders’ Deficit	(2,934,847)	382,076	669,362		(1,883,409)

Total Liabilities and Shareholders’ Deficit	$427,363	$436,349	$1,501,192		$2,364,904

HealthLynked Corp.

Unaudited Pro Forma Statement of Operations

For the Year Ended December 31, 2018

			Pro Forma		Pro Forma
	HealthLynked	HCFM	Adjustments		Consolidated
Revenue
Revenue	$2,259,002	$3,023,344	$		$5,282,346
Cost of services		1,092,187			1,092,187
Gross profit	2,259,002	1,931,157			4,190,159

Operating Expenses
Salaries and benefits	2,366,582	671,743			3,038,325
General and administrative	2,840,784	886,493			3,727,277
Depreciation and amortization	23,782	72,688			96,470
Total Operating Expenses	5,231,148	1,630,924			6,862,072

Loss from operations	(2,972,146)	300,233			(2,671,913)

Other Income (Expenses)
Loss on extinguishment of debt	(393,123)				(393,123)
Change in fair value of debt	(140,789)				(140,789)
Financing cost	(1,221,911)		(44,330	)(1)	(1,266,241)
Amortization of original issue and debt discounts on notes payable and convertible notes	(763,616)				(763,616)
Change in fair value of derivative financial instrument	(106,141)				(106,141)
Interest expense	(193,109)	(9,278)			(202,387)
Total other expenses	(2,818,689)	(9,278)	(44,330)		(2,872,297)

Net loss before provision for income taxes	(5,790,835)	290,955	(44,330)		(5,544,210)

Provision for income taxes	---				---

Net loss	$(5,790,835)	$290,955	$(44,330)		$(5,544,210)

Net loss per share, basic and diluted:
Basic	$(0.07)				$(0.07)
Fully diluted	$(0.07)				$(0.07)

Weighted average number of common shares:
Basic	78,816,272		617,953	(2)	79,434,225
Fully diluted	78,816,272		617,953	(2)	79,434,225

HealthLynked Corp.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 – Purchase Price Consideration

The table below represents the total purchase price consideration:

Cash consideration		$500,000

Stock consideration
Number of shares	3,968,254
Closing share price on closing date (April 12, 2019)	$0.245	$972,222

Contingent Consideration
Cash payment based on HCFM meeting 2019 revenue and profit targets	$100,000
Cash payment based on HCFM meeting 2020 revenue and profit targets	$200,000
Cash payment based on HCFM meeting 2021 revenue and profit targets	$200,000	$500,000

Total consideration	s	$1,972,222

Note 2 – Pro Forma Adjustments

Following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma combined financial statements.

Adjustments to the pro forma combined balance sheet

(1)	The pro forma adjustments to cash reflects the cash paid for the acquisition as follows:

Cash portion of purchase consideration	$(500,000)
Proceeds from convertible notes payable	300,000
Proceeds from April 2019 Stock Sale	111,046
Total	$(88,954)

During April 2019, HealthLynked entered into two separate convertible note instruments with combined face value of $209,000 that generated $200,000 cash proceeds and a third instrument with face value of $103,000 that generated $100,000 cash proceeds (collectively, the “April 2019 Notes”). During April 2019, HealthLynked also received $111,046 proceeds from the sale of common stock pursuant to the July 2016 Investment Agreement (the “April 2019 Stock Sale”). HealthLynked used the proceeds from the April 2019 Notes and the April 2019 Stock Sale in part to offset the cash consideration for the purchase of HCFM.

(2)	The pro forma adjustments to goodwill and other intangible assets reflect the following:

Cash portion of purchase consideration	$500,000
Contingent purchase consideration	$500,000
Stock consideration - common stock portion	$397
Stock consideration - additional paid-in capital stock portion	$971,825
Eliminate equity of HCFM	$(1,000)
Eliminate retained earnings of HCFM	$(381,076)
Total	$1,590,146

The aggregate value of the consideration paid by HealthLynked to complete the acquisition was allocated to the assets acquired and liabilities assumed from HCFM based upon their estimated fair values on the closing date of the acquisition. HealthLynked has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from HCFM and the related allocations of purchase price. Accordingly, such excess is presented as “Goodwill and other intangible assets” on the accompanying unaudited pro forma balance sheets.

(3)	The pro forma adjustments to accounts payable and accrued expenses reflects the accrual of contingent purchase price consideration. Such payments may be earned by the selling shareholder as follows: (i) $100,000 on the first anniversary of the closing, of which 50% is subject to HCFM achieving revenue for the fiscal year ended December 31, 2019 of $3,100,000 and 50% is subject to HCFM achieving profit for the fiscal year ended December 31, 2019 of $550,000, (ii) $200,000 on the second anniversary of the closing, of which 50% is subject to HCFM achieving revenue for the fiscal year ended December 31, 2020 of $3,100,000 and 50% is subject to HCFM achieving profit for the fiscal year ended December 31, 2020 of $550,000, and (iii) $200,000 on the third anniversary of the closing, of which 50% is subject to HCFM achieving revenue for the fiscal year ended December 31, 2021 of $3,100,000 and 50% is subject to HCFM achieving profit for the fiscal year ended December 31, 2021 of $550,000.

(4)	The pro forma adjustment to derivative financial instrument is to record the beneficial conversion feature of the April 2019 Notes. The April 2019 Notes each contained an embedded conversion feature (“ECF”) that qualified for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The inception date fair value of the ECFs for the April 2019 Notes totaled $331,830. Because the fair value of the ECF exceeded the net proceeds from the April 2019 Notes, a charge was recorded to “Financing cost” in the amount of $44,330 for the excess of the combined fair value of the ECF and 50,000 common shares issued with the April 2019 Notes over the net proceeds from the April 2019 Notes. Because the fair value of the ECFs exceeded the face values of the April 2019 Notes, the inception date discounts of the April 2019 Notes are equal to the face values of the notes and there is no pro forma impact in the “Convertible Notes Payable” line item on the pro forma balance sheet.

(5)	The pro forma adjustment to common stock

Number of consideration shares issued at closing	3,968,254
Par value per share	$0.0001
Par value of consideration shares	$397
Shares issued with April 2019 Notes	$5
Shares issued in April 2019 Stock Sale	$57
Total	$459

(6)	The pro forma adjustment to additional paid-in capital reflects the following:

Number of shares	3,968,254
Closing share price on closing date (April 12, 2019)	$0.245
Fair value of shares	$972,222
Less: portion of stock consideration allocated to common stock	$(397)
Portion of stock consideration allocated to additional paid-in capital	$971,825
Eliminate equity of HCFM	$(1,000)
Shares issued with April 2019 Notes	$12,495
April 2019 Stock Sale	$110,989
Total	$1,094,309

(7)	The pro forma adjustments to retained earnings is to eliminate the retained earnings of HCFM.

Adjustments to the pro forma combined statement of operations

(1)	The pro forma adjustments to financing cost represent the excess of the fair value of the fair value of the ECF and 50,0000 common shares issued with the April 2019 Notes over the net proceeds from the April 2019 Notes.

(2)	The pro forma adjustments to weighted average common shares reflects 50,000 shares issued with the April 2019 Notes and 567,953 issued in the April 2019 Stock Sale.